Exhibit 10.1
Execution Version

CREDIT AND GUARANTY AGREEMENT
dated as of December 11, 2024
among
DROPBOX, INC.,
as Borrower
The Guarantors Party Hereto,
The Lenders and Issuing Bank Party Hereto
and
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent and Collateral Agent

___________________
Blackstone Alternative Credit Advisors LP,
as Lead Arranger and Lead Structuring Agent
and
Wells Fargo Securities, LLC,
as Joint Arranger
___________________

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Table of Contents
Page
ARTICLE I DEFINITIONS    1
Section 1.1 Defined Terms    1
Section 1.2 Classification of Loans and Borrowings    49
Section 1.3 Terms Generally    49
Section 1.4 Accounting Terms; GAAP    49
Section 1.5 Certain Calculations and Tests    49
Section 1.6 Electronic Execution of Documents    51
Section 1.7 Divisions    51
Section 1.8 Interest Rate; Benchmark Notification    51
Section 1.9 Letter of Credit Amounts.    52
ARTICLE II THE CREDITS    52
Section 2.1 Commitments    52
Section 2.2 Loans and Borrowings    52
Section 2.3 [Reserved]    53
Section 2.4 Letters of Credit.    53
Section 2.5 Requests for Borrowings    57
Section 2.6 Funding of Borrowings    58
Section 2.7 Interest Elections    59
Section 2.8 Termination and Reduction of Commitments    60
Section 2.9 Repayment of Loans; Evidence of Debt    60
Section 2.10 Prepayment of Loans    61
Section 2.11 Fees    63
Section 2.12 Interest    64
Section 2.13 Alternate Rate of Interest    65
Section 2.14 Increased Costs    68
Section 2.15 Break Funding Payments    68
Section 2.16 Taxes    69
Section 2.17 Payments Generally; Pro Rata Treatment; Sharing of Set-offs    72
Section 2.18 Mitigation Obligations; Replacement of Lenders    74
Section 2.19 Incremental Term Commitments    74
Section 2.20 Extension of Maturity Date    77
Section 2.21 Defaulting Lenders    79
ARTICLE III REPRESENTATIONS AND WARRANTIES    80
Section 3.1 Organization; Powers    80
Section 3.2 Authorization; Enforceability    80
Section 3.3 Governmental Approvals; No Conflicts    80
Section 3.4 Financial Condition; No Material Adverse Change    81
Section 3.5 Properties    81
Section 3.6 Litigation and Environmental Matters    81
Section 3.7 Compliance with Laws and Agreements    82
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Section 3.8 Investment Company Status    82
Section 3.9 Taxes    82
Section 3.10 ERISA    82
Section 3.11 Disclosure    83
Section 3.12 Subsidiaries    84
Section 3.13 Anti-Terrorism Laws; USA Patriot Act    84
Section 3.14 Anti-Corruption Laws and Sanctions    84
Section 3.15 Margin Stock    84
Section 3.16 Solvency    84
Section 3.17 Immaterial Subsidiaries    85
Section 3.18 Collateral Documents    85
Section 3.19 EEA Financial Institution    85
Section 3.20 FinCEN    85
ARTICLE IV CONDITIONS    85
Section 4.1 Initial Credit Extension    85
Section 4.2 Each Credit Extension    87
ARTICLE V AFFIRMATIVE COVENANTS    88
Section 5.1 Financial Statements; Other Information; Quarterly Conference Calls    88
Section 5.2 Notices of Material Events    90
Section 5.3 Existence; Conduct of Business    90
Section 5.4 Payment of Taxes    90
Section 5.5 Maintenance of Properties; Insurance    90
Section 5.6 Books and Records; Inspection Rights    91
Section 5.7 ERISA-Related Information    91
Section 5.8 Compliance with Laws and Agreements    92
Section 5.9 Use of Proceeds    92
Section 5.10 Additional Guarantors    92
Section 5.11 Further Assurances    93
Section 5.12 Designation of Restricted and Unrestricted Subsidiaries    93
Section 5.13 Post-Closing Obligations    95
ARTICLE VI NEGATIVE COVENANTS    95
Section 6.1 Indebtedness    95
Section 6.2 Liens    99
Section 6.3 Fundamental Changes; Assets Sales; Changes in Business    100
Section 6.4 Restricted Payments    102
Section 6.5 Restrictive Agreements    103
Section 6.6 Transactions with Affiliates    104
Section 6.7 Investments    104
Section 6.8 Limitations on Prepayments; Modifications of Debt Instruments and Organizational Documents.    106
Section 6.9 Limitation on Changes in Fiscal Years.    107
ARTICLE VII GUARANTY    108
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Section 7.1 Guaranty of the Obligations    108
Section 7.2 Payment by Guarantors    108
Section 7.3 Liability of Guarantors Absolute    108
Section 7.4 Waivers by Guarantors    110
Section 7.5 Guarantors’ Rights of Subrogation, Contribution, Etc.    111
Section 7.6 Subrogation of Other Obligations    111
Section 7.7 Continuing Guaranty    112
Section 7.8 Authority of Guarantors or the Borrower    112
Section 7.9 Financial Condition of the Borrower    112
Section 7.10 Bankruptcy, Etc    112
Section 7.11 Excluded Swap Obligations    113
ARTICLE VIII EVENTS OF DEFAULT    113
ARTICLE IX THE AGENT    117
Section 9.1 Authorization and Action    117
Section 9.2 Administrative Agent’s Reliance, Limitation of Liability, Etc.    120
Section 9.3 The Administrative Agent Individually    122
Section 9.4 Successor Administrative Agent    122
Section 9.5 Acknowledgments of Lenders and Issuing Bank    124
Section 9.6 Collateral Matters    124
Section 9.7 Credit Bidding    125
Section 9.8 Erroneous Payments.    126
Section 9.9 Letter of Credit Facility    128
ARTICLE X MISCELLANEOUS    129
Section 10.1 Notices    129
Section 10.2 Waivers; Amendments    130
Section 10.3 Expenses; Indemnity; Damage Waiver    132
Section 10.4 Successors and Assigns    134
Section 10.5 Survival    140
Section 10.6 Integration    140
Section 10.7 Severability    140
Section 10.8 Right of Setoff    140
Section 10.9 Governing Law; Jurisdiction; Consent to Service of Process    141
Section 10.10 WAIVER OF JURY TRIAL    141
Section 10.11 Headings    142
Section 10.12 Confidentiality    142
Section 10.13 Interest Rate Limitation    143
Section 10.14 No Advisory or Fiduciary Responsibility    143
Section 10.15 Counterparts; Integration; Effectiveness, Electronic Execution    144
Section 10.16 USA PATRIOT Act and Beneficial Ownership    145
Section 10.17 Release of Liens and Guarantors    145
Section 10.18 Acknowledgment and Consent to Bail-In of Affected Financial Institutions    146
Section 10.19 Conversion of Currencies    147
Section 10.20 Acknowledgment Regarding Any Supported QFCs    147
Section 10.21 Keepwell    148
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Section 10.22 Certain ERISA Matters    148SCHEDULES

Schedule 2.1    --    Commitments
Schedule 5.13--        Post-Closing Obligations
EXHIBITS
Exhibit A    --    Form of Assignment and Assumption
Exhibit B    --    Form of Borrowing Request
Exhibit C    --    Form of Interest Election Request
Exhibit D    --    Form of Term Loan Note
Exhibit E    --    Form of Security Agreement
Exhibit F    --    Form of Compliance Certificate
Exhibit G    --    [Reserved]
Exhibit H    --    Form of Counterpart Agreement
Exhibit I    --    Form of Solvency Certificate
Exhibit J-1    U.S. Tax Compliance Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit J-2    U.S. Tax Compliance Certificate (For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit J-3    U.S. Tax Compliance Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit J-4    U.S. Tax Compliance Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit K    --    Form of Secured Party Designation Notice
Exhibit L    --    Form of Issuance Notice
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CREDIT AND GUARANTY AGREEMENT dated as of December 11, 2024, among DROPBOX, INC., as Borrower, the GUARANTORS party hereto, the LENDERS and ISSUING BANK party hereto and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent.
The Borrower (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I) has requested that the Lenders extend credit to the Borrower in the form of (a) Initial Term Loans on the Closing Date in an aggregate principal amount of $1,000,000,000, (b) Delayed Draw Term Loan Commitments to be available after the Closing Date in an aggregate principal amount of $1,000,000,000 and (c) Letter of Credit commitments to be available after the Closing Date in an amount not to exceed $35,000,000.
The proceeds of borrowings and Letters of Credit hereunder are to be used for the purposes described in Section 5.9. On the Closing Date, the Lenders agreed to establish the credit facilities referred to in the preceding paragraph upon the terms and subject to the conditions set forth herein.
Accordingly, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
Section I.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“2026 Refinancing Account” means a segregated account established by the Borrower that is (i) maintained for the sole purpose of repaying, prepaying, repurchasing, redeeming, or settling upon conversion, as applicable, the Existing 2026 Convertible Notes and (ii) subject to a customary escrow agreement permitting release of the funds therein solely for the purpose described in the foregoing clause (i) (provided, that such escrow agreement shall allow release of any funds in such account upon repayment in full of the Existing 2026 Convertible Notes).
“2026 Refinancing Funds” means cash and Cash Equivalents maintained in the 2026 Refinancing Account in an aggregate amount, as of any date of determination, not exceeding the aggregate amount of Existing 2026 Convertible Notes then outstanding.
“2028 Refinancing Account” means a segregated account established by the Borrower that is (i) maintained for the sole purpose of repaying, prepaying, repurchasing, redeeming, or settling upon conversion, as applicable, the Existing 2028 Convertible Notes and (ii) subject to a customary escrow agreement permitting release of the funds therein solely for the purpose described in the foregoing clause (i) (provided, that such escrow agreement shall allow release of any funds in such account upon repayment in full of the Existing 2028 Convertible Notes).
“2028 Refinancing Funds” means cash and Cash Equivalents maintained in the 2028 Refinancing Account in an aggregate amount, as of any date of determination, not exceeding the aggregate amount of Existing 2028 Convertible Notes then outstanding.
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“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acquisition” means any transaction or series of related transactions resulting in the acquisition by the Borrower or any of its Restricted Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person.
“Adjusted Daily Simple SOFR” means, with respect to any Borrowing, an interest rate per annum equal to the Daily Simple SOFR; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term SOFR Rate” means, with respect to any Borrowing for any Interest Period, an interest rate per annum equal to the Term SOFR Rate for such Interest Period; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Administrative Agent” means Wilmington Trust, National Association, in its capacity as administrative agent for the Lenders hereunder, or any successor administrative agent.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent” means each of the Administrative Agent and the Collateral Agent.
“Agent Fee Letter” means that certain fee letter, dated as of the Closing Date, by and between the Borrower and the Agents.
“Agreement” means this Credit and Guaranty Agreement, as the same may hereafter be modified, supplemented, extended, amended, restated or amended and restated from time to time.
“Agreement Among Lenders” means that certain Agreement Among Lenders, dated as of the Closing Date, by and among the First Out Creditors (as defined therein), the Last Out Lenders (as defined therein), the Initial First Lien Representative (as defined therein), the Administrative Agent and the Borrower.
“Agreement Currency” has the meaning set forth in Section 10.19(b).
“All-In Yield” shall mean, as to any Indebtedness, the effective yield thereof, as reasonably determined by the Blackstone Representative in consultation with the Borrower and consistent with generally accepted finance practices, taking into account the interest rate, margin, original issue

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discount, credit spread adjustment, upfront fees or any applicable benchmark “floor”; provided that original issue discount and upfront fees shall be equated to interest rate assuming a four-year life to maturity (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); provided, further, that “All-In Yield” shall not include arrangement fees, structuring fees, underwriting fees or other fees not paid to all providers of such Indebtedness. For the avoidance of doubt, the Agents shall not be required to calculate All-In Yield.
“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for an Interest Period of 1 month plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.13(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.75%, such rate shall be deemed to be 1.75% for purposes of this Agreement.
“Alternative Currency” means any currency approved in writing by Issuing Bank.
“Ancillary Document” has the meaning set forth in Section 10.15(b).
“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering.
“Applicable Creditor” has the meaning set forth in Section 10.19(b).
“Applicable ECF Percentage” means, for any Excess Cash Flow Period, (i) for the Excess Cash Flow Periods ending December 31, 2025 and December 31, 2026, (a) if the Consolidated Secured Leverage Ratio for the four (4) fiscal quarter period ending as of the last day of such Excess Cash Flow Period is greater than 3.50:1.00, 50.0% and (b) if the Consolidated Secured Leverage Ratio for the four (4) fiscal quarter period ending as of the last day of such Excess Cash Flow Period is less than or equal to 3.50:1.00, 0.0%, and (ii) for each Excess Cash Flow Period thereafter, (a) if the Consolidated Secured Leverage Ratio for the four (4) fiscal quarter period ending as of the last day of such Excess Cash Flow Period is greater than 4.00:1.00, 100.0%, (b) if the Consolidated Secured Leverage Ratio for the four (4) fiscal quarter period ending as of the last day of such Excess Cash Flow Period is less than or equal to 4.00:1.00 and greater than 3.00:1.00, 75.0%, (c)  if the Consolidated Secured Leverage Ratio for the four (4) fiscal quarter period ending as of the last day of such Excess Cash Flow Period is less than or equal to 3.00:1.00 and greater than 1.00:1.00, 50.0% and (d) if the Consolidated Secured Leverage Ratio for the four (4) fiscal quarter period ending as of the last day of such Excess Cash Flow Period is less than or equal to 1.00:1.00, 0.0%.
“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.
“Applicable Rate” means, for any day, (a) with respect to any Term Benchmark Loan or any RFR Loan, 3.75% per annum, and (b) with respect to any ABR Loan, 2.75% per annum.

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“Application” means an application or agreement, in a form as Issuing Bank may specify as the form for use by its customers from time to time, executed and delivered by the Borrower to the Administrative Agent and Issuing Bank, requesting Issuing Bank to issue a Letter of Credit.
“Approved Fund” has the meaning set forth in Section 10.4.
“Arrangers” means, collectively, (x) Blackstone Credit, in its capacity as lead arranger and lead structuring agent, and (y) Wells Fargo Securities, LLC, in its capacity as joint arranger.
“Asset Sale” means a sale, lease (as lessor or sublessor), sale and leaseback, license (as licensor or sublicensor), exchange, transfer or other disposition to, any Person, in one transaction or a series of transactions, of all or any part of the Borrower’s or any of its Restricted Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including the Equity Interests of any of the Borrower’s Subsidiaries, other than:
(a) inventory (or other assets, including intangible assets) sold, leased or licensed out in the ordinary course of business (provided, that subleases of any office locations shall be deemed in the ordinary course of business, including, any subleasing pursuant to the Borrower’s “virtual first work” model as publicly disclosed in its periodic filings with the Securities and Exchange Commission),
(b) obsolete, surplus or worn-out property,
(c) sales or other dispositions of Cash Equivalents for the fair market value thereof,
(d) dispositions of property (including the sale of any Equity Interest owned by such Person) from (i) any Restricted Subsidiary that is not a Guarantor to any other Restricted Subsidiary that is not a Guarantor or to any Loan Party or (ii) any Loan Party to any other Loan Party,
(e) dispositions of property in connection with casualty or condemnation events,
(f) dispositions of past due accounts receivable in connection with the collection, write down or compromise thereof in the ordinary course of business,
(g) dispositions of property to the extent that (x) such property is exchanged for credit against the purchase price of similar replacement property or (y) the proceeds of such disposition are promptly applied to the purchase price of such replacement property,
(h) to the extent constituting dispositions, (i) Liens permitted by Section 6.2, (ii) mergers, consolidations, liquidations or dissolutions permitted by Section 6.3(a), (iii) Restricted Payments permitted by Section 6.4, (iv) Investments permitted by Section 6.7 and (v) Restricted Debt Payments permitted by Section 6.8(a),
(i) Permitted IP Transfers,
(j) dispositions of assets acquired in connection with (or owned by a Person that is acquired in connection with) an Acquisition for the fair market value thereof (as determined in good faith by the Borrower),

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(k) any other sale, lease, sale and leaseback, license, exchange, transfer or other disposition of assets or properties (other than Material IP) for fair market value (as determined in good faith by the Borrower); provided that (i) no Default or Event of Default exists at the time of or would result from such disposition and (ii) the sum of (A) the aggregate consideration received or to be received in respect of such disposition plus (B) the aggregate consideration received or to be received in respect of all other dispositions effected in reliance on this clause (k) prior to or concurrently with such disposition shall not exceed 20% of Consolidated Adjusted EBITDA determined on a pro forma basis as of the last day of the most recently ended four fiscal quarter period for which financial statements have been or are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b) at the time of such disposition,
(l) the unwinding of any Swap Agreement permitted hereunder or any Permitted Call Spread Transaction permitted hereunder, in each case, to the extent that such unwinding otherwise constitutes an Asset Sale,
(m) any other sale, lease, sale and leaseback, license, exchange, transfer or other disposition of assets or properties by a Foreign Subsidiary that is not a Loan Party to a Loan Party or another Foreign Subsidiary, subject to compliance, in the case of any such disposition of Intellectual Property, with the requirements set forth in clauses (c), (d) and (e) of the definition of Permitted IP Transfer,
(n) the abandonment, lapse, expiration or other disposition, in each case in the ordinary course of business, of Intellectual Property, whether now or hereafter owned or licensed or acquired in connection with an Acquisition or other permitted Investment that is, in the reasonable business judgment of the Borrower, no longer material or useful in or to the business of the Borrower and the Restricted Subsidiaries,
(o) any sale and leaseback transactions in connection with the incurrence of any Indebtedness permitted by Section 6.1(b), so long as such sale and leaseback transaction is consummated within one hundred eighty (180) days after the acquisition, construction or improvement of the assets subject to such sale and leaseback transaction,
(p) any other sale, license, exchange, transfer or other disposition of assets or properties consummated in connection with a Permitted Tax Restructuring,
(q) licenses, sublicenses, leases or subleases granted to others in the ordinary course of business not interfering in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole, and
(r) non-exclusive licenses granted in the ordinary course of business.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by use of an electronic platform) approved by the Administrative Agent.
“ASU 842” has the meaning set forth in the definition of “Capital Lease Obligations”.
“Auto-Extension Letter of Credit” has the meaning set forth in Section 2.4(a).

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“Availability Period” means the period from and including the Closing Date to but excluding the Commitment Termination Date.
“Available Amount” means on any date of determination (the “Available Amount Reference Date”), an amount determined on a cumulative basis equal to the sum of (without duplication):
(a)the greater of (i) $150,000,000 and (ii) 15% of Consolidated Adjusted EBITDA as of the last day of the most recently ended four (4) fiscal quarter period for which financial statements have been or are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b); plus

(b)an amount (which shall not be less than zero) equal to the Retained Excess Cash Flow Amount; plus

(c)the aggregate amount of any net cash proceeds received by the Borrower after the Closing Date from any issuance of Equity Interests of Borrower (other than Disqualified Equity Interests); minus

(d)the aggregate amount of Restricted Payments made using the Available Amount pursuant to Section 6.4(m) (without taking account of the intended usage of the Available Amount on such Available Amount Reference Date).

“Available Amount Reference Date” has the meaning set forth in the definition of “Available Amount”.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.13.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

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“Benchmark” means, initially, with respect to any (i) Term Benchmark Loan, the Term SOFR Rate or (ii) RFR Loan, the Daily Simple SOFR; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Daily Simple SOFR or Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.13.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that (x) can be determined by the Administrative Agent (acting at the direction of the Blackstone Representative) for the applicable Benchmark Replacement Date and (y) is administratively feasible as determined by the Administrative Agent:
(1) the Adjusted Daily Simple SOFR;
(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent (acting at the direction of the Blackstone Representative) and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent (acting at the direction of the Blackstone Representative) and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time; provided, that any Benchmark Replacement Adjustment shall be administratively feasible as determined by the Administrative Agent.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent

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(acting at the direction of the Blackstone Representative) decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent (acting at the direction of the Blackstone Representative) determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent (acting at the direction of the Blackstone Representative) decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents and that is administratively feasible as determined by the Administrative Agent).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to the then-current Benchmark:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with

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jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Beneficiary” means each Agent, Arranger, Issuing Bank, Lender and Lender Counterparty.
“Benefit Plans” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such party.
“Blackstone Credit” means Blackstone Alternative Credit Advisors LP.
“Blackstone Credit Entities” means Blackstone Credit, any of its Affiliates, and shall include, without limitation, any funds, accounts and clients managed, advised or sub-advised by Blackstone Credit or any of its respective Affiliates, and any of their respective controlled Affiliates, as the context may require, and any warehouse entity.

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“Blackstone Representative” means Blackstone Credit, and after the Closing Date, any successor or assign that is a Blackstone Credit Entity appointed by the previous Blackstone Credit Entity that fulfilled the role as Blackstone Representative hereunder, effective after five Business Days’ advance written notice of such appointment to the Borrower and the Administrative Agent; provided, that if no Lender under this Agreement is a Blackstone Credit Entity, then “Blackstone Representative” shall mean a Lender appointed by the Required Lenders and notified to the Administrative Agent to fulfill the role as the Blackstone Representative with the consent of the Borrower or, in the absence of any such appointment, shall mean the Required Lenders.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America (or any successor).
“Board of Directors” means the board of directors or comparable governing body of the Borrower, or any committee thereof duly authorized to act on its behalf.
“Bona Fide Debt Fund” means any fund or investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and other similar extensions of credit in the ordinary course.
“Borrower” means Dropbox, Inc., a Delaware corporation.
“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.5.
“Business Credit Card Obligations” means obligations incurred by the Borrower or its Restricted Subsidiaries in the ordinary course of business under a commercial credit card or purchasing card program.
“Business Day” means any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be (a) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan and (b) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is only a U.S. Government Securities Business Day.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that, any obligations relating to a lease that was or would have been accounted for by such Person as an operating lease for purposes of GAAP prior to the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842) and any interpretations thereof (“ASU 842”) shall continue to be accounted for as operating leases and not as Capital Lease Obligations for purposes of all financial definitions, calculations and covenants (other than delivery of financial statements prepared in accordance with

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GAAP) for purpose of this Agreement notwithstanding the fact that such obligations are required in accordance with ASU 842 to be treated as capitalized lease obligations in accordance with GAAP in the financial statements to be delivered pursuant to the Loan Documents. For purposes of Section 6.2, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.
“Cash Equivalents” means:
(1)    Dollars, or money in other currencies received in the ordinary course of business,
(2)    U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations with maturities not exceeding one year from the date of acquisition,
(3)    (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any State thereof having capital, surplus and undivided profits in excess of $500,000,000 whose short-term debt is rated “A-2” or higher by S&P or “P-2” or higher by Moody’s,
(4)    repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above,
(5)    commercial paper rated at least P-1 by Moody’s or A-1 by S&P and maturing within one year after the date of acquisition,
(6)    securities with maturities of one year or less from the date of acquisition which (or the issuer of which) are rated at least A or A-1 by S&P or A2 or P-1 by Moody’s,
(7)    money market funds at least 90% of the assets of which consist of investments of the type described in clauses (1) through (6) above,
(8)    Investments made pursuant to the Borrower’s investment policy as approved by the Board of Directors as in effect on, and provided to the Lenders on or prior to, the Closing Date, and as may be amended, supplemented or otherwise modified by the Board of Directors in a manner reasonably satisfactory to the Administrative Agent (acting at the direction of the Blackstone Representative), and
(9)    in the case of any Foreign Subsidiary, instruments and investments of the type and maturity described in clause (1) through (8) above denominated in any foreign currency that are comparable in investment quality to those referred to above and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.
“Cash Management Services” means (a) treasury management services (including controlled disbursements, zero balance arrangements, cash sweeps, automated clearinghouse transactions, return items, overdrafts, temporary advances, interest and fees and interstate depository network services) provided to the Borrower or any of its Restricted Subsidiaries and (b) commercial credit card and purchasing card services provided to the Borrower or any of its Restricted Subsidiaries.

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“Cash Management Services Agreement” means any agreement with respect to the provision of Cash Management Services to the Borrower or any of its Restricted Subsidiaries.
“Casualty Event Receipt” shall mean the receipt by (or on account of) the Borrower or any Restricted Subsidiary of proceeds of casualty insurance (excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings) or condemnation awards (and payments in lieu thereof).
“Change in Control” means the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act and the rules of the Securities and Exchange Commission thereunder), other than the Permitted Holders, of Equity Interests in the Borrower representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Borrower.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Charges” has the meaning set forth in Section 10.13.
“Closing Date” means the date on which the conditions precedent set forth in Sections 4.1 and 4.2 shall have been satisfied, which date shall have occurred on December 11, 2024.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“Collateral” means, collectively, all of the property (including Equity Interests) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.
“Collateral Agent” means Wilmington Trust, National Association, in its capacity as collateral agent for the Lenders, or any successor collateral agent.
“Collateral Documents” means the Security Agreement, the Intellectual Property Security Agreements and all other instruments, documents and agreements delivered by or on behalf of any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to, or perfect in favor of, the Collateral Agent, for the benefit of the Lenders and other Secured Parties, a Lien on any Collateral of that Loan Party as security for the Obligations.

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“Commitment” means, (a) with respect to each Lender, the commitment of such Lender to make Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Loans hereunder, as such commitment may be (i) reduced from time to time pursuant to Section 2.8, (ii) increased from time to time pursuant to Section 2.19 and (iii) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.20 or Section 10.4 and (b) with respect to Issuing Bank, the Letter of Credit Commitment. The aggregate amount of the Lenders’ and Issuing Bank’s Commitments as of the Closing Date is $2,035,000,000.
“Commitment Date” has the meaning set forth in Section 2.19(b).
“Commitment Termination Date” means the earlier to occur of (a) the Maturity Date and (b) the date of the termination of the Commitments pursuant to Article VIII.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Common Stock” means the Class A Common Stock, par value $0.00001 per share, of the Borrower.
“Competitors” has the meaning set forth in the definition of “Disqualified Lender”.
“Communications” has the meaning set forth in Section 10.1(c).
“Consenting Lender” has the meaning set forth in Section 2.20(a).
“Consolidated Adjusted EBITDA” means, for any period,
(A)Consolidated Net Income for such period plus,
(B)without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period (other than clause (xiv)), the sum of
    (i)    provision for taxes based on income, profits or capital, including federal, foreign and state income, franchise, and similar taxes based on income, profits or capital paid or accrued (including in respect of repatriated funds),
    (ii) interest expense (other than the interest component of outstanding Capital Lease Obligations), amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), expenses associated with any loss from the early extinguishment of Indebtedness and expenses associated with the equity component of, and any mark-to-market losses with respect to convertible notes,
    (iii) depreciation and amortization expense, including amortization of deferred commissions,
    (iv) amortization of intangibles (including, but not limited to, goodwill) and organization costs,

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    (v) costs and expenses in connection with any pending or threatened litigation, administrative proceeding or investigation, including any settlement costs in connection therewith,
    (vi) expected “run rate” cost savings, operating expense reductions and cost saving synergies related to Acquisitions after the Closing Date that are reasonably identifiable and factually supportable and are projected by the Borrower in good faith to result from actions that have been taken or initiated or will be taken (in the good faith determination of the Borrower) within 24 months after such Acquisition is consummated; provided that such cost savings, operating expense reductions and cost savings synergies shall not exceed 25% of Consolidated Adjusted EBITDA (before giving effect to such adjustment) for any Measurement Period,
    (vii) transaction costs and expenses incurred or paid in connection with Acquisitions (including (i) third-party diligence costs and expenses and (ii) expenses relating to key employee holdback agreements), whether or not completed,
    (viii) any net loss incurred in such period from foreign currency exchanges, conversions, translations and/or contracts,
    (ix) any restructuring charges or other non-recurring or extraordinary charges or losses, in each case determined in accordance with GAAP to the extent GAAP is applicable to such determination, including any losses or charges with respect to terminations of real property leases,
    (x) non-cash stock option, restricted stock units and other equity-based compensation expenses,
    (xi) payroll tax expense related to stock option and other equity-based compensation expenses,
    (xii) any other non-cash charges, non-cash expenses or non-cash losses of the Borrower or any Restricted Subsidiaries for such period (including remeasurements of warrant liabilities and excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of, or a reserve for, cash charges for any future period),
    (xiii) costs, expenses, settlements and charges related to, arising out of or made in connection with legal proceedings, investigations and regulatory matters; provided that the amount that may be added back pursuant to this clause (xiii) shall not exceed 7.5% of Consolidated Adjusted EBITDA (before giving effect to such adjustment) for any Measurement Period,
    (xiv) adjustments relating to purchase price allocation accounting,
    (xv) fees and expenses directly related to the Transactions, the incurrence of any Indebtedness permitted hereunder (including Permitted Convertible Indebtedness), including any amendment, modification, restructuring or refinancing thereof, any Permitted Call Spread Transaction, the offering of any Equity Interests by the Borrower, any acquisition, Restricted Payment, investment or disposition transactions and any

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transfer or license of any Intellectual Property or intellectual property rights by the Borrower or any of its Subsidiaries to any Subsidiary of the Borrower, in each case whether or not completed,
     (xvi) any net loss from disposed, abandoned, transferred, closed or discontinued operations,
    (xvii) losses, charges or expenses of the Borrower or any Restricted Subsidiary incurred during such period to the extent reimbursed in cash by any Person (other than the Borrower or any of its Restricted Subsidiaries) during such period (or reasonably expected to be so reimbursed within one year of the end of such period to the extent not accrued); provided that (A) if not so reimbursed within such one year period, such unreimbursed expense or loss shall be subtracted in the subsequent calculation period or (B) if reimbursed in a subsequent period, such amount shall not be permitted to be added back in determining Consolidated Adjusted EBITDA for such subsequent period,
    (xviii) proceeds from any business interruption insurance to the extent not already included in Consolidated Net Income (including any such proceeds reasonably expected to be received by the Borrower or any of its Restricted Subsidiaries in a subsequent period and within one year of the underlying loss; provided, that if not so received within such one-year period, such amount shall be subtracted in the subsequent calculation period),
    (xix) (A) non-cash losses, expenses, charges and accruals resulting from the application of Accounting Standards Codification 805, (B) cash losses, expenses, charges and accruals with respect to earnouts, and (C) non-cash losses, expenses, charges and accruals resulting from the application of Accounting Standards Codification 350 (including impairment charges on intangibles and goodwill) and (D) non-cash losses, expenses, charges and accruals resulting from the application of Accounting Standards Codification 360,
    (xxi) any non-cash loss attributable to the mark to market movement in the valuation of hedging obligations and other derivative instruments (including Swap Agreements),
    (xxii) losses or expenses related to right of use assets expense and ASC 842, and
    (xxiii) non-cash operating lease expense,
provided, however, that (1) increases in deferred revenue for such period shall be added back to Consolidated Net Income in calculating Consolidated Adjusted EBITDA for such period, (2) decreases in deferred revenue for such period shall be subtracted from Consolidated Net Income in calculating Consolidated Adjusted EBITDA for such period and (3) cash payments made in such period or in any future period in respect of non-cash charges, expenses or losses (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of, or a reserve for, cash charges for any future period) shall be subtracted from Consolidated Net Income in calculating Consolidated Adjusted EBITDA in the period when such payments are made, and minus,
(C)to the extent included in the statement of such Consolidated Net Income for such period (and without duplication), the sum of

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    (i) interest income,
    (ii) any extraordinary income or gains determined in accordance with GAAP,
    (iii) any income or gain from the early extinguishment of Indebtedness,
    (iv) any net income or gain incurred in such period from foreign currency exchanges, conversions, translations and/or contracts and
    (v)    any net gain from disposed, abandoned, transferred, closed or discontinued operations;
    (vi) any non-cash gain attributable to the mark to market movement in the valuation of hedging obligations and other derivative instruments (including Swap Agreements); and
    (vii) any other non-cash income (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in the parenthetical to clause (xii) above or any such item that is non-cash during such period but the subject of a cash payment in a prior or future period), including for the avoidance of doubt, mark-to market gains in respect of convertible notes, all as determined on a consolidated basis.
For all purposes of this Agreement, Consolidated Adjusted EBITDA (and any financial ratio that uses such term) will be determined on a pro forma basis to give effect to any Specified Transaction that has been consummated during the applicable period as if such Specified Transaction had been consummated on and as of the first day of such applicable period.
“Consolidated Current Assets” means, at any date, all amounts that would be set forth opposite the caption “total current assets” (or any like caption) on the most recent consolidated balance sheet of the Borrower and its Restricted Subsidiaries in accordance with GAAP, excluding (a) cash and Cash Equivalents, (b) amounts related to current or deferred taxes based on income or profits, (c) assets held for sale, (d) permitted loans to third parties, (e) pension assets, (f) deferred bank fees, (g) derivative financial instruments and (h) any assets in respect of Swap Agreements, and excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated Acquisitions.
“Consolidated Current Liabilities” means, at any date, all amounts that would be set forth opposite the caption “total current liabilities” (or any like caption) on the most recent consolidated balance sheet of the Borrower and its Restricted Subsidiaries in accordance with GAAP, but excluding (a) the current portion of any long-term debt and all revolving loans and derivative financial instruments, (b) the current portion of interest, (c) accruals for current or deferred taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves or severance, (e) revolving loans under this Agreement or any other revolving credit facility, (f) the current portion of any Capitalized Lease Obligation or operating or use lease obligations, (g) deferred revenue arising from cash receipts, (h) liabilities in respect of unpaid earn-outs, (i) the current portion of any other long-term liabilities, (j) accrued litigation settlement costs and (k) any liabilities in respect of Swap Agreements, and furthermore, excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated Acquisition.

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“Consolidated Funded Debt” means, at any date, for the Borrower and its Restricted Subsidiaries on a consolidated basis, the aggregate principal amount of, without duplication, (i) all Indebtedness described in clause (a) of the definition of Indebtedness, (ii) all Indebtedness described in clause (b) of the definition of Indebtedness, to the extent such Indebtedness is not paid within thirty (30) days of becoming due, (iii) all Indebtedness described in clause (c) of the definition of Indebtedness, (iv) all Indebtedness consisting of obligations in respect of drawn letters of credit to the extent unreimbursed within three (3) Business Days of drawing thereunder and (v) all Guaranties of any Consolidated Funded Debt described in clause (i) through (iv) of this definition.
“Consolidated Interest Coverage Ratio” means, at any date, the ratio of (a) Consolidated Adjusted EBITDA for the four fiscal quarter period ending as of the last day of the most recently ended four fiscal quarter period for which financial statements have been or are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b), to (b) Consolidated Interest Expense for the four fiscal quarter period ending as of the last day of the most recently ended four fiscal quarter period for which financial statements have been or are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b).
“Consolidated Interest Expense” means, for any period, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum of (a) total interest expense,  together with any premium payments, with respect to all outstanding Consolidated Funded Debt and outstanding letters of credit and (b) the interest component of all outstanding Capital Lease Obligations, but excluding net payments (less net credits) under interest rate Swap Agreements to the extent such net payments are allocable to such period in accordance with GAAP, in each case, paid in cash during such period.
“Consolidated Leverage Ratio” means, at any date, the ratio of (a) Consolidated Funded Debt on such date to (b) Consolidated Adjusted EBITDA for the four fiscal quarter period ending as of the last day of the most recently ended four fiscal quarter period for which financial statements have been or are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b).
“Consolidated Net Income” means, for any period, the net income or loss of the Borrower and its Restricted Subsidiaries on a consolidated basis for such period, determined on a consolidated basis in conformity with GAAP; provided that there shall be excluded (a) the income of any Person that is not a consolidated Restricted Subsidiary except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to the Borrower or, subject to clauses (b) and (c) below, any consolidated Restricted Subsidiary during such period, (b) the income of, and any amounts referred to in clause (a) above paid to, any consolidated Restricted Subsidiary of the Borrower to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Restricted Subsidiary is not permitted without any prior approval of any Governmental Authority that has not been obtained or is not permitted by the operation of the terms of the organizational documents of such Restricted Subsidiary, any agreement or other instrument binding upon such Restricted Subsidiary or any law applicable to such Restricted Subsidiary, unless such restrictions with respect to the payment of cash dividends and other similar cash distributions have been legally and effectively waived, (c) the income or loss of, and any amounts referred to in clause (a) above paid to, any consolidated Restricted Subsidiary that is not wholly owned by the Borrower to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such consolidated Restricted Subsidiary, (d) effects of adjustments related to the application of purchase accounting, and (e) the cumulative effect of all changes in accounting principles.
“Consolidated Secured Leverage Ratio” means, at any date, the ratio of (a) Consolidated Funded Debt (excluding any Consolidated Funded Debt that is unsecured) on such date to (b)

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Consolidated Adjusted EBITDA for the four fiscal quarter period ending as of the last day of the most recently ended four fiscal quarter period for which financial statements have been or are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b).
“Consolidated Total Debt” of the Borrower and its Restricted Subsidiaries, on any date, means all Indebtedness of the Borrower and its Restricted Subsidiaries on such date, as would be required to appear as a liability on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries, prepared as of such date in accordance with GAAP.
“Consolidated Working Capital” means, at any date, (a) Consolidated Current Assets on such date minus (b) Consolidated Current Liabilities on such date.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning set forth in Section 10.20.
“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Loan Party pursuant to Section 5.10.
“Credit Extension” has the meaning set forth in Section 4.2.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Declining Lender” has the meaning set forth in Section 2.20(a).
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

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“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.21(c), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to such funding or payment (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) become the subject of a Bail-In Action or (iii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (e) has become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21(c)) upon delivery of written notice of such determination to the Borrower and each Lender.
“Delayed Draw Term Loan” means has the meaning specified in Section 2.1.
“Delayed Draw Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Delayed Draw Term Loans hereunder, in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1 under the heading “Delayed Draw Term Loan Commitment”, as such commitment may be (a) reduced from time to time pursuant to Section 2.8 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.20 or Section 10.4. The aggregate amount of the Lenders’ Delayed Draw Term Loan Commitments as of the Closing Date is $1,000,000,000.
“Delayed Draw Term Loan Commitment Reduction Date” means December 11, 2025.

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“Delayed Draw Term Loan Commitment Termination Date” means the earliest to occur of (a) the Maturity Date, (b) the date the Delayed Draw Term Loan Commitments are permanently reduced to zero pursuant to Section 2.8, (c) the date of the termination of the Delayed Draw Term Loan Commitments pursuant to Article VIII and (d) December 11, 2026.
“Direct Borrower Obligations” shall mean any Obligations of the Borrower in its capacity as the Borrower under this Agreement, or as a counterparty or direct obligor with respect to any Secured Swap Agreement or any Secured Cash Management Services Agreement.
“Disbursement Date” has the meaning set forth in Section 2.4(d).
“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.6 to the Disclosure Letter.
“Disclosure Letter” means the disclosure letter, dated as of the Closing Date, as amended or supplemented from time to time by the Borrower with the written consent of the Blackstone Representative and, unless otherwise expressly permitted by the Loan Documents, the Required Lenders (or as supplemented by the Borrower as expressly permitted pursuant to the terms of the Loan Documents), delivered by the Borrower to the Administrative Agent for the benefit of the Lenders.

“Disqualified Equity Interest” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests and the payment in cash in lieu of the issuance of fractional shares of such Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests and the payment in cash in lieu of the issuance of fractional shares of such Equity Interests), in whole or in part, or (iii) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 181 days after the Maturity Date then in effect; provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an “asset sale”, “change of control” or similar event occurring prior to the date that is 181 days after the latest Maturity Date then in effect so long as any rights of the holders thereof upon the occurrence of an asset sale, change of control or similar event shall be subject to the prior repayment in full in cash of the Loans and all other Obligations (other than contingent indemnification obligations not then due) and the termination of the Commitments.

“Disqualified Institutions” has the meaning set forth in the definition of “Disqualified Lender”.
“Disqualified Lender” means, collectively, (a) any Person that is a competitor of the Borrower and its Subsidiaries, in each case as determined in good faith by the Borrower and to the extent identified by the Borrower to the Administrative Agent and the Lenders (including after the Closing Date which may be delivered in a form of a list provided to the Administrative Agent) by name in writing from time to time (“Competitors”), (b) those banks, financial institutions and other Persons separately identified by name by the Borrower to the Administrative Agent in writing on or before the Closing Date (those banks, financial institutions and other Persons under this clause (b) are collectively referred to as

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the “Disqualified Institutions”) and (c) any Subsidiary of a Competitor or a Disqualified Institution, other than Bona Fide Debt Funds that would not be a Competitor or a Disqualified Institution but for this clause (c), that are (x) identified by the Borrower to the Administrative Agent and the Lenders (including after the Closing Date which may be delivered in a form of a list provided to the Administrative Agent) by name in writing from time to time or (y) clearly identifiable as affiliates solely on the basis of the similarity of its name (provided that neither the Administrative Agent nor any Lender shall have any obligation to carry out due diligence in order to identify such affiliates). The identification of any Competitor or Disqualified Institution after the Closing Date shall become effective three Business Days after delivery to the Administrative Agent and the Lenders (including by delivering a list provided to the Administrative Agent), and shall not apply retroactively to disqualify the assignment, participation or other transfer of an interest in Commitments or Loans that was effective prior to the effective date of such supplement (but such Person shall not be able to increase its Commitments or participations hereunder); provided that, for the avoidance of doubt, such Person shall thereafter be considered a Disqualified Lender. The Disqualified Lenders shall be identified to the Lenders by the Administrative Agent (which may be in the form of notice posted to the Platform). For the avoidance of doubt, the Borrower may remove any Person from the DQ List by written notice to the Administrative Agent, and such Person shall no longer be considered a Disqualified Lender. Notwithstanding anything herein to the contrary, no fund or account operating as part of the credit or insurance division of Blackstone Inc. shall constitute a Disqualified Lender.
“Dollar Equivalent” means, for any amount, on any date of determination, (a) with respect to such amount in dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in dollars determined by using the rate of exchange for the purchase of dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Issuing Bank) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of dollars with the Alternative Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by Issuing Bank in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as determined by Issuing Bank using any method of determination it deems appropriate in its sole discretion) and (c) with respect to any amount in any other currency, the equivalent in dollars of such amount, determined by Issuing Bank using any method of determination it deems appropriate in its sole discretion for such amount on such date. The Dollar Equivalent at any time of the amount of any Letter of Credit or Letter of Credit disbursement denominated in any currency other than dollars shall be the amount most recently determined as provided in Section 1.9(b).
“Dollars”, “dollars” or “$” refers to lawful money of the United States of America.
“Domestic Restricted Subsidiary” means any Domestic Subsidiary that is a Restricted Subsidiary.
“Domestic Subsidiary” means any Subsidiary that is incorporated or organized under the laws of the United States, any State thereof or in the District of Columbia.
“DQ List” has the meaning set forth in Section 10.4(e).
“ECF Period End Date” means (x) the last day of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ending March 31, 2027), solely to

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the extent that the Borrower shall have delivered, by no later than the date on which financial statements for such fiscal quarter are required to be delivered pursuant to Section 5.1(b), written notice to the Administrative Agent that it elects to cause the last day of such fiscal quarter to be an ECF Period End Date and (y) the last day of each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2027).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” means an electronic symbol, sound, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Assignee” has the meaning set forth in Section 2.19(c).
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation, reclamation or remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) compliance or noncompliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the presence, release or threatened release of, or exposure to, any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest; provided that Equity Interests shall not include (i) any debt securities (including any Permitted Convertible Indebtedness) that are convertible into or exchangeable for any combination of Equity Interests and/or cash or (ii) any Permitted Call Spread Transaction.
“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

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“ERISA Affiliate” means any person that for purposes of Title I or Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be a single employer or otherwise aggregated with the Borrower or a Subsidiary under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.
“ERISA Event” means any one or more of the following: (a) any reportable event, as defined in Section 4043 of ERISA, with respect to a Plan; (b) the termination of any Plan under Section 4041 of ERISA; (c) the institution of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (d) the failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance; (e) any Borrower, Subsidiary or any ERISA Affiliate requests a minimum funding waiver or fails to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA; (f) a determination that any Plan is, or is reasonably expected to be, considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (g) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to a Plan; (h) the complete or partial withdrawal of any Borrower, Subsidiary or any ERISA Affiliate from a Multiemployer Plan; or (i) a determination that any Multiemployer Plan is in endangered or critical status under Section 432 of the Code or Section 305 of ERISA or is, or is expected to be, “insolvent” within the meaning of Section 4245 of ERISA).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Euro” or “€” means the lawful currency of the member states of the European Union that have adopted a single currency in accordance with applicable law or treaty.
“Event of Default” has the meaning set forth in Article VIII.
“Excess Cash Flow” means, for any Excess Cash Flow Period, an amount equal to:
(a)     the sum, without duplication, of:
(i)    Consolidated Net Income for such period;
(ii)    the amount of all cash gains excluded in arriving at Consolidated Net Income;
(iii)     the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income (excluding any such non-cash charge to the extent that it represents an accrual or reserve for a potential cash charge in any future fiscal period or amortization of a prepaid cash gain that was paid in a prior fiscal period);
(iv)    the amount of the decrease, if any in Consolidated Working Capital for such period (except as a result of the reclassification of items from short-term to long-term or vice versa); minus
(b)    the sum, without duplication, of:

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(i)    the amount of all non-cash credits and non-cash gains included in arriving at such Consolidated Net Income;
(ii)    to the extent not already deducted in arriving at Consolidated Net Income, capital expenditures (including any capitalized software and development costs, if any) made by the Borrower and its Restricted Subsidiaries in cash during such period, in each case, except to the extent funded by the incurrence of long-term Indebtedness or from equity contributions made to, or Equity Interests issued by, the Borrower;
(iii)    Investments permitted pursuant to Section 6.7(c), (e), (g), (p), (q) or (r) made by the Borrower and its Restricted Subsidiaries in cash during such period, in each case, except to the extent funded by the incurrence of long-term Indebtedness or from equity contributions made to, or Equity Interests issued by, the Borrower;
(iv)    to the extent not already deducted in arriving at Consolidated Net Income, the aggregate amount of all regularly scheduled principal payments of Consolidated Total Debt (including, without limitation, the Term Loans and any finance lease obligations) made by the Borrower and its Restricted Subsidiaries in cash during such period (other than in respect of any revolving credit facility unless there is an equivalent permanent reduction in commitments thereunder), in each case, except to the extent funded by the incurrence of long-term Indebtedness or from equity contributions made to the Borrower;
(v)    to the extent not already deducted in arriving at Consolidated Net Income, the aggregate amount of any mandatory prepayments of Consolidated Total Debt (including, without limitation, the Term Loans) made by the Borrower and its Restricted Subsidiaries in cash during such period (other than in respect of any revolving credit facility unless there is an equivalent permanent reduction in commitments thereunder), in each case, due to an Asset Sale or other disposition to the extent resulting in an increase to such Consolidated Net Income, except to the extent funded by the incurrence of long-term Indebtedness or from equity contributions made to the Borrower;
(vi)    to the extent not already deducted in arriving at Consolidated Net Income, the amount of all fees (including any placement fees, bankers fees, arranger fees and other financing fees) and expenses paid by the Borrower and its Restricted Subsidiaries in cash during such period in connection with the Transactions, the incurrence of any Indebtedness permitted hereunder (including Permitted Convertible Indebtedness), including any amendment, modification, restructuring or refinancing thereof, any Permitted Call Spread Transaction, the offering of any Equity Interests by the Borrower, any acquisition, investment or disposition transactions and any transfer or license of any Intellectual Property or intellectual property rights by the Borrower or any of its Subsidiaries to any Subsidiary of the Borrower, in each case whether or not completed;
(vii)    to the extent not already deducted in arriving at Consolidated Net Income, cash expenditures made in respect of Swap Agreements, except to the extent funded

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by the incurrence of long-term Indebtedness or from equity contributions made to the Borrower;
(viii)    payments by the Borrower and the Restricted Subsidiaries during such period in cash in respect of (x) long-term liabilities of the Borrower and the Restricted Subsidiaries (other than Indebtedness), to the extent not already deducted from Consolidated Net Income or (y) non-cash charges incurred in a prior period, in each case, except to the extent funded by the incurrence of long-term Indebtedness or from equity contributions made to the Borrower;
(ix)    to the extent not already deducted in arriving at Consolidated Net Income, the aggregate amount of any premium, make-whole or penalty payments paid by Borrower and its Restricted Subsidiaries in cash in connection with any prepayments of Consolidated Total Debt, except to the extent funded by the incurrence of long-term Indebtedness or from equity contributions made to the Borrower;
(x)    to the extent not already deducted in arriving at Consolidated Net Income, the amount of any earnouts or other deferred or contingent payments or release of any purchase price holdbacks paid in cash during such period in connection with Acquisitions, in each case, except to the extent funded by the incurrence of long-term Indebtedness or from equity contributions made to, or Equity Interests issued by, the Borrower;
(xi)    the amount of any other cash charges or losses not already deducted in arriving at such Consolidated Net Income;
(xii)    the amount of any tax impact of repatriation of any offshore cash; and
(xiii) the amount of the increase, if any, in Consolidated Working Capital for such period (except as a result of the reclassification of items from short-term to long-term or vice versa).
For purposes of calculating reductions or increases to Consolidated Working Capital as provided above in any relevant period during which a Permitted Acquisition or other Investment constituting an Acquisition occurs, the Consolidated Working Capital of the applicable acquired Person shall be included in such calculation only from and after the date of the consummation of such Permitted Acquisition or such other Investment, as applicable. For the avoidance of doubt, Excess Cash Flow shall exclude the portion of Excess Cash Flow that is attributable to any company or line of business acquired pursuant to a Permitted Acquisition or such other Investment prior to the closing date of the applicable Permitted Acquisition or such other Investment, and shall not be calculated on a pro forma basis. For purposes of calculating Excess Cash Flow, Consolidated Net Income shall not be calculated on a pro forma basis.
“Excess Cash Flow Periods” means (a) the fiscal year of Borrower ending December 31, 2025, (b) the fiscal year of the Borrower ending December 31, 2026 and (b) each fiscal period thereafter commencing on the first day following the end of the immediately preceding Excess Cash Flow Period and ending on the first ECF Period End Date occurring thereafter.

“Exchange Rate” means, on any day, for purposes of determining the Dollar Equivalent of any currency other than dollars, the rate at which such other currency may be exchanged into dollars,

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as set forth at approximately 11:00 a.m., New York City time on such day on the applicable Reuters World Currency Page (or, solely in the case of determining the Dollar Equivalent of any drawing honored under a Letter of Credit denominated in an Alternative Currency, as set forth on such page at such other time (if any) on the relevant Disbursement Date (not later, in any event, than 5:00 p.m., London time) on such Disbursement Date as being the time it hedged its Alternative Currency exposure in respect of such drawing). In the event that such rate does not appear on the applicable Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by Issuing Bank and the Borrower, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of Issuing Bank in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as Issuing Bank shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, Issuing Bank may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty by such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor, or the grant of such security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means, any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on (or measured by) its net income or gross profit, franchise Taxes, and branch profits Taxes, in each case (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any United States withholding Tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.16(a), (c) or (d), (c) any withholding Taxes imposed under FATCA and (d) any Taxes attributable to such Recipient’s failure to comply with Section 2.16(e).
“Existing 2026 Convertible Notes” shall mean the 0% Convertible Senior Notes due 2026 issued pursuant to the Indenture, dated February 26, 2021, between the Borrower and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) and that are outstanding as of the Closing Date.

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“Existing 2028 Convertible Notes” shall mean the 0% Convertible Senior Notes due 2028 issued pursuant to the Indenture, dated February 26, 2021, between the Borrower and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) and that are outstanding as of the Closing Date.
“Existing Convertible Notes” shall mean the Existing 2026 Convertible Notes and the Existing 2028 Convertible Notes.
“Existing Credit Agreement” means the Revolving Credit and Guaranty Agreement dated as of March 20, 2014, as amended and restated as of May 9, 2014, April 3, 2017, February 23, 2021 and March 29, 2023 as heretofore amended and in effect, among the Borrower, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.
“Existing Maturity Date” has the meaning set forth in Section 2.20(a).
“Extension Effective Date” has the meaning set forth in Section 2.20(a).
“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as shall be set forth on NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if such rate for any day shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Fee Letter” means that certain Fee Letter, dated as of the Closing Date, by and among the Borrower and the Lenders party thereto.
“Financial Officer” means the chief financial officer, chief tax officer, principal accounting officer, treasurer or controller of the Borrower.
“Fitch” means Fitch Ratings Inc.
“First Tier Parent” means, with respect to any Foreign Subsidiary that is not a direct wholly owned subsidiary of the Loan Parties, each Foreign Subsidiary (a) that owns, directly or indirectly, Equity Interests in such Foreign Subsidiary and (b) any of the Equity Interests in which are directly owned by one or more of the Loan Parties.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the Closing Date, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR shall be 0.75%.

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“Foreign Chain Entity” means, with respect to any Foreign Subsidiary that is not a direct wholly owned subsidiary of the Loan Parties, each First Tier Parent of such Foreign Subsidiary and each subsidiary of such First Tier Parent that holds, directly or indirectly, any Equity Interests in such Foreign Subsidiary.
“Foreign Lender” means any Lender that is not a U.S. Person.
“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.
“Funding Direction Letter” means that certain Funding Direction Letter, dated the date hereof, by the Borrower directing the Administrative Agent to distribute the proceeds of the Loans made on the Closing Date in accordance with the funds flow memorandum attached thereto.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Grantor” has the meaning set forth in the Security Agreement.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business, or customary indemnification obligations entered into in connection with any Acquisition or disposition of assets or of other entities (other than to the extent that the primary obligations that are the subject of such indemnification obligation would be considered Indebtedness hereunder).
“Guaranteed Obligation” has the meaning set forth in Section 7.1.
“Guarantor” means each Person that shall have become a party hereto as a “Guarantor” and shall have provided a Guaranty of the Obligations by executing and delivering to the Administrative Agent a signature page hereto or a Counterpart Agreement and which Guaranty has not been released in accordance with the terms hereof; provided that the term “Guarantors” shall also include the Borrower (except with respect to the Direct Borrower Obligations).

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“Guaranty” means the guaranty of each Guarantor set forth in Article VII.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“IBA” has the meaning set forth in Section 1.8.
“Incremental Additional Lender” has the meaning set forth in Section 2.19(d).
“Incremental Amendment” has the meaning specified in Section 2.19(d)(ii).
“Incremental Effective Date” has the meaning specified in Section 2.19(a).
“Incremental Equivalent Debt” means Indebtedness of the Borrower consisting of (x) senior secured notes and/or (y) senior secured term loans, in each case, issued pursuant to an indenture, note purchase agreement, credit agreement or other agreement, as applicable, and in lieu of Incremental Term Commitments, and in the case of any securities offering, issued in a public offering, Rule 144A, or other private placement or bridge in lieu of the foregoing; provided that (a) at the time thereof, no Default or Event of Default shall have occurred and be continuing, (b) the aggregate principal amount of all such Incremental Equivalent Debt incurred at the time of incurrence, together with the aggregate outstanding principal amount of Incremental Term Commitments and aggregate amount of Incremental Equivalent Revolving Debt established on or prior to such date, shall not exceed the Maximum Incremental Amount at such time, (c) such Incremental Equivalent Debt shall be pari passu in right of payment(subject to the Pari Passu Intercreditor Agreement) and of security with the Term Loans, (d)(i) such Incremental Equivalent Debt shall not mature earlier than the latest Maturity Date applicable to any outstanding Loans and Commitments and (ii) such Incremental Equivalent Debt shall have Weighted Average Life to Maturity that is no shorter than the longest Weighted Average Life to Maturity of any Term Loans, (e) such Incremental Equivalent Debt shall not be secured by any asset other than the Collateral, (f) such Incremental Equivalent Debt shall not be guaranteed by any Person other than the Guarantors, (g) such Incremental Equivalent Debt shall be subject to a Pari Passu Intercreditor Agreement, (h) such Incremental Equivalent Debt shall have covenants and other provisions, taken as a whole, that are no more restrictive to the Borrower and its Restricted Subsidiaries than the terms of the existing Loans and Commitments unless such more restrictive covenants and other provisions are added for the benefit of all then-existing Lenders, (i) such Incremental Equivalent Debt shall be subject to MFN Protection.

“Incremental Equivalent Revolving Debt” has the meaning specified in Section 6.1(m).
“Incremental Existing Lender” has the meaning specified in Section 2.19(b).

“Incremental Term Commitments” has the meaning specified in Section 2.19(a).
“Incremental Term Loan” has the meaning specified in Section 2.19(a).
“Indebtedness” of any Person at any date means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than (i) accounts payable and accrued expenses (as defined under GAAP) incurred in the ordinary course of such Person’s business, (ii) purchase price adjustments, earnouts, holdbacks and other similar deferred consideration payable in connection with Acquisitions, and (iii) for the avoidance of doubt, financing, construction or other similar liabilities arising pursuant to of EITF

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97-10 (ASC 840) or any successor accounting pronouncement and not reflecting any obligation to any other Person), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of bankers’ acceptances, letters of credit, surety bonds or similar arrangements, (g) all Guarantees of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above and (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned or acquired by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (provided that the amount of such Indebtedness shall be the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby). The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. Notwithstanding the foregoing, the obligations of the Borrower pursuant to any Permitted Call Spread Transaction shall not constitute Indebtedness for purposes of this Agreement.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning set forth in Section 10.3(b).
“Information” has the meaning set forth in Section 10.12(a).
“Information Documents” means at any time any memorandum, lender’s presentation or other written information, in each case as then supplemented or amended and including any documents attached thereto or incorporated by reference therein, prepared by the Borrower and given to any Lender in connection with the Transactions.
“Initial Term Loan” means has the meaning specified in Section 2.1.
“Initial Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Initial Term Loans hereunder, in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1 under the heading “Initial Term Loan Commitment”, as such commitment may be (a) reduced from time to time pursuant to Section 2.8, (b) increased from time to time pursuant to Section 2.19 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.20 or Section 10.4. The aggregate amount of the Lenders’ Initial Term Loan Commitments as of the Closing Date is $1,000,000,000.
“Intellectual Property” has the meaning set forth in the Security Agreement.
“Intellectual Property Security Agreements” has the meaning set forth in the Security Agreement.

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“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.7.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and the Maturity Date, (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, (x) if there is no such numerically corresponding day in such month, then the last Business Day of such month or (y) if such day is not a Business Day, the Interest Payment Date shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Payment Date shall be the next preceding Business Day) and (2) the Maturity Date, and (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date.
“Interest Period” means, with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 2.13(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Investment” means any loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business), extension of credit (by way of Guarantee or otherwise) or capital contributions by the Borrower or any of its Restricted Subsidiaries to any other Person (other than any Loan Party).
“IRS” means the U.S. Internal Revenue Service.
“ISP 98” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be acceptable to Issuing Bank and in effect at the time of issuance of such Letter of Credit).

“Issuance Notice” means an Issuance Notice substantially in the form of Exhibit L.

“Issuing Bank” means Wells Fargo. Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it

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being agreed that Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.4 with respect to such Letters of Credit.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that, in no event shall any corporate subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.
“Judgment Currency” has the meaning set forth in Section 10.19(b).
“Junior Indebtedness” means any Indebtedness of the Borrower or any Restricted Subsidiary that is (x) secured by a Lien that is junior in priority to the Lien securing the Obligations, (y) by its terms subordinated in right of payment to all or any portion of the Obligations or (z) unsecured.
“Lender Counterparty” means (a) each Lender, each Agent and each of their respective Affiliates that is counterparty to a Swap Agreement or provider of Cash Management Services pursuant to a Cash Management Services Agreement, as applicable, including any Person who is an Agent or a Lender (and any Affiliate thereof) at the time of entry into such Swap Agreement or Cash Management Services Agreement, as applicable, but subsequently ceases to be an Agent or a Lender (or an Affiliate thereof), as the case may be, and (b) any other Person (or any Affiliate of such Person) designated by the Borrower to the Administrative Agent by delivery of a Secured Party Designation Notice (and which Person is reasonably acceptable to the Administrative Agent and the Blackstone Representative) as being a Lender Counterparty to a Secured Swap Agreement or provider of Secured Cash Management Services pursuant to a Secured Cash Management Services Agreement for purposes of the Loan Documents; provided that, in the case of each of clauses (a) and (b), such Person and the Borrower shall have executed and delivered to the Administrative Agent a Secured Party Designation Notice.
“Lenders” means the Persons listed on Schedule 2.1 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or pursuant to Section 2.19, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Letter of Credit” means a standby letter of credit issued or to be issued by Issuing Bank pursuant to this Agreement in a form and substance approved by Issuing Bank.
“Letter of Credit Commitment” means $35,000,000.

“Letter of Credit Register” has the meaning set forth in Section 10.4.

“Letter of Credit Usage” means, as at any date of determination, the sum of (a) the sum of the Dollar Equivalents (based on the applicable Exchange Rates) of the aggregate maximum amounts which are, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding and (b) the sum of the Dollar Equivalents (based on the applicable Exchange Rates) of the aggregate amounts of all drawings under Letters of Credit honored by Issuing Bank and not theretofore reimbursed by or on behalf of the Borrower.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

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“Limited Condition Transaction” means (a) any Permitted Acquisition or other Investment, including by way of merger, by the Borrower or one or more of its Restricted Subsidiaries, (b) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness by the Borrower or one or more of its Restricted Subsidiaries requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and (c) any Restricted Payment by the Borrower or one or more of its Restricted Subsidiaries subject to irrevocable declaration in advance of such Restricted Payment, in each case, that is not conditioned upon the availability of, or on obtaining, third party financing, and is permitted pursuant to this Agreement.
“Limited Information” means (a) information regarding the terms of, and the Borrower’s compliance with, this Agreement and the other Loan Documents, (b) information concerning the financial position, results of operations and cash flows of the Borrower and its Subsidiaries, including the Information Documents and the financial statements provided by the Borrower pursuant to Sections 3.4(a), 5.1(a) and (b) and any information concerning contingent liabilities, commitments and other exposures that would be material to determinations concerning the creditworthiness of the Borrower and its Restricted Subsidiaries, (c) any notice, certificate or other document delivered by the Borrower pursuant to the terms of this Agreement or any other Loan Document, (d) information regarding the Consolidated Leverage Ratio, Consolidated Secured Leverage Ratio or the corporate debt rating (if any) of the Borrower and (e) information regarding the credit support for the credit facility established hereunder, including the Collateral and Guarantors (it being understood that the term “Limited Information” does not include product designs, software and technology, inventions, trade secrets, know-how or other proprietary information of a like nature).
“Loan Documents” means this Agreement (including any amendment hereto or waiver hereunder), any Pari Passu Intercreditor Agreement, the Notes (if any), any Counterpart Agreement, the Collateral Documents, the Disclosure Letter, the Agent Fee Letter, the Funding Direction Letter, any agreements, documents or certificates executed by the Borrower in favor of Issuing Bank relating to Letters of Credit, and any other agreement entered into in connection herewith by the Borrower or any Loan Party with or in favor of the Administrative Agent, the Collateral Agent or the Lenders and designated by the terms thereof as a “Loan Document”.
“Loan Parties” means the Borrower and the other Guarantors.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
“Margin Stock” has the meaning assigned to such term in Regulation U of the Board as in effect from time to time.
“Material Adverse Effect” means a material adverse effect on (a) the business, property, financial condition or results of operations of the Borrower and its Restricted Subsidiaries taken as a whole or (b) the rights and remedies of the Lenders, Issuing Bank or the Administrative Agent under this Agreement or of any Agent, any Lender, Issuing Bank or any other Secured Party under the Loan Documents.
“Material Domestic Subsidiary” means any Domestic Subsidiary that is a Material Subsidiary.
“Material Foreign Subsidiary” means any Foreign Subsidiary that is a Material Subsidiary.

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“Material Subsidiary” means, at any time of determination, (a) each Subsidiary that is a Material IP Subsidiary and (b) each Restricted Subsidiary (i) whose consolidated total assets as of the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 5.1(a) or Section 5.1(b) or Section 3.4(a) were equal to or greater than 5% of the consolidated total assets of the Borrower and its Restricted Subsidiaries at such date or (ii) whose consolidated gross revenues for the most recent period of four fiscal quarters in respect of which financial statements have been delivered pursuant to Section 5.1(a) or Section 5.1(b) or Section 3.4(a) were equal to or greater than 5% of the consolidated gross revenues of the Borrower and its Restricted Subsidiaries for such period, in each case determined in accordance with GAAP, provided that if, as of the most recent date or period referred to in clause (b)(i) or (ii) above, the combined consolidated total assets or the combined consolidated gross revenues of all Restricted Subsidiaries that would not constitute Material Subsidiaries in accordance with this clause (b) or clause (a) above shall have exceeded 15% of the consolidated total assets of the Borrower and its Restricted Subsidiaries at such date or 15% of consolidated gross revenues of the Borrower and its Restricted Subsidiaries for such period, then one or more of such Restricted Subsidiaries that would not otherwise be Material Subsidiaries shall for all purposes of this Agreement be and automatically become Material Subsidiaries in descending order based on the amounts of their consolidated total assets or consolidated gross revenues, as the case may be, until such excess shall have been eliminated.
“Material Indebtedness” means Indebtedness (other than any Indebtedness under the Loan Documents), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in a principal amount exceeding $100,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Material IP” means any Intellectual Property that is material to the conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole.
“Material IP Subsidiary” means each Subsidiary that owns, directly or indirectly through one or more of its subsidiaries, any Material IP.
“Material Real Estate Asset” means any domestic fee owned Real Estate Asset having a fair market value in excess of $5,000,000.
“Maturity Date” means (a) December 11, 2029 or (b) with respect to the Commitments of Consenting Lenders, as such date may be extended pursuant to Section 2.20; provided that if any such date is not a Business Day, the Maturity Date shall be the preceding Business Day.
“Maturity Date Extension Request” means a request by the Borrower, in such form as shall be approved by the Administrative Agent and the Blackstone Representative, for the extension of the Maturity Date pursuant to Section 2.20.
“Maximum Incremental Amount” means the sum of:
(a) the greater of (x) $250,000,000 and (y) 25% of Consolidated Adjusted EBITDA for the four fiscal quarter period ending as of the last day of the most recently ended four fiscal quarter period for which financial statements have been or are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b), plus

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(b) additional amounts so long as, at the time of incurrence of the applicable Indebtedness, the Borrower’s Consolidated Secured Leverage Ratio shall not exceed 3.00 to 1.00 (to be calculated after giving pro forma effect to the incurrence of such Indebtedness and the use of proceeds thereof, as of the last day of the most recently ended four fiscal quarter period for which financial statements have been or are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b); provided, that such calculation shall assume that the aggregate amount of any Incremental Equivalent Revolving Debt is fully drawn), plus
(c) the sum of (i) the aggregate principal amount of all Term Loans and Incremental Term Loans voluntarily prepaid pursuant Section 2.10(a), plus (ii) all terminations or permanent reductions of any Incremental Equivalent Revolving Debt, plus (iii) the aggregate principal amount of all Incremental Equivalent Debt voluntarily prepaid, in each case prior to such date, plus
(d) in the case of any Incremental Term Commitments that effectively extends the maturity of the Term Loans and/or any Incremental Term Commitments, an amount equal to the portion of the Initial Term Loans, Delayed Draw Term Loans and/or Incremental Term Commitments that such Incremental Term Commitments replace.
It is understood and agreed that (i) the Borrower may select utilization order (in whole or in part, including combinations thereof) under clauses (a), (b), (c) or (d) above in its sole discretion and, if both clauses (a) and (b) are available and the Borrower does not make an election, the Borrower will be deemed to have elected clause (b), (ii) Loans may be incurred under both clauses (a) and (b), and proceeds from any such incurrence may be utilized in a single transaction by first calculating the incurrence under clause (b) above and then calculating the incurrence under clause (a) above (if any) and (iii) the Borrower may redesignate any Indebtedness originally designated as incurred under clause (a), (b), (c) or (d) as having been incurred under any other such clause, so long as at the time of such redesignation, the Borrower would be permitted to incur under such other clause the aggregate principal amount of Indebtedness being so redesignated (for purposes of clarity, with any such redesignation having the effect of increasing the Borrower’s ability to incur Indebtedness under the former clause (other than clause (b)) as of the date of such redesignation by the amount of Indebtedness so redesignated).
“Maximum Rate” has the meaning set forth in Section 10.13.
“Measurement Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower ended on or prior to such date.
“MFN Protection” has the meaning set forth in Section 2.19(f)(ii).
“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.
“Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or could be an obligation to contribute of) the Borrower or a Subsidiary or an ERISA Affiliate, and each such plan for the five- year period immediately following the latest date on which the Borrower, or a Subsidiary or an ERISA Affiliate contributed to or had an obligation to contribute to such plan.
“Net Cash Proceeds” means

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(a) with respect to any Specified Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received, but excluding any reasonable interest payments), net of (i) selling expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar taxes and the Borrower’s good faith estimate of income taxes paid or payable by the Borrower or the applicable Restricted Subsidiary in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Specified Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness (other than Indebtedness under the Loan Documents and any other Indebtedness secured by a Lien on all or a portion of the Collateral ranking pari passu with or junior to the Liens securing the Obligations) for borrowed money which is secured by the asset sold in such Specified Asset Sale and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset and other than any Loans hereunder), (iv) in the case of any Specified Asset Sale by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (iv)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly-owned Restricted Subsidiary as a result thereof, and (v) any funded escrow established pursuant to the documents evidencing any such Specified Asset Sale to secure any indemnification obligations or adjustments to the purchase price associated with any such Specified Asset Sale (provided that, to the extent and at the time any such amounts are released from such escrow, such amounts shall constitute Net Cash Proceeds); provided, however, that, if (x) the Borrower shall deliver a certificate of a Responsible Officer to the Administrative Agent not later than the fifth Business Day following the receipt by the Borrower or any Restricted Subsidiary of such cash proceeds setting forth the Borrower’s intent to reinvest (or to cause its Restricted Subsidiaries to reinvest) such proceeds in productive assets of a kind then used or usable in the business of the Borrower or any Restricted Subsidiary (or 100% of the Equity Interests of any entity that shall become a Restricted Subsidiary hereunder that owns such productive assets) within 365 days of receipt of such proceeds and in each case such proceeds are used for such reinvestment within such 365 day period (or, if committed to be so used within such period, are so reinvested within a further 180 days thereafter) and (y) no Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used at the end of such period, at which time such proceeds shall be deemed to be Net Cash Proceeds;
(b) with respect to any Casualty Event Receipt, the net cash proceeds thereof (determined in accordance with the definition of “Casualty Event Receipt”) received by or paid to or for the account of the Borrower or any Restricted Subsidiary, net of (i) any taxes paid or payable as a result of the receipt of such cash (or reasonably and in good faith reserved for the payment of any such taxes after taking into account all available credits and deductions), (ii) reasonable out-of-pocket transaction costs and expenses incurred in connection with obtaining such cash, (iii) the principal amount, premium or penalty, if any, and interest, breakage costs or other amounts of any Indebtedness (other than Indebtedness under the Loan Documents and any other Indebtedness secured by a Lien on all or a portion of the Collateral ranking pari passu with or junior to the Liens securing the Obligations) for borrowed money that is secured by the property subject to such casualty or condemnation and is required to be repaid in connection therewith and (iv) in the case of any Casualty Event Receipt of a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (iv)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly-owned Restricted Subsidiary as a result thereof; provided, however, that, if (x) the Borrower delivers to the Administrative Agent a certificate of a Responsible Officer on or prior to the date that is

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five (5) Business Days after receipt of such proceeds setting forth the Borrower’s intent to (or to cause its Restricted Subsidiaries to) repair, restore or replace such property or otherwise to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Borrower and the Restricted Subsidiaries within 365 days of receipt of such proceeds and in each case such proceeds are used for such reinvestment within such 365 day period (or, if committed to be so used within such period, are so reinvested within a further 180 days thereafter) and (y) no Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used at the end of such period, at which time such proceeds shall be deemed to be Net Cash Proceeds; and
(c) with respect to any issuance or incurrence of Indebtedness, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.2 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-U.S. Plan” means any plan, fund (including any superannuation fund) or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the United States by the Borrower or one or more Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.
“Note” means a Term Loan Note.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Obligations” means all amounts owing by any Loan Party to any Agent, any Lender, Issuing Bank or any Lender Counterparty pursuant (i) to the terms of this Agreement, (ii) (x) any Secured Swap Agreement (including payments for early termination of any Secured Swap Agreements), or (y) any Secured Cash Management Services Agreement (but in the case of Business Credit Card Obligations, not to exceed $10,000,000 in the aggregate at any time outstanding), or (iii) any other Loan Document

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(including reimbursement of amounts drawn under Letters of Credit and all amounts which accrue after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable).
“Obligee Guarantor” has the meaning set forth in Section 7.6.
“OFAC” means the United States Treasury Department Office of Foreign Assets Control.
“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means any and all present or future stamp, court or documentary Taxes or any other excise, property, intangible, recording, filing or similar Taxes which arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement and the other Loan Documents; excluding, however, such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than such Taxes imposed with respect to an assignment that occurs as a result of the Borrower’s request pursuant to Section 2.18(b)).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Pari Passu Intercreditor Agreement” means to the extent executed in connection with the incurrence of secured Indebtedness permitted under this Agreement, the Liens on the Collateral of which are intended to rank equal in priority to the Liens on the Collateral securing the Obligations (but without regard to the control of remedies), a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent, the Collateral Agent (in the case of the Administrative Agent and the Collateral Agent, acting at the direction of the Blackstone Representative), the Blackstone Representative, Wells Fargo, and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the Obligations (but without regard to the control of remedies). The Pari Passu Intercreditor Agreement for any Incremental Equivalent Debt and any Incremental Equivalent Revolving Debt (or any Permitted Refinancing Debt in respect thereof) shall include a waterfall provision that gives the “First Out Lenders” (as defined in the Agreement Among Lenders) priority in right of payment and proceeds of Collateral vis a vis the holders of such Incremental Equivalent Debt and/or Incremental Equivalent

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Revolving Debt (or, in each case, Permitted Refinancing Debt in respect thereof), as applicable, substantially to the same extent set forth in the Agreement Among Lenders with respect to the First Out Lenders vis a vis the “Last Out Lenders” (as defined in the Agreement Among Lenders).
“Participant” has the meaning set forth in Section 10.4.
“Participant Register” has the meaning assigned to such term in Section 10.4(c)(iii).
“Payment” has the meaning assigned to such term in Section 9.5(c).
“Payment Notice” has the meaning assigned to such term in Section 9.5(c).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Pension Plan” means any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA and is maintained or contributed to (or obligated to be contributed) in whole or in part by the Borrower, any Subsidiary or any ERISA Affiliate or with respect to which any of the Borrower, any Subsidiary or any ERISA Affiliate has actual or contingent liability or had any such liability for the five-year period immediately following the latest date on which the Borrower, a Subsidiary or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.
“Perfection Certificate” means a certificate in form reasonably satisfactory to the Blackstone Representative that provides information with respect to the Collateral of each Loan Party.
“Permitted Acquisition” means any Acquisition by the Borrower or any Restricted Subsidiary so long as (subject to Section 1.05(a) in the case of a Limited Condition Transaction) (x) no Default or Event of Default exists at the time of or would result from such Acquisition, (y) the aggregate consideration paid (directly or indirectly) by the Loan Parties in respect of all such Acquisitions of any Person that does not become a Loan Party or of any business or asset that does not become owned by a Loan Party shall not (taken together with the aggregate amount of Investments made pursuant to Section 6.7(d), but without duplication of any Investment made pursuant to Section 6.7(d) for the purposes of consummating such Permitted Acquisition) exceed the greater of (i) $150,000,000 and (ii) 15% of Consolidated Adjusted EBITDA as of the last day of the most recently ended four fiscal quarter period for which financial statements have been or are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b)) and (z) with respect to any Acquisition involving acquisition consideration of more than 10% of Consolidated Adjusted EBITDA as of the last day of the most recently ended four fiscal quarter period for which financial statements have been or are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b)) (determined prior to giving effect to such Acquisition), the Borrower shall have provided the Administrative Agent and the Lenders with, in each case, to the extent available without undue cost or delay, (A) historical financial statements for the last three fiscal years (or, if less, the number of years since formation) of the Person or business to be acquired and unaudited financial statements thereof for the most recent interim period that is available, (B) a quality of earnings report from a nationally recognized accounting firm or other third party firm and (C) all such other information and data relating to such Acquisition as may be reasonably requested by the Administrative Agent or any Lender.
“Permitted Call Spread Transaction” means (a) any call or capped call option (or substantively equivalent derivative transaction) relating to the Common Stock (or other securities or

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property following a merger event, reclassification or other change of the Common Stock) purchased by the Borrower in connection with the issuance of any Permitted Convertible Indebtedness and settled in Common Stock (or such other securities or property following a merger event, reclassification or other change of the Common Stock), cash or a combination thereof (such amount of cash determined by reference to the price of the Common Stock or such other securities or property), and cash in lieu of fractional shares of Common Stock, and (b) any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Common Stock (or other securities or property following a merger event, reclassification or other change of the Common Stock) sold by the Borrower substantially concurrently with any purchase by the Borrower of a Permitted Call Spread Transaction described in clause (a) and settled in Common Stock (or such other securities or property following a merger event, reclassification or other change of the Common Stock), cash or a combination thereof (such amount of cash determined by reference to the price of the Common Stock or such other securities or property), and cash in lieu of fractional shares of Common Stock; provided that the terms, conditions and covenants of each such transaction described in clause (a) or clause (b) shall be such as are customary for transactions of such type (as determined by the Board of Directors in good faith); provided, further, that the purchase price for any such Permitted Call Spread Transaction described in clause (a), less the proceeds received by the Borrower from the sale of any related Permitted Call Spread Transaction described in clause (b), shall not exceed the net proceeds received by the Borrower from the sale of Permitted Convertible Indebtedness issued in connection with such Permitted Call Spread Transaction.
“Permitted Convertible Indebtedness” means unsecured Indebtedness of the Borrower permitted under Section 6.1(c) in the form of notes that are convertible into shares of Common Stock (or other securities or property following a merger event, reclassification or other change of the Common Stock), cash or a combination thereof (such amount of cash determined by reference to the price of the Common Stock or such other securities or property), and cash in lieu of fractional shares of Common Stock. For the avoidance of doubt, “Permitted Convertible Indebtedness” shall include the Existing Convertible Notes.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for taxes, assessments or governmental charges or levies that are not yet due or are being contested in compliance with Section 5.4;
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, landlord’s, supplier’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.4;
(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations or employment laws or to secure other public, statutory or regulatory obligations;
(d)    pledges and deposits to secure the performance of bids, trade and commercial contracts (other than for the payment of Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business;
(e)    judgment liens and deposits to secure obligations under appeal bonds or letters of credit in respect of judgments that do not constitute an Event of Default under clause (k) of Article VIII;

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(f)    Uniform Commercial Code financing statements filed (or similar filings under applicable law) solely as a precautionary measure in connection with operating leases; and
(g)    easements, zoning restrictions, rights-of-way, encroachments and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary.
“Permitted Holders” means (a) any Person listed on Schedule 1.2 to the Disclosure Letter, (b) any Affiliate of any such Person, (c) any trust or partnership created solely for the benefit of any natural person listed on Schedule 1.2 to the Disclosure Letter and/or members of the family of any natural person listed on Schedule 1.2 to the Disclosure Letter and (d) any Person where the voting of shares of capital stock of the Borrower is Controlled by any of the foregoing.
“Permitted IP Transfer” means the sale, transfer or other disposition of Intellectual Property by a Loan Party or a Domestic Restricted Subsidiary to a wholly-owned Foreign Subsidiary that is not a Loan Party, either directly or indirectly through one or more of the Borrower’s wholly owned subsidiaries; provided that (a) no Default or Event of Default exists at the time of or would result from such disposition, (b) the Borrower’s Consolidated Leverage Ratio does not exceed 3.50 to 1.00 (to be calculated after giving pro forma effect to such disposition, as of the last day of the most recently ended four fiscal quarter period for which financial statements have been or are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b)), (c) such disposition is for fair market value and on an arm’s length basis (as determined in good faith by a resolution of the Board of Directors, excluding any directors that have a conflict of interest related to the proposed transaction), (d) if such Foreign Subsidiary is a direct wholly owned subsidiary of any Loan Party, such Loan Party shall have pledged 100% of the voting Equity Interests and 100% of the non-voting Equity Interests of such Foreign Subsidiary as Collateral securing the Obligations, (e) if such Foreign Subsidiary is not a direct wholly owned subsidiary of any Loan Party, (i) the Loan Parties shall have pledged 100% of the voting Equity Interests and 100% of the non-voting Equity Interests of each First Tier Parent of such Foreign Subsidiary as Collateral securing the Obligations and (ii) no Foreign Chain Entity will engage in any business, have any Indebtedness or other liabilities or own any significant assets other than Equity Interests in one or more Foreign Chain Entities or in such Foreign Subsidiary, (f) the Borrower shall have complied with, or substantially concurrently with the consummation of such Permitted IP Transfer shall comply with, all requirements of Section 5.10 relating to any Subsidiary that, directly or indirectly, owns any Equity Interests in such Foreign Subsidiary, without giving effect to any grace periods set forth therein for the taking of the actions required thereby, (g) such sale, transfer or other disposition shall not be in connection with an incurrence or guarantee of Indebtedness by such Foreign Subsidiary and (h) such sale, transfer or other disposition must be for a bona fide business purpose and not for the primary purpose of causing such Intellectual Property to be released from the security interest securing the Obligations.
“Permitted Refinancing Debt” shall mean any modification, restatement, replacement, exchange, restructuring, refinancing, refunding, renewal or extension of any Indebtedness; provided that (i) the principal amount (or accreted value, if applicable) thereof does not exceed (unless such excess amount is permitted pursuant to another provision of Section 6.1) the principal amount (or accreted value, if applicable) of the Indebtedness being modified, restated, replaced, exchanges, restructured, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, restatement, replacement, exchange, restructuring, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder;

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(ii) such modification, restatement, replacement, exchange, restructuring, refinancing, refunding, renewal or extension has a maturity no earlier and a Weighted Average Life to Maturity no shorter than the Indebtedness being modified, refinanced, refunded, renewed or extended; (iii) at the time thereof, no Default or Event of Default shall have occurred and be continuing; (iv) if the Indebtedness being modified, restated, replaced, exchanged, restructured, refinanced, refunded, renewed or extended is secured by a Lien ranking junior to the lien securing the Obligations, such modification, restatement, replacement, exchange, restructuring, refinancing, refunding, renewal or extension must be secured by a Lien ranking junior to the lien securing the Obligations on terms, taken as a whole, at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, restated, replaced, exchanged, restructured, refinanced, refunded, renewed or extended; (v) if the Indebtedness being modified, restated, replaced, exchanged, restructured, refinanced, refunded, renewed or extended is unsecured, such modification, restatement, replacement, exchange, restructuring, refinancing, refunding, renewal or extension is unsecured; (vi) if the Indebtedness being modified, restated, replaced, exchanged, restructured, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, restatement, replacement, exchange, restructuring, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms, taken as a whole, at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, restated, replaced, exchanged, restructured, refinanced, refunded, renewed or extended; (vii) if the Indebtedness being modified, restated, replaced, exchanged, restructured, refinanced, refunded, renewed or extended is secured, such modification, restatement, exchange, replacement, restructuring, refinancing, refunding, renewal or extension is secured by no more collateral than the Indebtedness being modified, restated, replaced, exchanged, restructured, refinanced, refunded, renewed or extended; (viii) if the Indebtedness being modified, amended, restated, replaced, exchanged, restructured, refinanced, refunded, renewed or extended is subject to an intercreditor agreement vis-à-vis the Obligations, a representative validly acting on behalf of the holders of such modified, restated, replaced, exchanged, restructured, refinanced, refunded, renewed or extended Indebtedness shall become a party to such intercreditor agreement and (ix) the primary obligors and guarantors in respect of such Indebtedness being modified, restated, replaced, exchanged, restructured, refinanced, refunded, renewed or extended remain the same (or constitute a subset thereof).
“Permitted Tax Restructuring” means any reorganizations and other activities related to tax planning and tax reorganization (as determined by the Borrower in good faith) entered into on or after the Closing Date so long as such Permitted Tax Restructuring (together with any other transactions consummated in connection therewith) does not materially impair the security interests of the Lenders in the Collateral and is otherwise not materially adverse to the Lenders and after giving effect to such Permitted Tax Restructuring, the Borrower and its Restricted Subsidiaries otherwise comply with Section 5.10.
“Person” means any natural person, corporation, limited liability company, trust, Joint Venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA (other than a Multiemployer Plan).
“Platform” has the meaning set forth in Section 10.1.
“Pledged Collateral” has the meaning set forth in the Security Agreement.

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“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning set forth in Section 10.20.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Loan Party as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder at such time and can cause another Person to qualify as an “eligible contract participant” at such time (including as a result of the agreements in Section 7.11(b) or any other Guarantee or other support agreement or any other keepwell agreement under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act in respect of the obligations of such Guarantor by another Loan Party, in each case that constitutes an “eligible contract participant”).
“Qualified Equity Interests” means Equity Interests other than Disqualified Equity Interests.
“Quarterly ECF Election” has the meaning set forth in Section 2.10(b)(iv).
“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Loan Party in any real property.
“Recipient” means the Administrative Agent, any Lender, or any combination thereof (as the context requires).
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting , (2) if such Benchmark is Daily Simple SOFR, then five Business Days prior to such setting or (3) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent (acting at the direction of the Blackstone Representative, in its reasonable discretion) and that is administratively feasible as determined by the Administrative Agent.
“Register” has the meaning set forth in Section 10.4.
“Reimbursement Date” has the meaning set forth in Section 2.4(d).

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“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or, in each case, any successor thereto.
“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate or (ii) with respect to any RFR Borrowing, the Adjusted Daily Simple SOFR, as applicable.
“Required Lenders” means, at any time, Lenders (which shall for this purpose include the Issuing Bank) having more than 50% of the aggregate outstanding Loans, the aggregate Letter of Credit Usage, and unused Commitments at such time.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means any of the President and Chief Executive Officer, chief tax officer, Senior Vice President and Chief Financial Officer of the applicable Loan Party, or any person designated by any such Loan Party in writing to the Administrative Agent from time to time, acting singly.
“Restricted” means, when referring to cash or Cash Equivalents of the Borrower and its Restricted Subsidiaries, that such cash or Cash Equivalents (a) appear (or would be required to appear) as “restricted” on the consolidated balance sheet of the Borrower, or (b) are not otherwise generally available for use by such Person or any Restricted Subsidiary of such Person so long as such Restricted Subsidiary is not prohibited by applicable law, contractual obligation or otherwise from transferring such cash or Cash Equivalents to the Borrower.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund, similar deposit or withholding of shares for tax purposes, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any Subsidiary. For the avoidance of doubt, (i) the conversion of, or payment for (including, without limitation, payments of principal and payments upon redemption or repurchase), or paying any interest with respect to, any debt securities (including Permitted Convertible Indebtedness) that are convertible into or exchangeable for any combination of Equity Interests and/or cash shall not constitute a Restricted Payment and (ii) the purchase, settlement or unwinding of any Permitted Call Spread Transaction shall not constitute a Restricted Payment.
“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.
“Retained Excess Cash Flow Amount” means, at any date, an amount (which shall not be less than zero) determined on a cumulative basis equal to the amount of Excess Cash Flow for all completed Excess Cash Flow Periods (commencing with the first Excess Cash Flow Period ending on or after March 31, 2027) that was not required to be applied to prepay the Term Loans in accordance with

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Section 2.10(b)(iii) (other than as a result of the dollar-for-dollar credits set forth in clause (ii) of such Section 2.10(b)(iii)).

“Revolving Credit Facility” has the meaning specified in Section 6.1(m).

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.
“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR.
“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Closing Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea, and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned 50% or more or otherwise controlled by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person otherwise the subject of any Sanctions.
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
“Secured Cash Management Services” means Cash Management Services provided to any Loan Party by any Lender Counterparty pursuant to a Secured Cash Management Services Agreement.
“Secured Cash Management Services Agreement” means any agreement with respect to the provision of Secured Cash Management Services to any Loan Party by any Lender Counterparty.
“Secured Obligations” means, collectively, (i) the Obligations, (ii) each Guarantee of the Obligations pursuant to the Guaranty and (iii) whether or not constituting Obligations, the unpaid principal of and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower or any other Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) all other obligations and liabilities of the Borrower or any other Loan Party to any Agent, any Lender, any Indemnitee or any Lender Counterparty which may arise under or in connection with any Loan Document, any Secured Swap Agreement and/or Secured Cash Management Services Agreement; provided, however, that Secured Obligations shall not include any Excluded Swap Obligations.

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“Secured Parties” means, collectively, (a) each Agent, each Lender, each Issuing Bank and each Indemnitee, (b) each Lender Counterparty (i) on the Closing Date, in the case of a Swap Agreement existing on the Closing Date or (ii) at the time of entering into such Swap Agreement, in the case of a Swap Agreement entered into after the Closing Date and (c) the successors and permitted assigns of each of the foregoing.

“Secured Party Designation Notice” means a notice from the Borrower and a Lender Counterparty substantially in the form of Exhibit J or any other form approved by the Administrative Agent.
“Secured Swap Agreement” means a Swap Agreement (excluding any Permitted Call Spread Transaction and any other Swap Agreement referencing the Common Stock) among one or more Loan Parties and a Lender Counterparty.
“Security Agreement” means the Pledge and Security Agreement to be executed by each Loan Party substantially in the form of Exhibit E, as it may be amended, restated, supplemented or otherwise modified from time to time.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“Solvency Certificate” means a Solvency Certificate of a Financial Officer of the Borrower substantially in the form of Exhibit I.
“Solvent” means, with respect to the Borrower and its Restricted Subsidiaries on a particular date, that on such date (a) the fair value of the present assets (on a going concern basis) of the Borrower and its Restricted Subsidiaries, taken as a whole, is greater than the total amount of liabilities, including contingent liabilities, of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) the present fair saleable value of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liability of the Borrower and its Restricted Subsidiaries, taken as a whole, on their debts as they become absolute and matured, (c) the Borrower and its Restricted Subsidiaries, taken as a whole, do not intend to, and do not believe that they will, incur debts or liabilities (including current obligations and contingent liabilities) beyond their ability to pay such debts and liabilities as they mature in the ordinary course of business and (d) the Borrower and its Restricted Subsidiaries, taken as a whole, are not engaged in business or a transaction, and are not about to engage in business or a transaction, in relation to which their property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount

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that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“Specified Asset Sale” means a sale, lease (as lessor or sublessor), sale and leaseback, license (as licensor or sublicensor), exchange, transfer or other disposition, in each case, made pursuant to clause (i) or (k) of the definition of “Asset Sale”.
“Specified Event of Default” means an Event of Default pursuant to Section 8(a), 8(h), 8(i) or 8(j) (in the case of Section 8(h), 8(i) or 8(j)), with respect to the Borrower).
“Specified Transaction” means, with respect to any period, any Acquisition, Investment, dispositions permitted by clauses (j) and (k) of the definition of Asset Sale, incurrence, assumption or repayment of Indebtedness, Restricted Payment or designation of a Restricted Subsidiary as an Unrestricted Subsidiary or of an Unrestricted Subsidiary as a Restricted Subsidiary.
“Subsidiary” means any subsidiary of the Borrower.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent and which is required by GAAP to be consolidated in the consolidated financial statements of the parent.
“Supported QFC” has the meaning set forth in Section 10.20.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (including any Permitted Call Spread Transaction); provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

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“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.
“Term Loans” means, collectively, the Initial Term Loans and the Delayed Draw Term Loans.
“Term Loan Increase” has the meaning set forth in Section 2.19(a).
“Term Loan Note” means a promissory note in the form of Exhibit D, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR Rate” means,
(i)for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the CME Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(ii)for any calculation with respect to an Alternate Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one (1) month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the CME Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the CME Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the CME Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Trade Date” has the meaning set forth in Section 10.4(e).

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“Total Market Cap” means, as at any date of determination, the value of the Borrower’s common shares on the principal national securities exchange on which the Borrower’s common shares are registered and listed for trading at the close of trading on the preceding Business Day multiplied by the aggregate number of common shares outstanding as of the close of trading on such day.
“Transactions” means the execution, delivery and performance by the Loan Parties of each Loan Document to which it is a party, the borrowing of Loans and the use of the proceeds thereof, and the granting of Liens in the Collateral under the Collateral Documents.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Alternate Base Rate or the Adjusted Daily Simple SOFR.
“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regime” has the meaning set forth in Section 10.20.
“U.S. Subsidiary” means any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.16(e)(iii)(C).
“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

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“Unrestricted” means, when referring to cash or Cash Equivalents, that such cash or Cash Equivalents are not Restricted.
“Unrestricted Subsidiary” means any Subsidiary that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with Section 5.12.
“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended from time to time.
“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.
“wholly owned”, when used in reference to a subsidiary of any Person, means that all the Equity Interests in such subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly owned subsidiary of such Person or any combination thereof.
“Withholding Agent” means the Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Yield Differential” has the meaning specified in Section 2.19(f)(ii).
Section I.2 Classification of Loans and Borrowings.
For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Term Benchmark Loan” or an “ABR Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Term Benchmark Borrowing” or an “ABR Borrowing”).
Section I.3 Terms Generally.

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The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendments and restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.
Section I.4 Accounting Terms; GAAP.
Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision has been amended in accordance herewith. Notwithstanding the foregoing, all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards No. 159 (ASC 825) (or any similar accounting principle) permitting or requiring a Person to value its financial liabilities or Indebtedness at the fair value thereof.
Section I.5 Certain Calculations and Tests.
(a)     Notwithstanding anything in this Agreement or any Loan Document to the contrary, when determining compliance with any financial ratio, basket or any other provision of this Agreement (including the determination of compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom or accuracy of representations and warranties) in connection with the consummation of a Limited Condition Transaction, the date of determination of such financial ratio, basket or other provision (including determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom or accuracy of representations and warranties) shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be deemed to be, (i) in the case of any transaction described in clause (a) of the

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definition of “Limited Condition Transaction,” the date the definitive agreement for such Limited Condition Transaction is entered into, (ii) in the case of any transaction described in clause (b) of the definition of “Limited Condition Transaction,” the date of such irrevocable notice or irrevocable offer and (iii) in the case of any transaction described in clause (c) of the definition of “Limited Condition Transaction,” the date of such declaration (any such date, the “LCT Test Date”), and if, after such financial ratios, baskets and other provisions are measured on a pro forma basis after giving effect to such Limited Condition Transaction and the other Specified Transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the most recent four fiscal quarter period ending prior to the LCT Test Date and for which financial statements have been or are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b), the Borrower could have taken such action on the relevant LCT Test Date in compliance with such financial ratios, baskets and other provisions, such financial ratios, baskets and other provisions shall be deemed to have been complied with; provided that in the case of any transaction with respect to which this Agreement requires that no Default or Event of Default has occurred, is continuing or would result therefrom, the consummation of such transaction as a Limited Condition Transaction shall be subject to the condition that as of the date of the consummation of such Limited Condition Transaction and after giving effect thereto, no Specified Event of Default has occurred, is continuing or would result therefrom. For the avoidance of doubt, (x) if any of such financial ratios or baskets are exceeded as a result of fluctuations in such financial ratio or basket (including due to fluctuations in Consolidated Adjusted EBITDA) at or prior to the consummation of the relevant Limited Condition Transaction, such financial ratios and baskets will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (y) such financial ratios, baskets and other provisions shall not be tested at the time of consummation of such Limited Condition Transaction or related Specified Transactions. If the Borrower has made an LCT Election for any Limited Condition Transaction then in connection with any subsequent calculation of any financial ratio or basket with respect to any other Specified Transaction on or following the relevant LCT Test Date and prior to the earlier of (x) the date on which such Limited Condition Transaction is consummated and (y) the date on which the definitive agreement, binding offer, irrevocable notice or declaration for such Limited Condition Transaction is terminated or expires, any such financial ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other Specified Transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.
    (b)    Notwithstanding anything in this Agreement, for purposes of the covenants described in Article VI, if any Lien, Investment, Indebtedness, Asset Sale or other disposition, Restricted Payment or payment of Junior Debt (or a portion thereof) would be permitted pursuant to one or more baskets or exceptions under any applicable covenant, the Borrower may divide and classify such Lien, Investment, Indebtedness, Asset Sale or other disposition, Restricted Payment or payment of Junior Debt (or a portion thereof) among the baskets and exceptions within such covenant in any manner that complies with the covenants set forth in Article VI, and may later divide and reclassify any such Lien, Investment, Indebtedness, Asset Sale or other disposition, Restricted Payment or payment of Junior Debt (or a portion thereof) so long as the Lien, Investment, Indebtedness, Asset Sale or other disposition, Restricted Payment or payment of Junior Debt (or a portion thereof) (as so redivided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such redivision or reclassification; provided that any such divisions, classifications, redivisions and/or reclassifications shall only be permitted within a specific type of covenant, and not, for the avoidance of doubt, across different types of covenants.

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(c)    Notwithstanding anything in this Agreement or any Loan Document to the contrary, any calculation of the Consolidated Leverage Ratio and Consolidated Secured Leverage Ratio shall be calculated to exclude (i) an amount of outstanding Existing 2026 Convertible Notes (including, without limitation, for purposes of Consolidated Adjusted EBITDA, Consolidated Funded Debt and Consolidated Interest Expense) equal to the amount of 2026 Refinancing Funds maintained in a 2026 Refinancing Account; provided, that if the proceeds of any financing are to be deposited into such 2026 Refinancing Account, then any such financial ratio, basket or test shall be calculated to give pro forma effect to such deposit into the 2026 Refinancing Account, and (ii) an amount of outstanding Existing 2028 Convertible Notes (including, without limitation, for purposes of Consolidated Adjusted EBITDA, Consolidated Funded Debt and Consolidated Interest Expense), equal to the amount of 2028 Refinancing Funds maintained in a 2028 Refinancing Account; provided, that if the proceeds of any financing are to be deposited into such 2028 Refinancing Account, then any such financial ratio, basket or test shall be calculated to give pro forma effect to such deposit into the 2028 Refinancing Account.
Section I.6 Electronic Execution of Documents. The words “execution,” “signed,” “signature,” and words of like import in any Loan Document or any agreement entered into in connection therewith, including any Assignment and Assumption, or any notice, certificate or other instrument delivered in connection therewith shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the U.S. federal ESIGN Act of 2000, the New York Electronic Signature and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section I.7 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
Section I.8 Interest Rate; Benchmark Notification. The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.13(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses

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(whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section I.9 Letter of Credit Amounts.
(a) Unless otherwise specified herein, the amount of any Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that by its terms provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

(b) Issuing Bank shall determine the Dollar Equivalent of any Letter of Credit denominated in an Alternative Currency as of the date such Letter of Credit is issued, amended to increase its face amount or extended, on the first Business Day of each calendar month on which such Letter of Credit is outstanding and as of such other dates as Issuing Bank shall in its discretion determine, in each case using the Exchange Rate in effect on the date of determination, and each such amount shall be the Dollar Equivalent of such Letter of Credit until the next calculation thereof pursuant to this Section. Issuing Bank shall determine the Dollar Equivalent of any drawing honored under a Letter of Credit denominated in an Alternative Currency as of the Disbursement Date applicable thereto. Issuing Bank shall notify the Borrower and the Administrative Agent of each determination of the Dollar Equivalent of each Letter of Credit and Letter of Credit disbursement.

ARTICLE II

THE CREDITS
Section II.1 Commitments. Subject to the terms and conditions set forth herein, (i) each Lender severally, and not jointly, agrees to make Term Loans in dollars to the Borrower on the Closing Date (the “Initial Term Loans”) in a principal amount not to exceed its Initial Term Loan Commitment and (ii) each Lender severally, and not jointly, agrees to make Term Loans in dollars to the Borrower from time to time after the Closing Date (the “Delayed Draw Term Loans”) in up to 10 borrowings (each in an principal amount not less than $5,000,000 and in an integral multiple of $100,000) in a principal amount not to exceed its Delayed Draw Term Loan Commitment; provided that, the Initial Term Loans and the Delayed Draw Term Loans (if and when funded) shall have the same terms and shall be treated as a single fungible class of Term Loans for all purposes under this Agreement and the other Loan Documents, except that interest on the Delayed Draw Term Loans shall commence to accrue from the applicable date of funding (it being understood and agreed that such outstanding Delayed Draw Term Loans, when borrowed, shall be added to (and form a part of) each then outstanding Borrowing of Initial Term Loans on a pro rata basis (based on relative sizes of the various outstanding Borrowings), so that each Lender that holds outstanding Initial Term Loans and Delayed Draw Term Loans on the funding date of such Delayed Draw Term Loans will participate proportionately in each then outstanding Borrowing of Term Loans (after giving effect to such funding of Delayed Draw Term Loans)). Each Lender’s Delayed Draw Term Loan Commitment shall expire on the Delayed Draw Term Loan Commitment Termination Date.
Section II.2 Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders in accordance with their respective Applicable Percentages. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

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(a)Subject to Section 2.13, each Borrowing of Loans shall be comprised entirely of ABR Loans or Term Benchmark Loans (or, subject to Section 2.13 in the event of a Benchmark Replacement, RFR Loans) as the Borrower may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(b)At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing and/or RFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Term Benchmark Borrowings or RFR Borrowings outstanding.
(c)Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
Section II.3 [Reserved].
Section II.4 Letters of Credit.
(a)During the Availability Period, subject to the terms and conditions hereof, Issuing Bank agrees to issue Letters of Credit (or amend, extend or increase any outstanding Letter of Credit) at the request and for the account of the Borrower (including for the purpose of supporting obligations of its Subsidiaries so long as the Borrower is an applicant with respect to the applicable Letter of Credit); provided that (i) each Letter of Credit shall be denominated in dollars or any Alternative Currency; (ii) the stated amount of each Letter of Credit shall not be less than the Dollar Equivalent of $250,000 or such lesser amount as is acceptable to Issuing Bank; (iii) after giving effect to such issuance, amendment, extension or increase, in no event shall the Letter of Credit Usage exceed the Letter of Credit Commitment then in effect; (iv) after giving effect to such issuance, amendment, extension or increase, in no event shall the aggregate Letter of Credit Usage exceed the Letter of Credit Commitment; (v) in no event shall any Letter of Credit have an expiration date later than the earlier of (1) five days prior to the Maturity Date and (2) the date which is one year from the date of issuance of such Letter of Credit, in each case unless otherwise agreed to in writing by Issuing Bank in its sole discretion (and, in the sole discretion of Issuing Bank, subject to cash collateralization, backstop or other arrangements acceptable to Issuing Bank). If the Borrower so requests in the Application for any Letter of Credit, Issuing Bank may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each such Letter of Credit, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by Issuing Bank, the Borrower shall not be required to make a specific request to Issuing Bank for any such extension. Each request by the Borrower for the issuance, amendment, extension or increase of any Letter of Credit shall be deemed to be a representation and warranty that the conditions set forth in clauses (iii), (iv) and (v) above have been met.
(b)Whenever the Borrower desires the issuance, amendment, extension or increase of a Letter of Credit, it shall deliver to the Administrative Agent and Issuing Bank (i) in the case of a request for the issuance of a Letter of Credit, an Issuance Notice and Application no later than 1:00 p.m. (New York City time) at least five Business Days in advance of the proposed date of issuance and (ii) in

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the case of a request for the amendment, extension or increase of a Letter of Credit, a notice and/or letter of credit application, in such form as specified by Issuing Bank, identifying the Letter of Credit to be amended, extended or increased and specifying the requested date of amendment, extension or increase (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with clause (a) of this Section), the amount and currency (which shall be dollars or an Alternative Currency) of such Letter of Credit and such other information as shall be necessary to enable Issuing Bank to amend, extend or increase such Letter of Credit, no later than 1:00 p.m. (New York City time) at least five Business Days in advance of the proposed date of such amendment, extension or increase (or such shorter period as Issuing Bank may agree to in its sole discretion). Each notice or letter of credit application delivered pursuant to this Section 2.4(b) shall be accompanied by documentary and other evidence of the proposed beneficiary’s identity as may reasonably be requested by Issuing Bank to enable Issuing Bank to verify the beneficiary’s identity or to comply with any applicable laws or regulations, including the USA Patriot Act. Upon satisfaction or waiver of the conditions set forth in Section 4.2, Issuing Bank shall issue or amend, extend or increase the requested Letter of Credit only in accordance with Issuing Bank’s standard operating procedures as in effect from time to time. Notwithstanding any other provision of this Agreement or any other Loan Document to the contrary, no Issuing Bank shall be required to issue, amend, extend or increase any Letter of Credit if such Letter of Credit would violate one or more provisions of any applicable law, rule or regulation or Issuing Bank’s standard policies and procedures regarding the issuance of letters of credit as in effect from time to time (to the extent not in conflict with the requirements of this Section 2.4 or as otherwise accepted by the Borrower). Notwithstanding anything contained in any Application furnished to Issuing Bank in connection with the issuance of any Letter of Credit or any notice or letter of credit application furnished to Issuing Bank in connection with the amendment, extension or increase of any Letter of Credit, in the event of any conflict between the terms and conditions of such Application or notice or letter of credit application, on the one hand, and the terms and conditions of this Agreement, on the other hand, the terms and conditions of this Agreement shall control. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Issuing Bank will also deliver to the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)In determining whether to honor any drawing under any Letter of Credit by the beneficiary(ies) thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents, if such documents are not in strict compliance with the terms of such Letter of Credit. As between the Borrower and Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Bank, by the respective beneficiaries of such Letters of Credit; provided that such assumption of risk by the Borrower shall not affect any rights that the Borrower may have against any such beneficiary. In furtherance and not in limitation of the foregoing, Issuing Bank shall not be responsible or have any liability for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by any beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; (viii) any other action or inaction taken or suffered by Issuing Bank under or in connection with any such Letter of

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Credit, if required under, or expressly authorized under the circumstances by, any applicable domestic or foreign law or letter of credit practice or (ix) any consequences arising from causes beyond the control of Issuing Bank, including any Governmental Acts; none of the above shall affect or impair, or prevent the vesting of, any of Issuing Bank’s rights or powers hereunder or place Issuing Bank under any liability to the Borrower. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by Issuing Bank under or in connection with any Letter of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in “good faith” (as such term is defined in Article 5 of the New York Uniform Commercial Code), shall not give rise to any liability on the part of Issuing Bank to the Borrower. Notwithstanding anything to the contrary contained in this Section 2.4(c), Issuing Bank shall not be excused from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of Issuing Bank (as determined by a final, non-appealable judgment of a court of competent jurisdiction), Issuing Bank shall be deemed to have exercised care in each such determination.
(d)In the event Issuing Bank has honored a drawing under a Letter of Credit on any date (a “Disbursement Date”), it shall promptly notify the Borrower and the Administrative Agent of the amount of such drawing in the currency in which such Letter of Credit is denominated and of the applicable Disbursement Date. In the case of any such drawing in an Alternative Currency, the Borrower’s obligation to reimburse the amount of such drawing will, on the applicable Disbursement Date, automatically be converted into an obligation to reimburse to Issuing Bank, directly, the Dollar Equivalent (determined as of such Disbursement Date) of the amount of such Alternative Currency drawing. The Borrower shall reimburse Issuing Bank on (i) the same Business Day such drawing is paid by Issuing Bank, if under a sight draft or demand presentation paid by Issuing Bank under the applicable Letter of Credit, and such drawing is made and written notice is given thereof by Issuing Bank to Borrower prior to 10:00 a.m. (New York time) on such date, (ii) the next Business Day after the date the Issuing Bank pays such drawing, if under a sight draft or demand presentation paid by Issuing Bank under the applicable Letter of Credit and such drawing is made and written notice thereof is given by the Issuing Bank to the Borrower at or after 10:00 a.m. (New York time) on such date (the “Reimbursement Date”) in an amount in same day funds equal to the dollar amount or Dollar Equivalent, as applicable, of such honored drawing, together in each case with accrued and unpaid interest as provided in Section 2.12.1 If the Administrative Agent receives any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to Issuing Bank.
(e)The obligation of the Borrower to reimburse Issuing Bank for drawings honored under the Letters of Credit issued by it shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set off, defense or other right which the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Issuing Bank, Lender or any other Person, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or one of its Restricted Subsidiaries and the beneficiary(ies) for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by Issuing Bank under any Letter of Credit against presentation of a draft or other document
1 Per internal legal: LC reimbursement obligations are not intended to be loans and so cannot be “carried” on the issuing bank’s books.  Otherwise, the issuing bank risks its regulators viewing them as credit obligations, which requires the issuing bank to hold a different amount of capital and report it differently than LC obligations.

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which does not substantially comply with the terms of such Letter of Credit; (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower or any of its Restricted Subsidiaries or any other Person; (vi) any breach hereof by any party hereto or any other Loan Document by any party thereto; (vii) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Rules 3.13 and 3.14 of ISP 98) permits a drawing to be made under such Letter of Credit after the expiration thereof or after the expiration or termination of the Commitments; (viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or (ix) the fact that an Event of Default or a Default shall have occurred and be continuing.
(f)Without duplication of any obligation of the Borrower under Section 10.3, in addition to amounts payable as provided herein, the Borrower hereby agrees to protect, indemnify, pay and save and hold harmless Issuing Bank from and against any and all claims, demands, liabilities, damages and losses, and all reasonable and documented costs, charges and out-of-pocket expenses (including reasonable fees, out-of-pocket expenses and disbursements of one primary counsel (with exceptions for conflicts of interest) and one local counsel in each relevant jurisdiction), which Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance, amendment, extension or increase of any Letter of Credit by Issuing Bank, any demand for payment thereunder, any payment or other action taken or omitted to be taken in connection with such Letter of Credit or this Agreement, or any transaction(s) supported by such Letter of Credit, other than as a result of (1) the gross negligence or willful misconduct of Issuing Bank as determined by a final, non-appealable judgment of a court of competent jurisdiction or (2) the wrongful dishonor by Issuing Bank of a presentation under any Letter of Credit which strictly complies with the terms and conditions of such Letter of Credit, or (ii) the failure of Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act. The Borrower will pay all amounts owing under this Section promptly after written demand therefor.
(g)Issuing Bank may resign as Issuing Bank by providing at least 30 days prior written notice to the Administrative Agent, the Lenders and the Borrower. Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank (provided that no consent will be required if the replaced Issuing Bank has no Letters of Credit or reimbursement obligations with respect thereto outstanding) and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such resignation or replacement of Issuing Bank. From and after the effective date of any such replacement or resignation, (i) any successor Issuing Bank shall have all the rights and obligations of Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Bank, as the context shall require. At the time any such resignation or replacement shall become effective, (A) the Borrower shall pay all unpaid fees accrued for the account of the resigning or replaced Issuing Bank pursuant to Sections 2.11(c) and (d) and (B) the resigning or replaced Issuing Bank shall remain a party hereto to the extent that Letters of Credit issued by it remain outstanding and shall continue to have all the rights and obligations of Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement. After the replacement or resignation of Issuing Bank hereunder, the resigning or replaced Issuing Bank shall not be required to issue, amend, extend or increase any Letters of Credit.
(h)If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or Issuing Bank demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in a non-interest bearing account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of Issuing Bank, an amount in cash equal to 103% of Letter of Credit Usage attributable to all outstanding Letter of Credits as of such date (provided that, if the Letter of Credit Usage increases at any time following such deposit, the Borrower shall, at the request of the Administrative Agent or Issuing Bank, deposit additional amounts in cash in dollars so that such deposit account holds at least 103% of the amount of

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Letter of Credit Usage at any time) plus any accrued and unpaid interest thereon, in each case in dollars; provided that the obligation to deposit such cash collateral shall become effective immediately, and such cash collateral shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Article VIII (h) or (i). Such cash collateral shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Such cash collateral shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse Issuing Bank for any disbursements under Letters of Credit for which they have not been reimbursed and, to the extent not so applied, shall be held as cash collateral for the satisfaction of the reimbursement obligations of the Borrower for the Letter of Credit Usage at such time, and after such cash collateralization and/or payment in full of all Letter of Credit Usage, may be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide amounts of cash collateral hereunder as a result of the occurrence of an Event of Default, such amounts (to the extent not applied as aforesaid) shall be returned to the Borrower (or as otherwise ordered by a court of competent jurisdiction) within five Business Days after all Events of Default have been cured or waived.
(i)Unless otherwise expressly agreed by Issuing Bank and the Borrower when a Letter of Credit is issued, the rules of the ISP 98 (including those relating to payment of fees of correspondent banks in the case of Letters of Credit denominated in Alternative Currencies) shall apply to each Letter of Credit. Notwithstanding the foregoing, no Issuing Bank shall be responsible to the Borrower for, and Issuing Bank’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of Issuing Bank required under, or expressly authorized under the circumstances by, any applicable law, order, or practice that is required to be applied to any Letter of Credit or this Agreement, including the law or any order of a jurisdiction where Issuing Bank or the beneficiary of any Letter of Credit is located, the practice stated in the ISP 98, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade, Inc. (BAFT), or the Institute of International Banking Law & Practice, whether or not any such law or practice is applicable to any Letter of Credit.
Section II.5 Requests for Borrowings.
To request a Borrowing, the Borrower shall deliver to the Administrative Agent a written Borrowing Request in substantially the form of Exhibit B attached hereto and signed by the Borrower (a) (i) in the case of a Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing or (ii) subject to Section 2.13 in the event of a Benchmark Replacement, in the case of an RFR Borrowing, not later than 11:00 a.m., New York City time, five U.S. Government Securities Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day prior to the date of the proposed Borrowing; provided that, notwithstanding the foregoing, any Borrowing Request requesting the making of any Delayed Draw Term Loan, in each case, shall be delivered to the Administrative Agent no later than 11:00 a.m., New York City time, six (6) U.S. Government Securities Business Days before the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be by telecopy (or facsimile or other electronic transmission (e.g., .pdf via e-mail)) to the Administrative Agent. Each such Borrowing Request shall specify the following information in compliance with Section 2.2:
(i)the aggregate amount of the requested Borrowing;
(ii)the date of such Borrowing, which shall be a Business Day;

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(iii)whether such Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing (or, subject to Section 2.13 in the event of a Benchmark Replacement, an RFR Borrowing);
(iv)in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v)the location and number of the account or accounts of the Borrower to which funds are to be disbursed.
If no election as to the Type of Borrowing is specified with respect to Loans, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section II.6 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Upon satisfaction of the conditions precedent in Section 4.2 (and Section 4.1 if applicable), the Administrative Agent will make such Loans available to the Borrower by promptly disbursing the amounts so received, in like funds, to an account or accounts designated by the Borrower in the applicable Borrowing Request.
(a)Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Applicable Percentage of such Borrowing, the Administrative Agent may assume that such Lender has made such Applicable Percentage available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its Applicable Percentage of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
Section II.7 Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as otherwise provided in Section 2.5. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing in accordance with their respective Applicable Percentages, and the Loans comprising each such portion shall be considered a separate Borrowing.
(a)To make an election pursuant to this Section, the Borrower shall deliver to the Administrative Agent a written request (an “Interest Election Request”) in substantially the form of

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Exhibit C attached hereto and signed by the Borrower by not later than 11:00 a.m., New York time, (i) three U.S. Government Securities Business Days before the date of a proposed continuation of, or conversion to, a Term SOFR Loan or RFR Loan or (ii) one Business Day prior to the date of a proposed conversion to an ABR Loan. Each such request shall be irrevocable and shall be by hand delivery or telecopy (or facsimile or other electronic transmission (e.g., .pdf via e-mail)) to the Administrative Agent.
(b)Each Interest Election Request shall specify the following information in compliance with Section 2.2:
(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)whether the resulting Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing (or, subject to Section 2.13 in the event of a Benchmark Replacement, an RFR Borrowing); and
(iv)if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(c)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(d)If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Term Benchmark Borrowing with an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, each Term Benchmark Borrowing (and each RFR Borrowing) shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
Section II.8 Termination and Reduction of Commitments.
(a)Unless previously terminated, (i) the Initial Term Loan Commitments shall automatically terminate upon the making of the Initial Term Loans on the Closing Date, (ii) the Delayed Draw Term Loan Commitment of each Lender shall be automatically reduced upon the making of each Delayed Draw Term Loan by such Lender in an amount equal to the aggregate principal amount of such Delayed Draw Term Loans made by such Lender, (iii) to the extent that as of the Delayed Draw Term Loan Commitment Reduction Date the aggregate amount of outstanding Delayed Draw Term Loan Commitments exceeds $500,000,000, then the Delayed Draw Term Loan Commitments shall automatically be reduced to $500,000,000 on the Delayed Draw Term Loan Commitment Reduction

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Date and (iv) the Delayed Draw Term Loan Commitments shall automatically terminate on the Delayed Draw Term Loan Commitment Termination Date.
(b)The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.
(c)The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section by no later than 12:00 p.m. at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination or reduction of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or another transaction, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be applied to the Lenders in accordance with their respective Applicable Percentages.
Section II.9 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to repay to the Administrative Agent, for the account of each applicable Lender:
(i)on the last Business Day of each March, June, September and December (commencing on March 31, 2025) prior to the Maturity Date, Term Loans in an amount equal to 0.25% (or such greater percentage determined by the Administrative Agent (acting at the direction of the Blackstone Representative) necessary to cause the Delayed Draw Term Loans to be fungible with any then-outstanding Term Loans) of the original principal amount of Initial Term Loans funded on the Closing Date and Delayed Draw Term Loans funded prior to such applicable date of payment (as such amount may be reduced from time to time as a result of the application of prepayments pursuant to Section 2.10(c)); and
(ii)on the Maturity Date, the then-unpaid principal amount of each Loan.
(a)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(c)The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. In the event of any conflict between the accounts and records of the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall be conclusive in the absence of demonstrable error,

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(d)Any Lender may request that Loans made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.4) be represented by one or more Notes in such form payable to the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns).
Section II.10 Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium (except as set forth in Section 2.11(d)) or penalty (subject to the requirements of Section 2.15), subject to prior notice in accordance with this Section. The Borrower shall notify the Administrative Agent in writing (by telecopy or facsimile or other electronic transmission) of any prepayment hereunder (i) in the case of prepayment of (1) a Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (2) an RFR Borrowing, not later than 11:00 a.m., New York City time, five Business Days before the date of prepayment and (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and the prepayment premium (if any) applicable thereto; provided that, if a notice of prepayment is given in connection with a conditional notice of reduction or termination of the Commitments as contemplated by Section 2.8, then such notice of prepayment may be revoked if such notice of reduction or termination is revoked in accordance with Section 2.8. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.2.
(b)    (i)     Not later than the fifth Business Day following the receipt by the Borrower or any Restricted Subsidiary (or by any other Person on account of a Specified Asset Sale by the Borrower or any Restricted Subsidiary) of Net Cash Proceeds in respect of any Specified Asset Sale or Casualty Event Receipt, the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Term Loans; provided that, no prepayment shall be required to be made pursuant to this Section 2.10(b)(i) in respect of any Specified Asset Sale or Casualty Event Receipt unless either (A) the Net Cash Proceeds received from any such Specified Asset Sale (or series of related Specified Asset Sales) or Casualty Event Receipt (or series of related Casualty Event Receipts) exceeds 10% of Consolidated Adjusted EBITDA as of the last day of the most recently ended four fiscal quarter period for which financial statements have been or are required to be delivered pursuant to Section 5.1(a) or (b)) (determined after giving effect to such Specified Asset Sale or Casualty Event Receipt) or (B) the aggregate amount of Net Cash Proceeds received from all Specified Asset Sales and Casualty Event Receipts in any fiscal year that have not been applied to prepay outstanding Term Loans as a result of the foregoing clause (A) exceeds 20% of Consolidated Adjusted EBITDA as of the last day of the most recently ended four fiscal quarter period for which financial statements have been or are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b) (determined after giving effect to such Specified Asset Sale or Casualty Event Receipt); provided, that the Borrower may use a portion of such Net Cash Proceeds to prepay or repurchase any Incremental Equivalent Indebtedness that is secured by the Collateral on a pari passu basis with the Loans to the extent such Incremental Equivalent Debt and the Liens securing the same are permitted hereunder and the documentation governing such Incremental Equivalent Debt requires such a prepayment or repurchase thereof with the proceeds of such Specified Asset Sale or Casualty Event Receipt, in each case in an amount not to exceed the product of (x) the amount of such Net Cash Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such Incremental Equivalent Debt and the denominator of which is the aggregate outstanding principal amount of Term Loans and such other Indebtedness.

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(ii)     In the event that the Borrower or any Restricted Subsidiary (or any other Person at the direction of the Borrower or a Restricted Subsidiary) shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness by the Borrower or any such Restricted Subsidiary (other than any cash proceeds from the issuance of Indebtedness permitted pursuant to Section 6.1), the Borrower shall on the Business Day of receipt of such Net Cash Proceeds, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans.
(iii) In the event that there shall be Excess Cash Flow for any Excess Cash Flow Period (commencing with the Excess Cash Flow Period ending December 31, 2025), the Borrower shall, no later than five (5) Business Days after the date on which financial statements for the fiscal quarter or fiscal year, as applicable, ending on the last day of such Excess Cash Flow Period are required to be delivered pursuant to Section 5.1(a) or 5.1(b), as applicable, prepay outstanding Term Loans in an aggregate principal amount equal to (i) the Applicable ECF Percentage (as of the last day of such Excess Cash Flow Period) of such Excess Cash Flow, if any, for such Excess Cash Flow Period, minus (ii) voluntary repayments made during such Excess Cash Flow Period of (w) the Term Loans and any Incremental Term Loans, (x) [reserved], (y) obligations under the Revolving Credit Facility (to the extent (1) secured by a Lien on the Collateral that is pari passu with the Liens securing the Obligations and (2) accompanied by a permanent reduction in the revolving commitments thereunder) and (z) Incremental Equivalent Debt, in each case, by the Borrower made with internally generated cash (excluding, for the avoidance of doubt, repayments of Loans made with the proceeds of long-term Indebtedness); provided that, no prepayment shall be required to be made pursuant to this Section 2.10(b)(iii) for any Excess Cash Flow Period unless the aggregate principal amount of Term Loans required to be prepaid pursuant to this Section 2.10(b)(iii) for such Excess Cash Flow Period exceeds an amount equal to the product of (A) 2.5% of Consolidated Adjusted EBITDA for the trailing four (4) fiscal quarters ending as of the last day of such Excess Cash Flow Period multiplied by (B) the number of fiscal quarters in such Excess Cash Flow Period (and then only amounts in excess of such amount).
(a)Each prepayment of Loans shall be applied to reduce the scheduled remaining installments of principal of such Loans in direct order of maturity. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and any costs incurred as contemplated by Section 2.15.
(b)The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to this Section 2.10(b) prior to 1:00 p.m. at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment, provide a reasonably detailed calculation of the amount of such prepayment and the amount of the prepayment premium (if any) applicable thereto. The Administrative Agent will promptly notify each Lender of the contents of the Borrower’s prepayment notice.
Section II.11 Fees.
(a) (i) The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than any Defaulting Lender) a commitment fee, which shall accrue at a rate of 1.00% per annum on the daily amount of the unused Delayed Draw Term Loan Commitment of such Lender during the period from and including the Closing Date to but excluding the date on which such Delayed Draw Term Loan Commitment terminates. Accrued commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year (commencing on March 31, 2025) and on the date on which the Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

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(i)The Borrower agrees to pay to the Issuing Bank a commitment fee, which shall accrue at a rate of 0.375% per annum on the daily amount of the unused Letter of Credit Commitment of Issuing Bank during the period from and including the Closing Date to but excluding the date on which the Letter of Credit Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Letter of Credit Commitment terminates, commencing on the first such date to occur after the Closing Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day)
(a)The Borrower shall pay to the Agents, for their own account, such fees set forth in the Agent Fee Letter in the amounts and at the times so specified therein.
(b)The Borrower agrees to pay to Issuing Bank letter of credit fees equal to (i) 2% per annum, multiplied by (ii) the average aggregate daily maximum Dollar Equivalent available to be drawn under all such Letters of Credit (determined as of the close of business on any date of determination) (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which Issuing Bank ceases to have any Letter of Credit Usage. Such letter of credit fees shall be paid on a quarterly basis in arrears and shall be due and payable on the first Business Day after the end of each March, June, September and December in respect of the most recently ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of any Letter of Credit, on the Commitment Termination Date and thereafter on demand.
(c)The Borrower agrees to pay to Issuing Bank (i) a fronting fee equal to 0.125% per annum, multiplied by the average aggregate daily maximum Dollar Equivalent available to be drawn under all Letters of Credit issued by Issuing Bank (determined as of the close of business on any date of determination) (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination) from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any Letter of Credit Usage attributable to Letters of Credit issued by Issuing Bank; and (ii) such administrative, documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be. Such fronting fee shall be paid on a quarterly basis in arrears and shall be due and payable on the first Business Day after the end of each March, June, September and December in respect of the most recently ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Commitment Termination Date and thereafter on demand. Such documentary and processing charges are due and payable on demand.
(d)The Borrower agrees to pay to the Lenders the fees set forth in the Fee Letter, in the amounts and at the times set forth therein.
(e)In the event that, on or prior to the second anniversary of the Closing Date, any Term Loan is (w) voluntarily prepaid, refinanced, substituted or replaced, (x) prepaid pursuant to Section 2.10(b)(ii), or (y) required to be assigned pursuant to Section 2.18(b) or (z) accelerated for any reason (any such event described in the foregoing clauses (w), (x), (y) and (z), a “Prepayment Premium Event”), the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (A) if such Prepayment Premium Event occurs on or prior to the first anniversary of the Closing Date, a premium of 2.00% of the aggregate principal amount of the Term Loans subject to such Prepayment Premium Event and (B) if such Prepayment Premium Event occurs after the first anniversary but on or prior to the second anniversary of the Closing Date, a premium of 1.00% of the aggregate principal amount of the Term Loans subject to such Prepayment Premium Event.

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(f)The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(g)All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the parties specified herein. Fees paid shall not be refundable under any circumstances.
Section II.12 Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(a)(i) The Loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate and (ii) each RFR Loan shall bear interest at a rate per annum equal to the Adjusted Daily Simple SOFR plus the Applicable Rate.
(b)Notwithstanding the foregoing, at all times when an Event of Default listed in paragraph (a), (b), (h) or (i) of Article VIII has occurred hereunder and is continuing, all overdue amounts outstanding hereunder shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable thereto as provided in the preceding paragraphs of this Section or (ii) in the case of any other overdue amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(c)Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(d)Subject to Section 2.12(g), all interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day; provided that any such Loan that is repaid on the same day on which it is made shall bear interest for one (1) day). The applicable Alternate Base Rate, Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted Daily Simple SOFR or Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
(e)The Borrower agrees to pay to Issuing Bank, with respect to drawings honored under any Letter of Credit issued by Issuing Bank, interest on the Dollar Equivalent paid by Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of the Borrower at a rate equal to (i) for the period from the applicable Disbursement Date to but excluding the applicable Reimbursement Date, Adjusted Term SOFR Rate plus 2.0% per annum and (ii) thereafter, the rate set forth in the foregoing clause (i) plus, without duplication of Section 2.12(c), 2.0% per annum.
(f)Interest payable pursuant to Section 2.12(f) shall be computed on the basis of a 365/366 day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

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Section II.13 Alternate Rate of Interest.
(a)Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.13, if:
(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR; or
(ii)the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy, facsimile or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.7 or a new Borrowing Request in accordance with the terms of Section 2.5, (1) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above and (2) any Borrowing Request that requests an RFR Borrowing shall instead be deemed to be a Borrowing Request, as applicable, for an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowing, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.13(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.7 or a new Borrowing Request in accordance with the terms of Section 2.5, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.
(b)Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.13), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark

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Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(c)Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent (acting at the direction of the Required Lenders) will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent, the Borrower or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13.
(e)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to (A) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a

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Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.13, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.
Section II.14 Increased Costs. (a) If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or other assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by or participated in, any Lender; or
(ii)impose on any Lender or the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans or other extensions of credit made by such Lender hereunder; or
(iii)impose on any Recipient any Taxes (other than Indemnified Taxes or Tax described in clauses (b) through (d) of the definition of Excluded Taxes), on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(a)If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital or liquidity of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments hereunder, the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon request of such Lender, the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(b)A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its respective holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower (with a copy to the

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Administrative Agent) and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(c)Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive (or has retroactive effect), then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(d)For purposes of this Section 2.14, the term “Lender” includes Issuing Bank.
Section II.15 Break Funding Payments.
(a)In the event of (i) the payment or prepayment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), or (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(b)With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith) or (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
Section II.16 Taxes(a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after making such deduction or withholding (including such deductions and withholdings applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be)

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receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(a)In addition, the Loan Parties shall (i) timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law or (ii) at the option of the Administrative Agent, shall timely reimburse the Administrative Agent for any payment of such Other Taxes.
(b)The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(c)As soon as practicable after any payment of Indemnified Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.16, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)(i) Any Lender that is entitled to an exemption from, or reduction of, withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(e)(ii), 2.16(e)(iii), 2.16(e)(v) or 2.16(e)(vi)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)Any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 (or successor form) certifying that such Lender is exempt from U.S. federal backup withholding Tax.
(ii)Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(A)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any

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Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or successor forms), establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or successor forms), establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(B)executed copies of IRS Form W-8ECI (or successor form);
(C)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” related to the Borrower described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or successor forms); or
(D)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY (or successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or successor forms), a U.S. Tax Compliance Certificate in compliance with Section 2.16(e)(iii)(C), IRS Form W-9 (or successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate in compliance with Section 2.16(e)(iii)(C) on behalf of each such direct or indirect partner.
(iii)Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from, or a reduction in, U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine withholding or deduction required to be made.
(iv)If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such other documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Administrative Agent and the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.16(e)(v), “FATCA” shall include any amendments made to FATCA after the Closing Date.
(v)Each Recipient agrees that if any form, certification or other documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such

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form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(e)Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand thereof, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.4(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case that are payable or paid by the Administrative Agent in connection with this Agreement or any other Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph. Each Lender hereby authorizes the Administrative Agent to deliver to the Borrower and to any successor Administrative Agent any documentation provided by the Lender to the Administrative Agent pursuant to this Section 2.16.
(f)If any party to this Agreement determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that (w) any Lender or the Administrative Agent may determine, in its sole discretion exercised in good faith consistent with the policies of such Lender or the Administrative Agent, whether to seek a refund for any Taxes; (x) with respect to any Taxes that are imposed on a Lender or the Administrative Agent as a result of a disallowance or reduction of any Tax refund with respect to which such Lender or the Administrative Agent has made a payment to the indemnifying party pursuant to this Section 2.16(g), the Borrower, upon the request of a Lender or the Administrative Agent, agrees to repay the amount paid over to the Borrower; and(y) nothing in this Section 2.16(g) shall require the Lender or the Administrative Agent to disclose any confidential information to a Loan Party or any other Lender (including its tax returns).
(g)[reserved].
(h)Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under this Agreement and the other Loan Documents.
(i)For purposes of this Section 2.16, the term “Lender” includes Issuing Bank and the term “applicable law” includes FATCA.
Section II.17 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, reimbursements under Letters of Credit, or of amounts payable under Section 2.14, Section 2.15 or Section 2.16, or otherwise) prior to 12:00 noon, New York City time, on the date

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when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent or Issuing Bank, as applicable, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent and except that payments pursuant to Section 2.14, Section 2.15, Section 2.16 and Section 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment or performance hereunder shall be due on a day that is not a Business Day, the date for payment or performance shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension; provided that, if such extension would cause payment of interest on Term SOFR Loans or RFR Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day. All payments hereunder shall be made in dollars.
(a)If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed drawings under Letters of Credit, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder (with amounts being applied to fee prior to interest), ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed drawings under Letters of Credit then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed drawings under Letters of Credit then due to such parties.
(b)If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time) (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(c)Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or Issuing Bank the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or Issuing Bank severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is

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distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(d)If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.3, Section 2.4(d), Section 2.6(b) or paragraph (d) of this Section, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section II.18 Mitigation Obligations; Replacement of Lenders. (a) If any Lender (which term shall include Issuing Bank for purposes of this Section 2.18(a)) requests compensation under Section 2.14, or if any Loan Party is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or Section 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(a)If (i) any Lender (which term shall include Issuing Bank for purposes of this Section 2.18(b) unless the context requires otherwise) requests compensation under Section 2.14, (ii) the Loan Party is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, (iii) any Lender is a Defaulting Lender or a Non-Consenting Lender or (iv) any Lender is a Declining Lender under Section 2.20, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.4, with the assignment fee to be paid by the Borrower in such instance), all its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and reimbursement obligations with respect to Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments, (iv) such assignment does not conflict with applicable law and (v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, (x) the applicable assignee shall have consented to, or shall consent to, the applicable amendment, waiver or consent and (y) the Borrower exercises its rights pursuant to this clause (b) with respect to all Non-Consenting Lenders relating to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply.
(b)Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

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Section II.19 Incremental Term Commitments. (a) The Borrower may, from time to time, by notice to the Administrative Agent, request that one or more Persons (which shall include the then-existing Lenders) establish Commitments to provide additional Term Loans forming part of the same class as the then-outstanding Term Loans (each, a “Term Loan Increase”) or a new class of term loans (collectively with any Term Loan Increase, the “Incremental Term Commitments”; the Loans made pursuant to any Incremental Term Commitments, the “Incremental Term Loans”), in each case, in a minimum amount equal to $10,000,000 or an integral multiple of $5,000,000 in excess thereof, to be effective as of a date (the “Incremental Effective Date”) as specified in the related notice to the Administrative Agent; provided, however, that, subject to Section 1.5(a) in the case of Incremental Term Commitments the proceeds of which will be used to finance a Limited Condition Transaction, no Default or Event of Default shall have occurred and be continuing as of the date of such request or as of the applicable Incremental Effective Date, or shall occur as a result thereof and, provided, further, (x) the aggregate principal amount of Incremental Term Commitments established hereunder shall not (taken together with the aggregate principal amount of Incremental Equivalent Debt incurred on or prior to such date and the aggregate amount of Incremental Equivalent Revolving Debt established on or prior to such date) exceed the Maximum Incremental Amount at such time and (y) no Incremental Term Commitments may be established hereunder unless the Delayed Draw Term Commitments shall have been fully utilized or terminated on or prior to the applicable Incremental Effective Date.
(a)The Borrower shall provide written notice to the Administrative Agent of a request for Incremental Term Commitments (which notice shall be forwarded by the Administrative Agent to the then-existing Lenders), which notice shall include (i) the proposed amount of such requested Incremental Term Commitments, (ii) the proposed Incremental Effective Date and (iii) the date by which Lenders wishing to participate in the Incremental Term Commitments must commit to participate in such Incremental Term Commitments (the “Commitment Date”). Each Lender that is willing to participate in such requested Incremental Term Commitments (each an “Incremental Existing Lender”) shall give written notice to the Administrative Agent on or prior to the Commitment Date of the amount of Incremental Term Commitments it is willing to provide. The failure of any Lender to respond shall be deemed to be a refusal of such Lender to participate in such Incremental Term Commitments.
(b)Promptly following each Commitment Date, the Administrative Agent shall notify the Borrower as to the amount, if any, by which the then-existing Lenders are willing to participate in the requested Incremental Term Commitments. Each (i) Incremental Existing Lender and (ii) each other bank, financial institution, or other Person that offers to provide the requested Incremental Term Commitments (each such bank, financial institution, or other Person in clause (ii), an “Eligible Assignee”) shall be satisfactory to (x) the Borrower and (y) if such Incremental Term Commitment is to be provided by an Eligible Assignee, the Administrative Agent to the extent such consent would be required pursuant to Section 10.4(b) in the event of an assignment to such Person (such consent not to be unreasonably withheld, condition or delayed).
(c)On each Incremental Effective Date, each Eligible Assignee satisfactory to the Borrower that accepts an offer to participate in a requested Incremental Term Commitment in accordance with Section 2.19(c) (each such Eligible Assignee, an “Incremental Additional Lender”) shall become a Lender party to this Agreement as of such Incremental Effective Date; provided, however, that the Administrative Agent shall have received on or before such Incremental Effective Date the following, each dated such date:
(i)(A) a certificate of the Borrower signed by a Responsible Officer of the Borrower certifying that, (1) the amount of such Incremental Term Commitments do not exceed the Maximum Incremental Amount and (2) before and after giving effect to such Incremental Term Commitments, (x) the representations and warranties contained in Article III and the other Loan Documents (or, in the case of Incremental Term Commitments the proceeds of which will be used to finance a Limited Condition Transaction, customary “SunGard” representations and

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warranties, as agreed by the Borrower and the Lenders providing such Incremental Term Commitments) are true and correct in all material respects (other than to the extent qualified by materiality or “Material Adverse Effect”, in which case, such representations and warranties shall be true and correct in all respects) on and as of the Incremental Effective Date; except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in such manner as of such earlier date, and except that for purposes of this Section, the representations and warranties contained in Section 3.4(a) shall be deemed to refer, following the first delivery thereof, to the most recent statements furnished pursuant to Section 5.1, and (y) subject to Section 1.5(a) in the case of Incremental Term Commitments the proceeds of which will be used to finance a Limited Condition Transaction, no Default or Event of Default exists and (B) if requested by the Administrative Agent or the Blackstone Representative, (x) documents substantially similar to those described in Section 4.1(c), modified as appropriate for the matters relating to the Incremental Term Commitments, including resolutions adopted by the board of directors or other applicable governing body of each Loan Party approving the Incremental Term Commitments and the corresponding modifications to this Agreement and a reaffirmation of the Guaranty and security interest granted by such Loan Party, (y) an opinion of counsel for each Loan Party in form and substance reasonably satisfactory to the Blackstone Representative in respect of matters relating to the Incremental Term Commitments and (z) a Solvency Certificate, modified as appropriate for the matters relating to the Incremental Term Commitments;
(ii)an amendment to this Agreement (each, an “Incremental Amendment”), duly executed and delivered by each Incremental Additional Lender and each Incremental Existing Lender, the Borrower and each other Loan Party and the Agents, which amendment shall establish the Incremental Term Commitments and effect such other modifications to the Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, the Blackstone Representative and the Borrower, to effect the provisions of this Section 2.19; and
(iii)an acknowledgment from each applicable Incremental Additional Lender and Incremental Existing Lender of the Agreement Among Lenders as provided in Section 15(a) thereof, duly executed and delivered by such Incremental Additional Lender.
(d)The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Loan Parties as may be necessary in order to establish Incremental Term Commitments in accordance with this Section 2.19 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent, the Blackstone Representative and the Borrower in connection with the establishment of such Incremental Term Commitments, in each case on terms consistent with this Section 2.19, including any amendments that are not adverse to the interests of any Lender that are made to effectuate changes necessary to enable any Incremental Term Loans to be fungible for United States federal income tax purposes with any then-existing Term Loans, which shall include any amendments that do not reduce the ratable amortization received by each Lender thereunder.
(e)The terms, provisions and documentation of the Incremental Term Commitments shall be as agreed between the Borrower and the applicable Incremental Additional Lenders and Incremental Existing Lenders providing such Incremental Term Commitments, and except as otherwise set forth herein, to the extent not identical to the Term Loans existing on the Incremental Effective Date, shall be reasonably satisfactory to the Blackstone Representative. In any event:
(i)any Incremental Term Commitments and Incremental Term Loans shall:
(A)rank pari passu in right of payment and of security with the Term Loans;

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(B)not be (x) incurred by any Person other than the Borrower, (y) guaranteed by any Person other than the Guarantors or (z) secured by any asset other than the Collateral;
(C)shall not mature earlier than the latest Maturity Date applicable to any Loans and Commitments outstanding as of the Incremental Effective Date;
(D)in the case of Incremental Term Loans, shall have Weighted Average Life to Maturity that is no shorter than the longest Weighted Average Life to Maturity of any Term Loans outstanding as of the Incremental Effective Date;
(E)in the case of Incremental Term Loans, may participate (x) on a pro rata basis or less than pro rata basis (but not a greater than pro rata basis) in any mandatory prepayments of Term Loans hereunder, as specified in the applicable Incremental Amendment and (y) on a pro rata basis, less than pro rata basis or greater than pro rata basis in any voluntary prepayments;
(F)[reserved]; and
(G)have covenants and other provisions, taken as a whole, that are no more restrictive to the Borrower and its Restricted Subsidiaries than the terms of the existing Loans and Commitments unless such more restrictive covenants and other provisions are added for the benefit of all then-existing Lenders; provided that, in the case of a Term Loan Increase, the terms and provisions of such Term Loan Increase shall be identical (other than as to upfront fees, original issue discount or similar fees, as long as any such fees or original issue discount do not cause such increase not to be fungible for U.S. federal income tax purposes with the class of Term Loans to which it is added); and
(ii)subject to the foregoing clause (i), the amortization schedule applicable to any Incremental Term Loans (excluding any Term Loan Increase) and the All-In Yield applicable to the Incremental Term Loans (excluding any Term Loan Increase) shall be determined by the Borrower and the applicable Incremental Existing Lenders and Incremental Additional Lenders and shall be set forth in each applicable Incremental Amendment; provided, however, that with respect to any Incremental Term Loans, if the All-In Yield applicable to such Incremental Term Loans shall be greater than the applicable All-In Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to Term Loans then outstanding by more than 50 basis points per annum (the amount of such excess, the “Yield Differential”), then the applicable margin with respect to such Term Loans shall be increased by the applicable Yield Differential (the provision in this clause, the “MFN Protection”).
(f)This Section shall supersede any provisions in Section 2.17 or Section 10.2 to the contrary.
Section II.20 Extension of Maturity Date. (a) The Borrower may, by delivery of a Maturity Date Extension Request to the Administrative Agent (which shall promptly deliver a copy thereof to each of the Lenders) not less than 30 days prior to the then existing Maturity Date for any Loans hereunder (as to any Loans, the “Existing Maturity Date”), request that the Lenders in respect of such Loans extend the Existing Maturity Date in accordance with this Section. Each Maturity Date Extension Request shall (i) specify the date to which the Existing Maturity Date is sought to be extended, (ii) specify the changes, if any, to the Applicable Rate to be applied in determining the interest payable on Loans of, and fees payable hereunder to, Consenting Lenders (as defined below) in respect of that portion of their Loans extended to such new Maturity Date and the time as of which such changes will become effective (which may be prior to the Existing Maturity Date), (iii) specify any other amendments or

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modifications to this Agreement to be effected in connection with such Maturity Date Extension Request and (iv) specify any additional terms or conditions to the effectiveness of such extension, provided that no such changes or modifications requiring approvals pursuant to Section 10.2(b) shall become effective prior to the then Existing Maturity Date unless such other approvals have been obtained. In the event a Maturity Date Extension Request shall have been delivered by the Borrower, each Lender shall have the right to agree or not agree to the extension of the Existing Maturity Date and other matters contemplated thereby on the terms and subject to the conditions set forth therein (each Lender agreeing to the Maturity Date Extension Request being referred to herein as a “Consenting Lender” and each Lender not agreeing thereto being referred to herein as a “Declining Lender”), which right may be exercised by written notice thereof, specifying the maximum amount of its Loans with respect to which such Lender agrees to the extension of the Existing Maturity Date, delivered to the Borrower (with a copy to the Administrative Agent) not later than a day to be agreed upon by the Borrower, the Blackstone Representative and the Administrative Agent following the date on which the Maturity Date Extension Request shall have been delivered by the Borrower (it being understood that any Lender that shall have failed to exercise such right as set forth above shall be deemed to be a Declining Lender). If a Lender elects to extend only a portion of its then existing Loans, it will be deemed for purposes hereof to be a Consenting Lender in respect of such extended portion and a Declining Lender in respect of the remaining portion of its Loans. If Consenting Lenders shall have agreed to such Maturity Date Extension Request in respect of Loans held by them, then, subject to paragraph (d) of this Section, on the date specified in the Maturity Date Extension Request as the effective date thereof (the “Extension Effective Date”), (i) the Existing Maturity Date of the applicable Loans shall, as to the Consenting Lenders, be extended to such date as shall be specified therein, (ii) the terms and conditions of the Loans of the Consenting Lenders (including interest and fees payable in respect thereof), shall be modified as set forth in the Maturity Date Extension Request and (iii) such other modifications and amendments hereto specified in the Maturity Date Extension Request shall (subject to any required approvals (including those of the Required Lenders) having been obtained, except that any such other modifications and amendments that do not take effect until the Existing Maturity Date shall not require the consent of any Lender other than the Consenting Lenders) become effective.
(a)Notwithstanding the foregoing, the Borrower shall have the right, in accordance with the provisions of Sections 2.18 and 9.4, at any time prior to the Existing Maturity Date, to replace a Declining Lender (for the avoidance of doubt, only in respect of that portion of such Lender’s Loans subject to a Maturity Date Extension Request that it has not agreed to extend) with a Lender or other financial institution that will agree to such Maturity Date Extension Request, and any such replacement Lender shall for all purposes constitute a Consenting Lender in respect of the Commitment assigned to and assumed by it on and after the effective time of such replacement; provided that such person shall be reasonably acceptable to the Administrative Agent and shall have executed and delivered to the Administrative Agent an acknowledgment to the Agreement Among Lenders as provided in Section 15(a) thereof.
(b)If a Maturity Date Extension Request has become effective hereunder, on the Existing Maturity Date, the Borrower shall repay all the Loans of each Declining Lender, to the extent such Loans shall not have been so purchased, assigned and transferred, in each case together with accrued and unpaid interest and all fees and other amounts owing to such Declining Lender hereunder.
(c)Notwithstanding the foregoing, no Maturity Date Extension Request shall become effective hereunder unless, (x) on the Extension Effective Date, the conditions set forth in Section 4.2 shall be satisfied (with all references in such Section to a Borrowing being deemed to be references to such Maturity Date Extension Request) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer and (y) the Administrative Agent shall have received an amendment to this Agreement, duly executed and delivered by each Consenting Lender, the Borrower and each other Loan Party and the Agents, which amendment shall effect the maturity extension and other modifications permitted by this Section 2.20 and such other modifications to the Loan Documents as may be necessary or appropriate, in the reasonable opinion of

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the Administrative Agent, the Blackstone Representative and the Borrower, to effect the provisions of this Section 2.20.
(d)Notwithstanding any provision of this Agreement to the contrary, it is hereby agreed that no extension of an Existing Maturity Date in accordance with the express terms of this Section, or any amendment or modification of the terms and conditions of the Commitments and Loans of the Consenting Lenders effected pursuant thereto, shall be deemed to (i) violate the last sentence of Section 2.8(c) or Section 2.17(c) or any other provision of this Agreement requiring the ratable reduction of Commitments or the ratable sharing of payments or (ii) require the consent of all Lenders or all affected Lenders under Section 10.2(b).
(e)The Borrower, the Administrative Agent and the Consenting Lenders may enter into an amendment to this Agreement to effect such modifications as may be necessary (as reasonably agreed by the Borrower, the Blackstone Representative and the Administrative Agent) to reflect the terms of any Maturity Date Extension Request that has become effective in accordance with the provisions of this Section.
Section II.21 Defaulting Lenders. (a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and in Section 10.2;
(ii)[reserved];
(iii)[reserved];
(iv)any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.8 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders or Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made when the conditions set forth in Section 4.1 or 4.2 (as applicable) were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments (without

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giving effect to Section 2.21(a)(ii)(A)). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and
(v)No Defaulting Lender shall be entitled to receive any commitment fee pursuant to Section 2.11 for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(a)[reserved].
(b)If the Borrower and the Administrative Agent each agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their respective Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants to the Lenders and Issuing Bank that:
Section III.1 Organization; Powers. Each of the Borrower and its Restricted Subsidiaries is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, has not resulted in and could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
Section III.2 Authorization; Enforceability. The Transactions are within each Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, equity holder action. Each Loan Party has duly executed and delivered each of the Loan Documents to which it is party, and each of such Loan Documents constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section III.3 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and (ii) those approvals, consents, registrations, filings or other actions, the failure of which to obtain or make has not had and could not reasonably be expected to have a Material Adverse Effect, (b) except as has not had

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and could not reasonably be expected to have a Material Adverse Effect, will not violate any applicable law or regulation or any order of any Governmental Authority, (c) will not violate any charter, by-laws or other organizational document of the Borrower or any of its Restricted Subsidiaries, (d) except as has not had and could not reasonably be expected to have a Material Adverse Effect, will not violate or result in a default under any indenture, agreement or other instrument (other than the agreements and instruments referred to in clause (c)) binding upon the Borrower or any of its Restricted Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Restricted Subsidiaries, and (e) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Restricted Subsidiaries (other than the Liens created pursuant to the Collateral Documents).
Section III.4 Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal years ended December 31, 2023, December 31, 2022, and December 31, 2021, reported on by Ernst & Young LLP, independent public accountants. Other than as set forth on Schedule 3.4 to the Disclosure Letter, such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Restricted Subsidiaries as of such dates and for such periods in accordance with GAAP.
(a)Since December 31, 2023, no event, development or circumstance exists or has occurred that has had or would reasonably be expected to have a material adverse effect on the business, property, financial condition or results of operations of the Borrower and its Restricted Subsidiaries, taken as a whole.
Section III.5 Properties. (a) Each of the Borrower and its Restricted Subsidiaries has good title to, or valid leasehold interests in or rights to use, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens, other than (i) Permitted Encumbrances, (ii) Liens arising by operation of law, (iii) Liens permitted by Section 6.2 and (iv) minor defects in title that do not materially interfere with the ability of the Borrower and its Restricted Subsidiaries to conduct their businesses and that have not had and would not reasonably be expected to result in a Material Adverse Effect.
(a)As of the Closing Date, Schedule 3.5 to the Disclosure Letter contains a true, accurate and complete list of all Material Real Estate Assets.
(b)Each of the Borrower and its Restricted Subsidiaries owns, or is licensed to use, all Intellectual Property material to, used in and necessary to its business as currently conducted, and the use thereof by the Borrower and its Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, have not resulted and would not reasonably be expected to result in a Material Adverse Effect.
Section III.6 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Restricted Subsidiaries (i) that have resulted or would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement, any other Loan Document or the Transactions. Neither the Borrower nor any of its Restricted Subsidiaries is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, have resulted or would reasonably be expected to result in a Material Adverse Effect.

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(a)Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, or (iii) has received notice of any claim with respect to any Environmental Liability.
(b)Since the Closing Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in or would reasonably be expected to result in a Material Adverse Effect.
Section III.7 Compliance with Laws and Agreements. Each of the Borrower and its Restricted Subsidiaries is in compliance with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, have not resulted and would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
Section III.8 Investment Company Status. None of the Borrower or any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
Section III.9 Taxes. Except as has not resulted and would not reasonably be expected to result in a Material Adverse Effect, (i) each of the Borrower and its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed with respect to income, properties or operations of the Borrower and its Restricted Subsidiaries, (ii) such returns accurately reflect in all material respects all liability for Taxes of the Borrower and its Restricted Subsidiaries as a whole for the periods covered thereby and (iii) each of the Borrower and each of its Restricted Subsidiaries has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and, to the extent required by GAAP, for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP.
Section III.10 ERISA. (a) Each Plan is in compliance in form and operation with its terms and with ERISA and the Code (including the Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other applicable laws and regulations, except where any failure to comply could not reasonably be expected to result in a Material Adverse Effect. Each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code or is comprised of a master or prototype plan that has received a favorable opinion letter from the IRS, and, nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of a Plan with no determination, nothing has occurred that would materially adversely affect the issuance of a favorable determination letter or otherwise materially adversely affect such qualification). No ERISA Event has occurred, or is reasonably expected to occur, other than as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(a)There exists no material Unfunded Pension Liability with respect to any Plan, except as could not reasonably be expected to result in a Material Adverse Effect.
(b)None of the Borrower, any Subsidiary or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the five calendar years immediately preceding the date this assurance is given or deemed given, made or accrued an obligation to make contributions to any Multiemployer Plan.

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(c)There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of the Borrower, any Subsidiary or any ERISA Affiliate, threatened, which have resulted in or could reasonably be expected either singly or in the aggregate to result in a Material Adverse Effect.
(d)The Borrower, each Subsidiary and each ERISA Affiliate have made all contributions to or under each Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, the terms of such Plan or Multiemployer Plan, respectively, or any contract or agreement requiring contributions to a Plan or Multiemployer Plan save where any failure to comply, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Material Adverse Effect.
(e)No Plan which is subject to Section 412 of the Code or Section 302 of ERISA has applied for or received an extension of any amortization period, within the meaning of Section 412 of the Code or Section 302 or 304 of ERISA. None of the Borrower, any Subsidiary or any ERISA Affiliate have ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Plan subject to Section 4064(a) of ERISA to which it made contributions. None of the Borrower, any Subsidiary or any ERISA Affiliate have incurred or reasonably expect to incur any liability to PBGC except as has not resulted in and could not reasonably be expected to result in a Material Adverse Effect, and no Lien imposed under the Code or ERISA on the assets of the Borrower, any Subsidiary or any ERISA Affiliate exists or, to the knowledge of the Borrower, is likely to arise on account of any Plan. None of the Borrower, any Subsidiary or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
(f)Each Non-U.S. Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except as has not resulted in and could not reasonably be expected to result in a Material Adverse Effect. All contributions required to be made with respect to a Non-U.S. Plan have been timely made, except as has not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any of its Restricted Subsidiaries has incurred any material obligation in connection with the termination of, or withdrawal from, any Non-U.S. Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan, determined as of the end of the Borrower’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities, except as would not reasonably be expected to result in a Material Adverse Effect.
Section III.11 Disclosure. All written information or oral information provided in formal presentations or in any regularly scheduled meeting or regularly scheduled conference call with more than one Lender (other than any projected financial information and other than information of a general economic or industry specific nature) furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder or under any Loan Document (as modified or supplemented by other information so furnished and when taken as a whole), when furnished, does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading; provided that, with respect to any projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time furnished (it being understood that such projected financial information is subject to significant uncertainties and contingencies, any of which are beyond the Borrower’s control, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projected financial information may differ significantly from the projected results and such differences may be material).

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Section III.12 Subsidiaries. Schedule 3.12 to the Disclosure Letter sets forth as of the Closing Date a list of all Subsidiaries (identifying all Restricted Subsidiaries and all Unrestricted Subsidiaries) and the percentage ownership (directly or indirectly) of the Borrower therein. Except as has not resulted and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the shares of capital stock or other ownership interests of all Restricted Subsidiaries of the Borrower are fully paid and non-assessable and are owned by the Borrower (other than minority interests held by other Persons that do not violate any provision of this Agreement), directly or indirectly, free and clear of all Liens other than Liens permitted under Section 6.2.
Section III.13 Anti-Terrorism Laws; USA Patriot Act. To the extent applicable, the Borrower and each Subsidiary is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the USA Patriot Act.
Section III.14 Anti-Corruption Laws and Sanctions. (a) The Borrower has implemented and maintains in effect policies and procedures designed to promote compliance by the Borrower and its Subsidiaries and its and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and its and their respective directors and officers and, to the knowledge of the Borrower, its and their respective employees, and their respective affiliates and agents acting at their direction, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (i) the Borrower, any Subsidiary or any of its or their respective directors or officers, nor to the knowledge of the Borrower, any of the employees of the Borrower or its Subsidiaries, or (ii) to the knowledge of the Borrower, any of its or their respective affiliates or agents that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. The Transactions will not violate Anti-Corruption Laws or applicable Sanctions.
(a)No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any officer or employee of a Governmental Authority, or any Person controlled by a Governmental Authority, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
Section III.15 Margin Stock. (a) None of the Borrower or any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of buying or carrying or extending credit for the purpose of buying or carrying Margin Stock.
(a)No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.
Section III.16 Solvency. As of the Closing Date, the Borrower is, individually and together with its Restricted Subsidiaries, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith (assuming for this purpose that the full amount of the Commitments is drawn on the Closing Date, as the case may be) will be, Solvent.
Section III.17 Immaterial Subsidiaries. As of the Closing Date, set forth on Schedule 3.17 to the Disclosure Letter is each Restricted Subsidiary that is not a Material Subsidiary.
Section III.18 Collateral Documents. The Security Agreement and each other Collateral Document is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid security interest in the Collateral described therein and proceeds thereof (to the extent a

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security interest can be created therein under the Uniform Commercial Code). In the case of the Pledged Collateral described in the Security Agreement, when stock or interest certificates representing such Pledged Collateral (along with properly completed stock or interest powers endorsing the Pledged Collateral) and executed by the owner of such shares or interests are delivered to the Collateral Agent, and in the case of the other Collateral described in the Security Agreement or any other Collateral Document, when financing statements and other filings specified on Schedule 3.18 to the Disclosure Letter in appropriate form are filed in the offices specified on Schedule 3.18 to the Disclosure Letter, the Collateral Agent, for the benefit of the Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations to the extent a security interest in such Collateral can be perfected by possession of such Pledged Collateral or the making of such filings, in each case prior and superior in right to any other Person.
Section III.19 EEA Financial Institution. No Loan Party is an EEA Financial Institution.
Section III.20 FinCEN. As of the Closing Date, the information included in the Beneficial Ownership Certification delivered by the Borrower pursuant to Section 5.1(f), if applicable, is true and correct in all respects.
ARTICLE IV

CONDITIONS
Section IV.1 Initial Credit Extension.    The initial Credit Extension on the Closing Date (and the obligations of the Lenders in respect thereof) is subject to satisfaction of the following conditions precedent:
(a)The Administrative Agent and Blackstone Representative shall have received a counterpart duly executed and delivered by the Borrower, each other Loan Party, the Agents and each Lender (in each case, to the extent it is a party to such agreement) (or written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a counterpart) that such party has signed a counterpart) of (i) this Agreement and (ii) each Collateral Document to which it is a party;
(b)The Administrative Agent and Blackstone Representative shall have received, on behalf of itself, the Collateral Agent and the Lenders, the favorable written opinion of Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Loan Parties in form and substance reasonably satisfactory to the Blackstone Representative, dated the Closing Date and addressed to the Administrative Agent, the Collateral Agent and the Lenders;
(c)The Administrative Agent and Blackstone Representative shall have received, with respect to the Borrower and each other Loan Party, (i) copies of the Organizational Documents of such Loan Party (including each amendment thereto) certified as of a date reasonably near the Closing Date as being a true and complete copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized; (ii) a certificate of the secretary or assistant secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the Organizational Documents of such Loan Party as in effect on the Closing Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or similar governing body of such Loan Party (and, if applicable, any parent company of such Loan Party) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the

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Transactions, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (C) as to the incumbency and specimen signature of each Person authorized to execute any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate pursuant to clause (ii) above and (iv) a copy of the certificate of good standing of such Loan Party from the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized (dated as of a date reasonably near the Closing Date);
(d)The Administrative Agent and the Collateral Agent shall have received, on or before the Closing Date, all documents and instruments, including Uniform Commercial Code financing statements required by Law or reasonably requested by the Blackstone Representative (to the extent required by the Security Agreement) to be filed, registered, published or recorded to create or perfect the Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered, published or recorded or other arrangements reasonably satisfactory to the Blackstone Representative for such filing, registration, publication or recordation shall have been made;
(e)The Administrative Agent and Blackstone Representative shall have received a completed Perfection Certificate dated the Closing Date and signed by a Responsible Officer of the Loan Parties, together with all attachments contemplated thereby;
(f)The Administrative Agent shall have received at least three (3) Business Days prior to the Closing Date (x) a Beneficial Ownership Certificate with respect to the Borrower and (y) all other documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation, that has been reasonably requested by any Lender at least ten (10) days in advance of the Closing Date.
(g)The Administrative Agent and Blackstone Representative shall have received a Solvency Certificate signed by a Financial Officer;
(h)The Administrative Agent and Blackstone Representative shall have received a certificate of a Responsible Officer of the Borrower as to the matters set forth in clause (b) and (c) of Section 4.2;
(i)(x) The Arrangers and the Administrative Agent shall have received (or shall receive substantially concurrently with the initial Credit Extension on the Closing Date), to the extent invoiced at least two (2) Business Days prior to the Closing Date, all fees and other amounts due and payable on or prior to the Closing Date pursuant to the Loan Documents, including reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Loan Parties hereunder or under any other Loan Document and (y) the Administrative Agent shall have received a fully executed copy of the Agent Fee Letter;
(j)The Administrative Agent and Blackstone Representative shall have received copies of a recent Lien and judgment search in each jurisdiction reasonably requested by the Blackstone Representative at least three (3) Business Days prior to the Closing Date with respect to the Loan Parties;
(k)The Administrative Agent and Blackstone Representative shall have received a certificate from the Borrower’s insurance broker or other evidence reasonably satisfactory to the Blackstone Representative that all insurance required to be maintained pursuant to Section 5.5 is in full

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force and effect, together with endorsements naming the Administrative Agent or the Collateral Agent as additional insured or lender’s loss payee thereunder (as applicable);
(l)The Administrative Agent and Blackstone Representative shall have received the Agreement Among Lenders dated the Closing Date and duly executed and delivered by each Lender and the Agents;
(m)Prior to or substantially concurrently with the initial funding of the Loans hereunder on the Closing Date, all existing third party debt for borrowed money of the Borrower and its Subsidiaries under the Existing Credit Agreement will be repaid, redeemed, defeased, discharged, refinanced or terminated, all commitments to extend credit thereunder shall be terminated, and all related guaranties and security interests will be terminated and released to the reasonable satisfaction of the Blackstone Representative; and
(n)The Administrative Agent shall have received the executed Funding Direction Letter with the funds flow attached.

Section IV.2 Each Credit Extension. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than a Borrowing consisting solely of a conversion of Loans of one Type to another Type or a continuation of a Term Benchmark Loan following the expiration of the applicable Interest Period), the obligation of Issuing Bank to issue any Letter of Credit, or amend or extend the expiration date, or increase the face amount of any Letter of Credit, and the effectiveness of any Incremental Term Commitments pursuant to Section 2.19 or any extension of the Maturity Date pursuant to Section 2.20 (each of the foregoing, a “Credit Extension”), is subject to the satisfaction of the following conditions (limited, in the case of Delayed Draw Term Loans and Incremental Term Commitments which will be used to finance a Limited Condition Transaction, in the manner set forth in Section 2.19):
(a)The Administrative Agent shall have received a fully executed Borrowing Request or the Administrative Agent and Issuing Bank shall have received fully executed Issuance Notice and Application, as the case may be;
(b)The representations and warranties of the Borrower set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (other than to the extent qualified by materiality or “Material Adverse Effect”, in which case, such representations and warranties shall be true and correct in all respects) on and as of the date of such Credit Extension, except that (i) for purposes of this Section, the representations and warranties contained in Section 3.4(a) shall be deemed to refer, following the first delivery thereof, to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.1 and (ii) to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in such manner as of such earlier date;
(c)At the time of and immediately after giving effect to such Credit Extension, no Default or Event of Default shall have occurred and be continuing; and
(d)Solely in the case of a Credit Extension in respect of Delayed Draw Term Loans, at the time of such Credit Extension, the Borrower’s Consolidated Secured Leverage Ratio shall not exceed 3.00 to 1.00 (to be calculated after giving pro forma effect to such Credit Extension and the use of proceeds thereof, as of the last day of the most recently ended four fiscal quarter period for which financial statements have been or are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b)), as evidenced by computations set forth in the applicable Borrowing Request.

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Each Credit Extension shall be deemed to constitute a representation and warranty by the Borrower as to the matters specified in clauses (b) through (d) of this Section.
ARTICLE V

AFFIRMATIVE COVENANTS
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit have been cancelled or expired or cash collateralized on terms satisfactory to Issuing Bank, each Loan Party covenants and agrees with the Lenders that:
Section V.1 Financial Statements; Other Information; Quarterly Conference Calls. The Borrower will furnish to the Administrative Agent (for distribution to each Lender):
(a)within 90 days after the end of such fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception (other than a qualification related to the maturity of any Indebtedness, including, without limitation, the Commitments and the Loans at the Maturity Date) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b)within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c)concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower in substantially the form of Exhibit F attached hereto (i) certifying as to whether a Default or Event of Default has occurred and is continuing as of the date thereof and, if a Default or Event of Default has occurred and is continuing as of the date thereof, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) if and to the extent that any change in GAAP that has occurred since the date of the audited financial statements referred to in Section 3.4 had an impact on such financial statements, specifying the effect of such change on the financial statements accompanying such certificate;
(d)promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Restricted Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be, in each case that is not otherwise required to be delivered to the Administrative Agent pursuant hereto; provided that such information shall be deemed to have been delivered on the date on which such information has been posted on the Borrower’s website on the Internet at http://www.dropbox.com (or any successor page) or at http://www.sec.gov;

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(e)promptly following any request in writing (including any electronic message) therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Restricted Subsidiary, or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request;
(f)the Borrower will furnish to the Collateral Agent (i) any information regarding Collateral required pursuant to the Collateral Documents and (ii) each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 5.1(a), a certificate of its Responsible Officer certifying that, to its knowledge, all Uniform Commercial Code financing statements and all supplemental intellectual property security agreements or other appropriate filings, recordings or registrations, have been filed of record in each governmental, municipal or other appropriate office in each applicable jurisdiction to the extent required by the Collateral Documents and necessary to effect, protect and perfect the security interests under the Collateral Documents (except as noted therein with respect to any continuation statements to be filed within such period); and
(g)if any Subsidiary has been designated as an Unrestricted Subsidiary, concurrently with each delivery of financial statements under clause (a) or (b) above, financial statements (in substantially the same form as the financial statements delivered pursuant to clauses (a) and (b) above) prepared on the basis of consolidating the accounts of the Borrower and its Restricted Subsidiaries and treating any Unrestricted Subsidiaries as if they were not consolidated with the Borrower and otherwise eliminating all accounts of Unrestricted Subsidiaries, together with an explanation of reconciliation adjustments in reasonable detail.
The Borrower will participate in a telephonic meeting with the Administrative Agent and the Lenders, such meeting to be held, if and to the extent requested by the Administrative Agent or the Blackstone Representative, at such time (but not more often than once in a period of three consecutive months) during normal business hours as may reasonably be agreed to by the Borrower and the Blackstone Representative, during which the Borrower shall, among other things, convey to the Administrative Agent and the Lenders (a) an analysis of key business trends with respect to the Borrower as of the end of and for the then most recently ended fiscal quarter and the then elapsed portion of the applicable fiscal year and (b) in the case of the first such meeting held during any fiscal year, guidance (which shall be prepared on the basis of assumptions believed by the Borrower to be reasonable) with respect to such key business trends for such fiscal year (and, in the case of each such subsequent meeting held during such fiscal year, an update with respect to such guidance).
Information required to be delivered pursuant to Section 5.1(a) or Section 5.1(b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such information, or provides a link thereto on the Borrower’s website on the Internet at http://www.dropbox.com (or any successor page) or at http://www.sec.gov; or (ii) on which such information is posted on the Borrower’s behalf on an Internet or intranet website, if any, to which the Lenders and the Administrative Agent have been granted access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that to the extent the Administrative Agent or any Lender so requests, the Borrower shall deliver paper copies of such documents to the Administrative Agent or such Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to herein, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

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Section V.2 Notices of Material Events.
The Borrower will furnish to the Administrative Agent (for distribution to each Lender) prompt written notice of the following:
(a)the occurrence of any Default;
(b)the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Subsidiary thereof that would reasonably be expected to result in a Material Adverse Effect;
(c)any change in the information provided in the Beneficial Ownership Certification delivered by the Borrower pursuant to Section 5.1(f) that would result in a change to the list of beneficial owners identified in such certification; and
(d)any other development that becomes known to any officer of the Borrower or any of its Subsidiaries that results in, or would reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Section V.3 Existence; Conduct of Business. The Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that (i) the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.3 and (ii) none of the Borrower or any of its Restricted Subsidiaries shall be required to preserve, renew or keep in full force and effect its rights, licenses, permits, privileges or franchises where failure to do so would not reasonably be expected to result in a Material Adverse Effect.
Section V.4 Payment of Taxes. The Borrower will, and will cause each of its Restricted Subsidiaries to, pay all Tax liabilities, including all Taxes imposed upon it or upon its income or profits or upon any properties belonging to it that, if not paid, would reasonably be expected to result in a Material Adverse Effect, before the same shall become delinquent or in default, and all lawful claims other than Tax liabilities which, if unpaid, would become a Lien upon any properties of the Borrower or any of its Restricted Subsidiaries not otherwise permitted under Section 6.2, in both cases except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b) to the extent required by GAAP, the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP.
Section V.5 Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Restricted Subsidiaries to, (a) keep and maintain all property used in the conduct of its business in good working order and condition, ordinary wear and tear and casualty events excepted, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, and (b) maintain insurance with financially sound and reputable insurance companies or through self-insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Each such policy of insurance maintained by a Loan Party shall (i) name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a lender’s loss payable/mortgagee clause or endorsement that names Collateral Agent, on behalf of the Secured Parties, as the lender’s loss payee/mortgagee thereunder and (iii) in the case of each general liability insurance policy, provide for at least 30 days’ prior written notice to the

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Administrative Agent of any modification or cancellation of such policy (or 10 days’ prior written notice in the case of the failure to pay any premiums thereunder).
Section V.6 Books and Records; Inspection Rights. The Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which entries full, true and correct in all material respects are made and are sufficient to prepare financial statements in accordance with GAAP (other than as set forth in Schedule 3.4 to the Disclosure Letter). The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender (pursuant to the request made through the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (provided that the Borrower or such Restricted Subsidiary shall be afforded the opportunity to participate in any discussions with such independent accountants), all at such reasonable times and as often as reasonably requested (but no more than once annually if no Event of Default exists). Notwithstanding anything to the contrary in this Section, none of the Borrower or any of its Restricted Subsidiaries shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives) is prohibited by applicable law or (iii) is subject to attorney, client or similar privilege or constitutes attorney work-product.
Section V.7 ERISA-Related Information. The Borrower shall supply to the Administrative Agent (in sufficient copies for all the Lenders, if the Administrative Agent so requests): (a) promptly and in any event within 15 days after the Borrower, any Subsidiary or any ERISA Affiliate files a Schedule B (or such other schedule as contains actuarial information) to IRS Form 5500 in respect of a Plan with Unfunded Pension Liabilities, a copy of such IRS Form 5500 (including the Schedule B); (b) promptly and in any event within 30 days after the Borrower, any Subsidiary or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a certificate of a Financial Officer of the Borrower describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to such ERISA Event and any notices received by such Borrower, Subsidiary, or ERISA Affiliate from the PBGC or any other governmental agency with respect thereto; provided that, in the case of ERISA Events under paragraph (d) of the definition thereof, the 30-day period set forth above shall be a 10-day period, and, in the case of ERISA Events under paragraph (b) of the definition thereof, in no event shall notice be given later than the occurrence of the ERISA Event; (c) promptly, and in any event within 30 days, after becoming aware that there has been (i) a material increase in Unfunded Pension Liabilities (taking into account only Pension Plans with positive Unfunded Pension Liabilities) since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable; (ii) the existence of potential withdrawal liability under Section 4201 of ERISA, if the Borrower, any Subsidiary and the ERISA Affiliates were to withdraw completely from any and all Multiemployer Plans, (iii) the adoption of, or the commencement of contributions to, any Plan subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA by the Borrower, any Subsidiary or any ERISA Affiliate, or (iv) the adoption of any amendment to a Plan subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA which results in a material increase in contribution obligations of the Borrower, any Subsidiary or any ERISA Affiliate, a detailed written description thereof from a Financial Officer of the Borrower; and (d) as soon as practicable, and in any event within 10 days, if, at any time after the Closing Date, the Borrower, any Subsidiary or any ERISA Affiliate maintains, or contributes to (or incurs an obligation to contribute to), a Pension Plan or Multiemployer Plan to which the Borrower, and Subsidiary or any ERISA Affiliate did not maintain or contribute to prior to the Closing Date, a written description evidencing that each such plan or Multiemployer Plan is in compliance in form and operation with its terms and with ERISA and the Code.
Section V.8 Compliance with Laws and Agreements. (a) The Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any

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Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to promote compliance by the Borrower, its Subsidiaries and its and their respective directors, officers, employees and agents of the foregoing with Anti-Corruption Laws and applicable Sanctions.
(b)     The Loan Parties agree to maintain policies, procedures, and internal controls reasonably designed to ensure compliance with the applicable Anti-Corruption Laws (it being understood that any such covenant made by any Foreign Subsidiary will be subject to applicable requirements of law and to the extent such Foreign Subsidiary cannot comply with any such covenant, then such Foreign Subsidiary will instead comply with the comparable local laws applicable to it in its jurisdiction of organization).
Section V.9 Use of Proceeds. The proceeds of (x) the Initial Term Loans will be used only for (i) the payment of fees, costs and expenses incurred in connection with the Transactions and (ii) working capital and general corporate purposes, including for stock repurchases under stock repurchase programs approved by the Borrower and for Acquisitions, and (y) the Delayed Draw Term Loans will be used only for working capital and general corporate purposes, including for stock repurchases under stock repurchase programs approved by the Borrower and for Acquisitions. The Letters of Credit and the proceeds thereof will be used only for working capital and general corporate purposes. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. The Borrower will not request any Credit Extension, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Credit Extension, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto or the USA Patriot Act.
Section V.10 Additional Guarantors. Subject to Section 10.17:
(a) In the event that any Person becomes a Material Domestic Subsidiary, the Borrower shall (i) in the case of an Unrestricted Subsidiary becoming a Material Domestic Subsidiary, substantially concurrently with the redesignation or deemed redesignation thereof as a Restricted Subsidiary pursuant to Section 5.12 or (ii) otherwise, not later than 30 days thereafter (or such longer period of time as the Collateral Agent (acting at the direction of the Blackstone Representative) may agree in its sole discretion) (A) cause such Material Domestic Subsidiary to become (x) a Guarantor hereunder by executing and delivering to the Administrative Agent a Counterpart Agreement and (y) a Grantor under the Security Agreement by executing and delivering to the Collateral Agent the joinder agreement required thereunder, and (B) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates reasonably requested by the Collateral Agent or the Blackstone Representative or required by the Collateral Documents.
(a)In the event that any Person becomes a Material Foreign Subsidiary, so long as (x) such Material Foreign Subsidiary is organized in a jurisdiction that is reasonably acceptable to the Collateral Agent and the Blackstone Representative and (y) the cost and burden of obtaining guarantees from, and security over the assets of, such Material Foreign Subsidiary is not excessive in view of the benefits obtained by the Secured Parties therefrom (in the reasonable judgement of the Borrower and the Blackstone Representative), the Borrower shall (i) in the case of an Unrestricted Subsidiary becoming a

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Material Foreign Subsidiary, substantially concurrently with the redesignation or deemed redesignation thereof as a Restricted Subsidiary pursuant to Section 5.12 or (ii) otherwise, not later than 90 days thereafter (or such longer period of time as the Collateral Agent (acting at the direction of the Blackstone Representative) may agree in its sole discretion) (A) cause such Material Foreign Subsidiary to (x) become a Guarantor hereunder by executing and delivering to the Administrative Agent a Counterpart Agreement and (y) grant in favor of the Collateral Agent, for the benefit of the Lenders and other Secured Parties, as security for the Obligations, a Lien on the assets of such Material Foreign Subsidiary (subject to exceptions as to scope that are reasonably agreed by the Borrower and the Blackstone Representative that are usual and customary for the applicable jurisdiction of incorporation of such Material Foreign Subsidiary), on terms and pursuant to documentation that is reasonably satisfactory to the Collateral Agent and the Blackstone Representative and (B) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates reasonably requested by the Collateral Agent or the Blackstone Representative or required by the Collateral Documents.
(b)With respect to each Material Subsidiary referred to in clause (a) or (b) above, the Borrower shall promptly after delivering the financial statements pursuant to Sections 5.1(a) or (b), as the case may be, send to the Administrative Agent written notice setting forth (i) the date on which such Person became a Material Subsidiary and (ii) all of the data required to be set forth in Schedule 3.12 to the Disclosure Letter; and such written notice shall be deemed to supplement Schedule 3.12 to the Disclosure Letter for all purposes hereof. If requested by the Administrative Agent or the Blackstone Representative, the Administrative Agent shall receive an opinion of counsel for the Borrower in form and substance reasonably satisfactory to the Blackstone Representative in respect of such customary matters as may be reasonably requested by the Administrative Agent or the Blackstone Representative relating to any Counterpart Agreement, joinder agreement or other Collateral Documents delivered pursuant to this Section, dated as of the date of such agreement.
Section V.11 Further Assurances. Subject to Section 10.17, each Loan Party shall take such actions as the Administrative Agent, the Collateral Agent or the Blackstone Representative may reasonably request from time to time to ensure that the Obligations are (i) guaranteed by the Guarantors and (ii) are secured by the Collateral.
Section V.12 Designation of Restricted and Unrestricted Subsidiaries.
(a)The Board of Directors may designate any Subsidiary, including a newly acquired or created Subsidiary, other than a Material IP Subsidiary, to be an Unrestricted Subsidiary if it meets the following qualifications:
(i)such Subsidiary does not (x) own any Equity Interest of, hold any Indebtedness of or hold any Lien on the assets of, the Borrower or any Restricted Subsidiary or a Material IP Subsidiary or (y) own, or hold an exclusive license in, any Material IP;
(ii)the Borrower would be permitted to make an Investment at the time of the designation in an amount equal to the aggregate fair market value (as determined by the Borrower in good faith) of all Investments of the Borrower or its Restricted Subsidiaries in such Subsidiary (valued at the Borrower’s and the Restricted Subsidiaries’ proportional share of the fair market value (as determined by the Borrower in good faith) of such Subsidiary’s assets less liabilities);
(iii)any Guarantee or other credit support thereof by the Borrower or any Restricted Subsidiary is permitted under Section 6.1 or Section 6.7;
(iv)neither the Borrower nor any Restricted Subsidiary has any obligation to subscribe for additional Equity Interests of such Subsidiary or to maintain or preserve its financial

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condition or cause it to achieve specified levels of operating results except to the extent permitted by Section 6.1 or Section 6.7;
(v)immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing or would result from such designation; and
(vi)no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “restricted subsidiary” or a “guarantor” (or any similar designation) for any other Indebtedness of the Borrower or a Restricted Subsidiary.
Once so designated, the Subsidiary will remain an Unrestricted Subsidiary, subject to subsection (b).
(b)(i) A Subsidiary previously designated as an Unrestricted Subsidiary which fails to meet the qualifications set forth in subsections (a)(i), (a)(iii), (a)(iv) or (a)(vi) of Section 5.12 will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in subsection (d) of Section 5.12. (ii) The Board of Directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if no Event of Default exists at the time of the designation and the designation would not cause an Event of Default.
(c)Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,
(i)all existing Investments of the Borrower and the Restricted Subsidiaries therein (valued at the Borrower’s and the Restricted Subsidiaries’ proportional share of the fair market value of its assets less liabilities) will be deemed made at that time;
(ii)all existing Equity Interest or Indebtedness of the Borrower or a Restricted Subsidiary held by it will be deemed issued or incurred, as applicable, at that time, and all Liens on property of the Borrower or a Restricted Subsidiary securing its obligations will be deemed incurred at that time;
(iii)all existing transactions between it and the Borrower or any Restricted Subsidiary will be deemed entered into at that time;
(iv)it will be released at that time from its Guaranty and its obligations under the Collateral Documents and all related Liens on its property will be released at that time; and
(v)it will cease to be subject to the provisions of this Agreement as a Restricted Subsidiary.
(d)Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary pursuant to Section 5.12(b),
(i)all of its Indebtedness and Liens will be deemed incurred at that time for purposes of Section 6.1 and Section 6.2, as applicable;
(ii)all Investments therein previously charged under Section 6.7 will be credited thereunder;
(iii)if it is a Material Subsidiary, it shall be required to become a Guarantor pursuant to Section 5.10 (except to the extent otherwise specified therein); and
(iv)it will be subject to the provisions of this Agreement as a Restricted Subsidiary.

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(e)Any designation by the Board of Directors of a Subsidiary as an Unrestricted Subsidiary after the Closing Date will be evidenced to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolutions of the Board of Directors giving effect to the designation and a certificate of a Responsible Officer of the Borrower certifying that the designation complied with the foregoing provisions.
Section V.13 Post-Closing Obligations.    Within the time periods specified on Schedule 5.13 (or such later date to which the Blackstone Representative consents), comply with the provisions set forth in Schedule 5.13.
ARTICLE VI

NEGATIVE COVENANTS
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have been cancelled or expired or cash collateralized on terms satisfactory to Issuing Bank, each Loan Party covenants and agrees with the Lenders that:
Section VI.1 Indebtedness. No Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, create, incur or assume, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:
(a)the Obligations;
(b)(i) Indebtedness of the Borrower or its Restricted Subsidiaries with respect to Capital Lease Obligations, sale-lease back transactions and purchase money Indebtedness in an aggregate outstanding principal amount (taken together with any Permitted Refinancing Debt in respect thereof) not to exceed, at the time of incurrence of such Indebtedness, (x) as of any date on or prior to the first anniversary of the Closing Date, the greater of (i) $400,000,000 and (ii) 40% of Consolidated Adjusted EBITDA as of the last day of the most recently ended four fiscal quarter period for which financial statements have been or are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b)), (y) as of any date after the first anniversary of the Closing Date and on or prior to the second anniversary of the Closing Date, the greater of (i) $500,000,000 and (ii) 50% of Consolidated Adjusted EBITDA as of the last day of the most recently ended four fiscal quarter period for which financial statements have been or are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b)) and (z) as of any date after the second anniversary of the Closing Date, the greater of (i) $600,000,000 and (ii) 60% of Consolidated Adjusted EBITDA as of the last day of the most recently ended four fiscal quarter period for which financial statements have been or are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b)); provided that any such Indebtedness shall be secured only by the asset (including all accessions, attachments, improvements and the proceeds thereof) acquired, constructed or improved in connection with the incurrence of such Indebtedness, and (ii) Permitted Refinancing Debt in respect thereof;
(c)(1) additional unsecured Indebtedness (including, for the avoidance of doubt, Permitted Convertible Indebtedness) so long as at the time of incurrence of such Indebtedness, (i) the Borrower’s Consolidated Interest Coverage Ratio is greater than 2.00 to 1.00 (to be calculated after giving pro forma effect to the incurrence of such Indebtedness and the use of proceeds thereof, as of the last day of the most recently ended four fiscal quarter period for which financial statements have been or are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b)), (ii) the Borrower’s Consolidated Leverage Ratio does not exceed (x) if the Borrower’s Consolidated Interest Coverage Ratio is greater than 3.00 to 1.00, 5.00 to 1.00 or (y) otherwise, 4.00 to 1.00 (in each case, with such Consolidated Interest Coverage Ratio and Consolidated Leverage Ratio to be calculated after giving pro

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forma effect to the incurrence of such Indebtedness and the use of proceeds thereof, as of the last day of the most recently ended four fiscal quarter period for which financial statements have been or are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b)), (iii) both immediately prior and after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall exist or result therefrom, (iv) either (A) the Borrower and its Restricted Subsidiaries shall, as of the date of such incurrence (after giving pro forma effect thereto), have sufficient Unrestricted cash and instruments constituting cash equivalents in accordance with GAAP to repay all Indebtedness of the Borrower and its Restricted Subsidiaries maturing within the succeeding six-month period following the date of such incurrence, (B) all of the proceeds of such Indebtedness are used to refinance existing Indebtedness of the Borrower and its Restricted Subsidiaries, (C) proceeds of such Indebtedness in an amount not exceeding the outstanding principal amount of the Existing 2026 Convertible Notes are deposited into a 2026 Refinancing Account or (D) proceeds of such Indebtedness in an amount not exceeding the outstanding principal amount of the Existing 2028 Convertible Notes are deposited into a 2028 Refinancing Account, (v) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal (other than nominal amortization not to exceed 1% per annum of the original outstanding principal amount of such Indebtedness) prior to, the date that is 181 days after the Maturity Date then in effect (or in the case of any Permitted Convertible Indebtedness, a final maturity date that is after the Maturity Date then in effect) (it being understood that any customary required repurchase or redemption at the option of the holder upon a fundamental change (or equivalent term thereunder), asset sale or casualty event in accordance with the terms of such Indebtedness shall not be considered “scheduled” for purposes of this Agreement) and (vi) if such Indebtedness is incurred or guaranteed by any Loan Party, such Indebtedness is not incurred or guaranteed by any Subsidiary that is not a Guarantor; provided further that, in each case, (x) the aggregate outstanding principal amount of Indebtedness under this Section 6.1(c) that is incurred or guaranteed by any Subsidiary that is not a Guarantor shall not (taken together with the aggregate outstanding principal amount of Indebtedness under Section 6.1(j) below that is incurred or guaranteed by any Subsidiary that is not a Guarantor) exceed, at the time of incurrence of such Indebtedness, the greater of (i) $150,000,000 and (ii) 15% of Consolidated Adjusted EBITDA as of the last day of the most recently ended four fiscal quarter period for which financial statements have been or are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b)), and (y) the Borrower delivers a certificate of a Responsible Officer to the Administrative Agent demonstrating compliance with the terms of this Section 6.1(c); and (2) Permitted Refinancing Debt in respect thereof;
(d)Indebtedness of any Restricted Subsidiary to the Borrower or to any other Restricted Subsidiary, or of the Borrower to any Restricted Subsidiary; provided that (i) all such Indebtedness owing by a Loan Party to any Restricted Subsidiary that is not a Guarantor shall be unsecured and subordinated in right of payment to the payment in full of the Obligations and (ii) any such Indebtedness of any Restricted Subsidiary that is not a Guarantor owing to any Loan Party shall be subject to the limitations set forth in Section 6.7(d);
(e)Indebtedness which may be deemed to exist pursuant to any Guarantees, performance, statutory or similar obligations (including in connection with workers’ compensation) or obligations in respect of letters of credit, surety bonds, bank guarantees or similar instruments related thereto incurred in the ordinary course of business, or pursuant to any appeal obligation, appeal bond or letter of credit in respect of judgments that do not constitute an Event of Default under clause (k) of Article VIII;
(f)Indebtedness in connection with cash management agreements, netting services, overdraft protections and otherwise similarly in connection with deposit accounts and Indebtedness in connection with credit card, debit card or other similar cards;
(g)Guarantees by the Borrower of Indebtedness of a Restricted Subsidiary or Guarantees by a Restricted Subsidiary of Indebtedness of the Borrower or another Restricted Subsidiary with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section

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6.1; provided that (i) if the Indebtedness that is being guarantied is unsecured and/or subordinated to the Obligations, the Guarantee shall also be unsecured and/or subordinated to the Obligations and (ii) in the case of Guarantees by a Loan Party of the obligations of a Restricted Subsidiary that is not a Guarantor, such Guarantees shall be permitted by Section 6.7(d);
(h)Indebtedness existing on the Closing Date (other than the Existing 2026 Convertible Notes and the Existing 2028 Convertible Notes) and described in Schedule 6.1 to the Disclosure Letter and Permitted Refinancing Debt in respect thereof;
(i)Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary, or to hedge currency exposure or to hedge energy costs or exposure, which, in any case, are not entered into for speculative purposes;
(j)(1) other Indebtedness in an aggregate outstanding principal amount not to exceed (i) $150,000,000 at any time outstanding or (ii) such greater amount as shall not result, at the time of incurrence of such Indebtedness, in the Borrower’s Consolidated Leverage Ratio exceeding 5.00 to 1.00 (to be calculated after giving pro forma effect to the incurrence of such Indebtedness and the use of proceeds thereof, as of the last day of the most recently ended four fiscal quarter period for which financial statements have been or are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b)); provided that (A) such Indebtedness is unsecured and subordinated in right of payment to the payment in full of the Obligations on terms reasonably satisfactory to the Administrative Agent and the Blackstone Representative, (B) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal (other than nominal amortization not to exceed 1% per annum of the original outstanding principal amount of such Indebtedness) prior to, the date that is 181 days after the latest Maturity Date then in effect, (C) if such Indebtedness is incurred or guaranteed by any Loan Party, such Indebtedness is not incurred or guaranteed by any Subsidiary that is not a Guarantor, (D) both immediately prior and after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall exist or result there from, (E) the aggregate outstanding principal amount of Indebtedness under this Section 6.1(j) that is incurred or guaranteed by any Subsidiary that is not a Guarantor shall not (taken together with the aggregate outstanding principal amount of Indebtedness under Section 6.1(c) above that is incurred or guaranteed by any Subsidiary that is not a Guarantor) exceed, at the time of incurrence of such Indebtedness, the greater of (i) $150,000,000 and (ii) 15% of Consolidated Adjusted EBITDA as of the last day of the most recently ended four fiscal quarter period for which financial statements have been or are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b)) and (F) the Borrower delivers a certificate of a Responsible Officer to the Administrative Agent demonstrating compliance with the terms of this Section 6.1(j); and (2) Permitted Refinancing Debt in respect thereof;
(k)letters of credit bank guarantees, bankers’ acceptances and other similar instruments that are issued to secure obligations under leases, or are otherwise issued in the ordinary course of business;
(l)(i) other Indebtedness in an aggregate outstanding principal amount (taken together with any Permitted Refinancing Debt in respect thereof) not to exceed (as of the date such Indebtedness is incurred) the greater of (x) $150,000,000 and (y) 15% of Consolidated Adjusted EBITDA as of the last day of the most recently ended four fiscal quarter period for which financial statements have been or are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b)), and (ii) Permitted Refinancing Debt in respect thereof;
(m)(i) Indebtedness of the Borrower under a revolving credit facility (the “Revolving Credit Facility”); provided that, at the time of establishing the revolving commitments under the Revolving Credit Facility, the aggregate principal amount of such revolving commitments shall not

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exceed the sum of (a) $500,000,000 plus (b) an amount of additional revolving commitments (such amount of additional revolving commitments in clause (b), the “Incremental Equivalent Revolving Debt”) so long as at the time of establishing such Incremental Equivalent Revolving Debt, the aggregate amount of such Incremental Equivalent Revolving Debt (taken together with the aggregate principal amount of Incremental Term Commitments and Incremental Equivalent Debt, in each case, incurred on or prior to such date) does not exceed the Maximum Incremental Amount at such time; provided that (1) such Indebtedness shall be pari passu in right of payment (subject to the Pari Passu Intercreditor Agreement) and of security with the Term Loans, (2) such Indebtedness shall not mature earlier than the latest Maturity Date applicable to any outstanding Loans and Commitments, (3) such Indebtedness shall not be secured by any asset other than the Collateral, (4) such Indebtedness shall not be guaranteed by any Person other than the Guarantors, (5) such Indebtedness shall be subject to a Pari Passu Intercreditor Agreement, (6) such Indebtedness shall have covenants and other provisions, taken as a whole, that are no more restrictive to the Borrower and its Restricted Subsidiaries than the terms of the existing Loans and Commitments unless such more restrictive covenants and other provisions are added for the benefit of all then-existing Lenders, (7) both immediately prior and after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall exist or result therefrom and (8) each lender in respect of such Indebtedness shall be a commercial bank or a Blackstone Credit Entity and (ii) any Permitted Refinancing Debt in respect thereof consisting of revolving credit facilities that satisfy the requirements set forth in the proviso of the preceding clause (i);
(n)(i) Incremental Equivalent Debt subject to a Pari Passu Intercreditor Agreement and (ii) Permitted Refinancing Debt in respect thereof subject to a Pari Passu Intercreditor Agreement; and
(o) the Existing 2026 Convertible Notes and the Existing 2028 Convertible Notes.
Section VI.2 Liens. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it except:
(a)Permitted Encumbrances;
(b)any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the Closing Date and set forth in Schedule 6.2 to the Disclosure Letter and any modifications, renewals and extensions thereof and any Lien granted as a replacement or substitute therefor; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary other than improvements thereon or proceeds thereof and (ii) such Lien shall secure only those obligations which it secures on the Closing Date and any refinancing, extension, renewal or replacement thereof that does not increase the outstanding principal amount thereof except by an amount equal to any premium or other amount paid, and fees and expenses incurred, in connection with such refinancing, extension, renewal or replacement;
(c)any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary (other than pursuant to a redesignation or deemed redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary as provided in Section 5.12) after the Closing Date prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and any refinancing, extension, renewal or replacement thereof that does not increase the outstanding principal amount thereof except by an amount equal to any premium or other amount paid, and fees and expenses incurred, in connection with such refinancing, extension, renewal or replacement;

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(d)Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Restricted Subsidiary; provided that (i) such Liens secure Indebtedness that is permitted by Section 6.1(b), (ii) such Liens and the Indebtedness secured thereby are initially incurred prior to or within 180 days after the acquisition or the completion of the construction or improvement of such fixed or capital assets, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and customary related expenses, and (iv) such Liens shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary other than additions, accessions, parts, attachments or improvements on or proceeds of such fixed or capital assets; provided that clause (ii) shall not apply to any refinancing, extension, renewal or replacement thereof;
(e)licenses, sublicenses, leases or subleases granted to others in the ordinary course of business not interfering in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole;
(f)the interest and title of a lessor under any lease, license, sublease or sublicense entered into by the Borrower or any Restricted Subsidiary in the ordinary course of its business and other statutory and common law landlords’ Liens under leases;
(g)in connection with the sale or transfer of any assets in a transaction not prohibited hereunder, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;
(h)in the case of any Joint Venture, any put and call arrangements related to its Equity Interests set forth in its organizational documents or any related joint venture or similar agreement;
(i)Liens securing Indebtedness to finance insurance premiums owing in the ordinary course of business to the extent such financing is not prohibited hereunder;
(j)Liens on earnest money deposits of cash or cash equivalents made in connection with any Acquisition not prohibited hereunder;
(k)bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents or other securities on deposit in one or more accounts maintained by the Borrower or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks, securities intermediaries or other depository institutions with which such accounts are maintained, securing amounts owing to institutions with respect to cash management operating account arrangements and similar arrangements;
(l)Liens in the nature of the right of setoff in favor of counterparties to contractual agreements not otherwise prohibited hereunder with the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;
(m)Liens securing Indebtedness permitted pursuant to Section 6.1(k);
(n)Liens securing Indebtedness permitted pursuant to Section 6.1(i);
(o)Liens securing the Obligations pursuant to any Loan Document;
(p)other Liens securing obligations in an aggregate outstanding amount (or in the case of Indebtedness, the outstanding principal amount) not to exceed, at the time of incurrence, the greater of (x) $100,000,000 and (y) 10% of Consolidated Adjusted EBITDA as of the last day of the

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most recently ended four fiscal quarter period for which financial statements have been or are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b));
(q)Liens securing Indebtedness incurred under Sections 6.1(m) and (n), so long as such Indebtedness is, at all times, subject to a Pari Passu Intercreditor Agreement; and
(r)non-exclusive licenses granted in the ordinary course of business.
Section VI.3 Fundamental Changes; Assets Sales; Changes in Business. (a) The Borrower will not, and will not permit any Restricted Subsidiary to, (x) merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, (y) sell, transfer, lease, enter into any sale-leaseback transactions with respect to, or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, or all or substantially all of the Equity Interests of any of its Restricted Subsidiaries (in each case, whether now owned or hereafter acquired), or (z) liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing:
(i)any Subsidiary or any other Person may merge into or consolidate with the Borrower in a transaction in which the surviving entity is (x) the Borrower or (y) a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, which corporation shall expressly assume, by a written instrument in form and substance reasonably satisfactory to the Administrative Agent and the Blackstone Representative, all the obligations of the Borrower under the Loan Documents, provided that, in the case of clause (y), such Person assuming all obligations of the Borrower shall have delivered (A) to the Administrative Agent or the applicable Lender, as the case may be, all “know your customer” and similar information required under anti-money laundering rules and regulations that has been requested by the Administrative Agent or such Lender and a Beneficial Ownership Certification and (B) to the Administrative Agent, if requested by the Administrative Agent or the Blackstone Representative, an opinion of counsel to such Person to the effect that such merger or consolidation does not violate this Agreement or any other Loan Document;
(ii)any Person (other than the Borrower) may merge into or consolidate with any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary (provided that any such merger or consolidation involving a Guarantor must result in a Guarantor as the surviving entity);
(iii)(x) any Loan Party may sell, transfer, lease or otherwise dispose of its assets to any other Loan Party and (y) any Subsidiary that is not a Loan Party may sell, transfer, lease or otherwise dispose of its assets to another Subsidiary that is not a Loan Party or to a Loan Party;
(iv)in connection with any Acquisition, any Restricted Subsidiary may merge into or with, or consolidate with any other Person, and any other Person may merge into such Restricted Subsidiary, so long as the Person surviving such merger or consolidation shall be a Restricted Subsidiary (provided that any such merger or consolidation involving a Guarantor must result in a Guarantor as the surviving entity);
(v)any Restricted Subsidiary may merge into or consolidate with any other Person in a transaction in which such Restricted Subsidiary ceases to be a direct or indirect Subsidiary of the Borrower if such transaction is excluded from the definition of “Asset Sale” by either clause (j) or (k) thereof;
(vi)any Restricted Subsidiary may merge or consolidate in order to consummate a Permitted Tax Restructuring;

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(vii)any merger or consolidation (including any statutory conversion or other similar transaction) the sole purpose of which is to reincorporate or reorganize a Loan Party or Restricted Subsidiary in another jurisdiction in the United States will be permitted; and
(viii)any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders.
(a)The Borrower will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Sale.
(b)The Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Restricted Subsidiaries on the Closing Date and businesses reasonably related, complementary thereto.
Section VI.4 Restricted Payments. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment except:
(a)Restricted Payments in an unlimited amount so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) the Borrower’s Consolidated Secured Leverage Ratio shall not exceed 3.00 to 1.00 (to be calculated after giving pro forma effect to such Restricted Payments, as of the last day of the most recently ended four fiscal quarter period for which financial statements have been or are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b)) and (iii) the Borrower’s Consolidated Leverage Ratio shall not exceed 4.00 to 1.00 (to be calculated after giving pro forma effect to such Restricted Payments, as of the last day of the most recently ended four fiscal quarter period for which financial statements have been or are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b));
(b)any Restricted Subsidiary of the Borrower may declare and pay dividends or make other Restricted Payments ratably to (i) its equity holders, (ii) the Borrower or (iii) any Guarantor;
(c)the Borrower may make Restricted Payments to redeem in whole or in part any of its Equity Interest (including Disqualified Equity Interests) for another class of its Equity Interests or rights to acquire its Equity Interests (other than, in each case, Disqualified Equity Interests) or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests (other than Disqualified Equity Interests); provided that (x) the only consideration paid for any such redemption is Equity Interests of the Borrower or the proceeds of any substantially concurrent equity contribution or issuance of Equity Interest (other than, in each case, Disqualified Equity Interests) and (y) the proceeds of such equity contribution or issuance of new Equity Interests do not increase the Available Amount or create capacity for Investments pursuant to Section 6.7(t));
(d)Restricted Payments made in connection with equity compensation that consist solely of the withholding of shares to any employee in an amount equal to the employee’s tax obligation on such compensation and the payment in cash to the applicable Governmental Authority of an amount equal to such tax obligation; provided that the sum of (A) any such Restricted Payment plus (B) the aggregate amount of all such Restricted Payments made in reliance on this clause (d) prior to or concurrently with such Restricted Payment shall not exceed 10% of Total Market Cap at the time such Restricted Payment is made;
(e)the Borrower may declare and make dividends payable solely in additional shares of the Borrower’s Qualified Equity Interests and may exchange Equity Interests for its Qualified Equity Interests;

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(f)the Borrower may make any Restricted Payment that has been declared by the Borrower, so long as (A) such Restricted Payment would be otherwise permitted under clause (a) of this Section 6.4 at the time so declared and (B) such Restricted Payment is made within 60 days of such declaration;
(g)the Borrower may repurchase Equity Interests pursuant to any accelerated stock repurchase or similar agreement; provided that payments made by the Borrower with respect to such accelerated stock repurchase or similar agreement would be otherwise permitted under clause (a) of this Section 6.4 at the time such agreement is entered into as if it were a Restricted Payment made by the Borrower at such time;
(h)the Borrower may repurchase Equity Interests or rights in respect thereof granted to directors, officers, employees or other providers of services to the Borrower and the Subsidiaries at the original purchase price of such Equity Interests or rights in respect thereof pursuant to a right of repurchase set forth in equity compensation plans in connection with a cessation of service;
(i)the Borrower may (x) repurchase fractional shares of its Equity Interests arising out of stock dividends, splits or combinations, business combinations or conversions of convertible securities or exercises of warrants or options or (y) “net exercise” or “net share settle” warrants or options;
(j)the receipt or acceptance by the Borrower or any Subsidiary of the return of Equity Interests issued by the Borrower or any Subsidiary to the seller of a Person, business or division as consideration for the purchase of such Person, business or division, which return is in settlement of indemnification claims owed by such seller in connection with such acquisition;
(k)so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may purchase, redeem or otherwise acquire its Equity Interests for aggregate consideration not in excess of $50,000,000 in any fiscal year;
(l)repurchases of Equity Interests of the Borrower financed with the proceeds of the Term Loans or Incremental Term Loans in an aggregate amount not to exceed $2,000,000,000;
(m)so long as no Default or Event of Default has occurred and is continuing or would result therefrom, repurchases of Equity Interests of the Borrower in an aggregate amount not to exceed the Available Amount; and
(n)any Loan Party may make distributions or payments to another Loan Party or to Borrower to facilitate the payment of any current liabilities, including current Tax liabilities.
Section VI.5 Restrictive Agreements. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or of any Restricted Subsidiary to Guarantee Indebtedness of the Borrower or any other Restricted Subsidiary under the Loan Documents; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement or any other Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the Closing Date identified on Schedule 6.5 to the Disclosure Letter (and shall apply to any extension or renewal of, or any amendment or modification materially expanding the scope of, any such restrictions or conditions taken as a whole), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to a permitted sale of a Restricted Subsidiary or assets of the Borrower or any

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Restricted Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Restricted Subsidiary or assets to be sold, (iv) the foregoing shall not apply to any agreement or restriction or condition in effect at the time any Person becomes a Restricted Subsidiary, so long as such agreement was not entered into solely in contemplation of such Person becoming a Restricted Subsidiary, (v) the foregoing shall not apply to customary provisions in joint venture agreements and other similar agreements applicable to Joint Ventures, (vi) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (vii) clause (a) of the foregoing shall not apply to customary provisions in leases, licenses, sub-leases and sub-licenses and other contracts restricting the assignment thereof or restricting the grant of Liens in such lease, license, sub-lease, sub-license or other contract, (viii) the foregoing shall not apply to restrictions or conditions set forth in any agreement governing Indebtedness not prohibited by Section 6.1; provided that such restrictions and conditions are customary for Indebtedness of such type (as determined by the Borrower in good faith), and (ix) the foregoing shall not apply to restrictions on cash or other deposits (including escrowed funds) imposed under contracts entered into in the ordinary course of business.
Section VI.6 Transactions with Affiliates. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (other than between or among the Borrower and its Restricted Subsidiaries and not involving any other Affiliate except as otherwise permitted hereunder), except (a) on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties as determined in good faith by the independent directors of the Board of Directors, (b) payment of customary directors’ fees, customary out-of-pocket expense reimbursement, indemnities (including the provision of directors and officers insurance) and compensation arrangements for members of the board of directors, officers or other employees of the Borrower or any of its Restricted Subsidiaries, (c) any transaction involving amounts less than $500,000 individually or $5,000,000 in the aggregate in any fiscal year, (d) transactions in connection with Permitted Tax Restructurings, (e) any transaction permitted by Section 6.3, (f) any Restricted Payment permitted by Section 6.4 and (g) any Investment permitted by Section 6.7.
Section VI.7 Investments. No Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:
(a)Investments in cash and Cash Equivalents;
(b)Investments owned as of the Closing Date in any Restricted Subsidiary and Investments made after the Closing Date in the Borrower and any wholly owned Restricted Subsidiary of the Borrower which is a Guarantor;
(c)Investments in Unrestricted Subsidiaries and Joint Ventures; provided that the aggregate amount of such Investments (including through intercompany loans) shall not exceed at any time the greater of (i) $75,000,000 and (ii) 7.5% of Consolidated Adjusted EBITDA as of the last day of the most recently ended four fiscal quarter period for which financial statements have been or are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b);
(d)intercompany loans in accordance with Section 6.1(d) to, and other Investments in, Restricted Subsidiaries; provided that the aggregate amount of all such Investments made by Loan Parties in Subsidiaries which are not Guarantors (including through such intercompany loans) shall not (taken together with the aggregate amount of Permitted Acquisitions of Persons that do not become Loan Parties or businesses or assets that do not become owned by Loan Parties, but without duplication of any Investment made pursuant to this Section 6.7(d) for the purposes of consummating such Permitted Acquisitions) exceed, at the time any such Investment is made, the greater of (i) $150,000,000 and (ii)

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15% of Consolidated Adjusted EBITDA as of the last day of the most recently ended four fiscal quarter period for which financial statements have been or are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b));
(e)loans and advances to employees of the Borrower and its Restricted Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $10,000,000;
(f)Investments described in Schedule 6.7 to the Disclosure Letter;
(g)Swap Agreements (including the purchase of any Permitted Call Spread Transaction by the Borrower and the performance of its obligations thereunder) which constitute Investments;
(h)trade receivables in the ordinary course of business;
(i)guarantees to insurers required in connection with worker’s compensation and other insurance coverage arranged in the ordinary course of business;
(j)Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;
(k)intercompany Investments by any Foreign Subsidiary (that is not a Loan Party) in any other Foreign Subsidiary;
(l)lease, utility and other similar deposits in the ordinary course of business;
(m)Investments of any Person in existence at the time such Person becomes a Restricted Subsidiary; provided such Investment was not made in connection with or anticipation of such Person becoming a Restricted Subsidiary;
(n)Investments in the form of non-cash consideration received in connection with Permitted IP Transfers;
(o)Investments consisting of (i) the Guaranteed Obligations and (ii) any Guarantee of obligations permitted by Section 6.1;
(p)other Investments not otherwise permitted hereunder; provided that the aggregate amount of all such Investments shall not exceed, at the time any such Investment is made, the greater of (i) $150,000,000 and (ii) 15% of Consolidated Adjusted EBITDA as of the last day of the most recently ended four fiscal quarter period for which financial statements have been or are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b);
(q)Investments in accordance with the Dropbox Investment Policy as approved from time to time by the Board of Directors of the Company;
(r)Permitted Acquisitions;
(s)[reserved];
(t)Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests of the Borrower or with proceeds of any issuance of Qualified Equity Interests

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of the Borrower, to the extent such Qualified Equity Interests are not used to increase the Available Amount and do not create capacity for Restricted Payments pursuant to Section 6.4(c)); and
(u)Investments resulting from transactions entered into in order to consummate a Permitted Tax Restructuring.
For purposes of covenant compliance with this Section 6.7, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment.
Notwithstanding anything herein to the contrary, (A) no Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, (i) allow or cause any U.S. Subsidiary to be a subsidiary of a Foreign Subsidiary (other than any such U.S. Subsidiary that is an existing subsidiary of an acquired Foreign Subsidiary at the time of the Acquisition), or (ii) sell, lease (as lessor or sublessor), enter into a sale and leaseback arrangement, exclusively license (as licensor or sublicensor), exchange, transfer or otherwise dispose of any Material IP to any Person other than (x) to a Loan Party, (y) pursuant to a Permitted IP Transfer and (z) non-exclusive licenses granted in the ordinary course of business, and (B) any transfers (including, without limitation, through Investments, designations of Unrestricted Subsidiaries, sales, leases (as lessor or sublessor), sale and leaseback transactions, licenses (as licensor or sublicensor), exchanges, transfers or other dispositions, Restricted Payments or otherwise) to or in Unrestricted Subsidiaries may be made solely in reliance on Section 6.7(c), and for the avoidance of doubt, such amount shall not be rebuilt or otherwise increased with proceeds received on account of any such transfer or returns on such Investments or otherwise, nor any reclassification of amounts permitted in reliance on Section 6.7(c).
Section VI.8 Limitations on Prepayments; Modifications of Debt Instruments and Organizational Documents. No Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly:
(a)Make any voluntary prepayment, repurchase or redemption of, or voluntarily or optionally defease, or otherwise voluntarily satisfy any Junior Indebtedness, in each case prior to the scheduled maturity thereof, or segregate funds for any such prepayment, repurchase, redemption or defeasance (any of the foregoing, a “Restricted Debt Payment”, except:
(i)any payment, prepayment, repurchase, redemption, exchange or settlement upon conversion, as applicable, of Junior Indebtedness in exchange for, or with the proceeds of the substantially concurrent issuance or sale of, (x) any Permitted Refinancing Debt in respect thereof or (y) Qualified Equity Interests of the Borrower;
(ii)the Borrower or any Restricted Subsidiary may pay, prepay, repurchase, redeem or exchange as applicable, any Junior Indebtedness, so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) the Borrower’s Consolidated Secured Leverage Ratio (as of the last day of the most recently ended four fiscal quarter period for which financial statements have been or are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b)) shall not exceed 3.00 to 1.00;
(iii)so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower or any Restricted Subsidiary may pay, prepay, repurchase, redeem or exchange, as applicable any Junior Indebtedness in an aggregate amount not in excess of $35,000,000 in any fiscal year;

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(iv)[reserved];
(v)[reserved];
(vi)[reserved];
(vii)the Borrower or any Restricted Subsidiary may pay regularly scheduled interest and principal (and fees, indemnities and expenses payable) in respect of any Junior Indebtedness to the extent not prohibited by any subordination provisions in respect thereof;
(viii)the Borrower or any Restricted Subsidiary may pay, prepay, repurchase or redeem any intercompany Indebtedness permitted by Section 6.1;
(ix)the repayment, prepayment, exchange or conversion of any Junior Indebtedness into or for Qualified Equity Interests and the payment of cash in lieu of fractional shares in connection therewith;
(x)the Borrower and its Restricted Subsidiaries may make payments with respect to any Indebtedness of the Borrower or any Restricted Subsidiary, in each case, in the minimum amount necessary to avoid the application of Code Section 163(e)(5) thereto;
(xi)[reserved]; and
(xii)(A) the Borrower may segregate 2026 Refinancing Funds into a 2026 Refinancing Account for the purpose of paying, prepaying, repurchasing, redeeming, exchanging or settling upon conversion, as applicable, the Existing 2026 Convertible Notes and (B) the Borrower may segregate 2028 Refinancing Funds into a 2028 Refinancing Account for the purpose of paying, prepaying, repurchasing, redeeming, exchanging or settling upon conversion, as applicable, the Existing 2028 Convertible Notes.
For the avoidance of doubt, the settlement of any conversion of the 2026 Existing Convertible Notes, the 2028 Existing Convertible Notes or any Permitted Convertible Notes, in each case, at the election of the holders thereof in accordance with their respective terms shall not constitute a Restricted Debt Payment so long as the amount of cash payments in respect of such settlement shall not exceed the minimum amount of cash payments required pursuant to the terms of such 2026 Existing Convertible Notes, 2028 Existing Convertible Notes or Permitted Convertible Notes, as applicable.
(b)amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Junior Indebtedness, if, after giving effect to such amendment, modification, waiver, change or consent, the obligors with respect to such Junior Indebtedness would not have been permitted to incur, guarantee or secure such Junior Indebtedness pursuant to the terms hereof if such Junior Indebtedness, as amended, modified, waived or otherwise changed, was instead incurred, guaranteed or secured as Permitted Refinancing Debt in respect of such Junior Indebtedness; or
(c)except as otherwise permitted pursuant to Section 6.3(a)(vii), amend, restate, supplement or otherwise modify any of its Organizational Documents or any agreement to which it is a party with respect to its Equity Interests (including any stockholders’ agreement), or enter into any new agreement with respect to its Equity Interests, other than any such amendments, modifications or changes or such new agreements which are not, and could not reasonably be expected to be, adverse in any material respect to the interests of the Lenders.

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Section VI.9 Limitation on Changes in Fiscal Years. The Borrower shall not (a) permit its fiscal year to end on a day other than December 31 or (b) change its method of determining fiscal quarters.
ARTICLE VII

GUARANTY
Section VII.1 Guaranty of the Obligations. Subject to Section 7.11, the Guarantors jointly and severally hereby irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”); provided that the Guaranteed Obligations of the Borrower in its capacity as a Guarantor shall exclude any Direct Borrower Obligations.
Section VII.2 Payment by Guarantors. The Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of the Borrower or any other Person to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, Guarantors will upon demand pay, or cause to be paid, in cash, to the Administrative Agent for the ratable benefit of the Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for the Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to the Beneficiaries as aforesaid.
Section VII.3 Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:
(a)this Guaranty is a guaranty of payment when due and not of collectability and this Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;
(b)the Administrative Agent may enforce this Guaranty during the continuation of an Event of Default notwithstanding the existence of any dispute between the Borrower and any Beneficiary with respect to the existence of such Event of Default;
(c)the obligations of each Guarantor hereunder are independent of the obligations of the Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Borrower, any such other guarantor or any other Person and whether or not the Borrower, any such other guarantor or any other Person is joined in any such action or actions;
(d)payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such

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Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;
(e)any Beneficiary, upon such terms as it deems appropriate under the relevant Loan Document, Secured Swap Agreement or Secured Cash Management Services Agreement, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or any applicable Secured Swap Agreement or Secured Cash Management Services Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any other Loan Party or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents or any Secured Swap Agreement or Secured Cash Management Services Agreement; and
(f)this Guaranty and the obligations of the Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been made and Obligations in respect of Secured Swap Agreements or Secured Cash Management Services) and the cancellation or expiration or cash collateralization of all Letters of Credit in an amount equal to 103% of Letter of Credit Usage at such time on terms satisfactory to Issuing Bank), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, any Secured Swap Agreements, any Secured Cash Management Services Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents, any Secured Swap Agreements, any Secured Cash Management Services Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document, such Secured Swap Agreement, such Secured Cash Management Services Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents, any Secured Swap Agreements or any Secured Cash Management Services Agreements or from the proceeds of any

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security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) the change, reorganization or termination of the corporate structure or existence of the Borrower or any of its Restricted Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations, whether or not consented to by any Beneficiary; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set offs or counterclaims which the Borrower or any other Person may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.
Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor in respect of its Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Agreement subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any similar federal or state law; provided, however, that this limitation shall not apply to the Borrower with respect to its Direct Borrower Obligations.
Section VII.4 Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of the Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (1) proceed against the Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (2) proceed against or exhaust any security held from the Borrower, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of any Loan Party or any other Person, or (4) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith (other than in the case of the Agents), gross negligence or willful misconduct; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto, and (v) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Secured Swap Agreements, the Secured Cash Management Services Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in Section 7.3 and any right to consent to any thereof; and (f) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof, in each case other than the indefeasible payment in full of the Guaranteed Obligations.
Section VII.5 Guarantors’ Rights of Subrogation, Contribution, Etc. Until the Guaranteed Obligations shall have been paid in full (other than contingent indemnification obligations for

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which no claim has been made and Obligations under or in respect of Secured Swap Agreements or Secured Cash Management Services) and all Letters of Credit shall have expired or been cancelled or cash collateralized in an amount equal to 103% of Letter of Credit Usage at such time on terms satisfactory to the applicable Issuing Banks and the Commitments shall have terminated, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including, (i) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Borrower with respect to the Guaranteed Obligations, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against the Borrower, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been paid in full (other than contingent indemnification obligations for which no claim has been made and Obligations under or in respect of Secured Swap Agreements or Secured Cash Management Services) and the cancellation or expiration or cash collateralization of all Letters of Credit in an amount equal to 103% of Letter of Credit Usage at such time on terms satisfactory to Issuing Bank) and the Commitments shall have terminated, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against the Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been made and Obligations under or in respect of Secured Swap Agreements or Secured Cash Management Services) shall not have been paid in full, such amount shall be held in trust for the Administrative Agent on behalf of the Beneficiaries and shall forthwith be paid over to the Administrative Agent for the benefit of the Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof. Notwithstanding the foregoing, to the extent that any Guarantor’s right to indemnification or contribution arises from a payment or sale of Collateral made to satisfy Obligations constituting Swap Obligations, only those Loan Parties for whom such Swap Obligations do not constitute Excluded Swap Obligations shall indemnify and/or contribute to such Guarantor with respect to such Swap Obligations and the amount of any indemnity or contribution shall be adjusted accordingly.
Section VII.6 Subrogation of Other Obligations. Any Indebtedness of the Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent on behalf of the Beneficiaries and shall forthwith be paid over to the Administrative Agent for the benefit of the Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.
Section VII.7 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been made and Obligations under or in respect of Secured Swap Agreements or Cash Management Services) shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled or cash collateralized in an amount equal to

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103% of Letter of Credit Usage at such time on terms satisfactory to Issuing Bank. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.
Section VII.8 Authority of Guarantors or the Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or the Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.
Section VII.9 Financial Condition of the Borrower. Any Loan may be made to the Borrower or continued from time to time and any Secured Swap Agreement or Secured Cash Management Services Agreement may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of the Borrower or any other Loan Party at the time of any such grant or continuation or at the time such Secured Swap Agreement or Secured Cash Management Services Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of the Borrower or any other Loan Party. Each Guarantor has adequate means to obtain information from the Borrower and the other Loan Parties on a continuing basis concerning the financial condition of the Borrower and the other Loan Parties and their respective ability to perform their obligations under the Loan Documents and the Secured Swap Agreements and Secured Cash Management Services Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and each other Loan Party and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower or any other Loan Party now known or hereafter known by any Beneficiary.
Section VII.10 Bankruptcy, Etc. (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of the Administrative Agent acting pursuant to the instructions of Required Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against the Borrower or any other Loan Party. The obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or any other Loan Party or by any defense which the Borrower or any other Loan Party may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.
(a)Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and the Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Borrower or any other Loan Party of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.
(b)In the event that all or any portion of the Guaranteed Obligations are paid by the Borrower or any Subsidiary, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer

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or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.
Section VII.11 Excluded Swap Obligations. (a) Notwithstanding any provision of this Agreement or any other Loan Document, no Guaranty by any Guarantor under any Loan Document shall include a guaranty of any Obligation and no Guaranteed Obligations shall include any Obligation that, as to such Guarantor, is an Excluded Swap Obligation, and no Collateral provided by any Guarantor shall secure any Obligation and no Secured Obligations shall include any Obligation that, as to such Guarantor, is an Excluded Swap Obligation. In the event that any payment is made pursuant to any Guaranty by any Guarantor, or any amount is realized from Collateral of any Guarantor, as to which any Guaranteed Obligations or Secured Obligations, as applicable, are Excluded Swap Obligations, such payment or amount shall be applied to pay the Guaranteed Obligations or Secured Obligations, as applicable, of such Guarantor as otherwise provided herein and in the other Loan Documents without giving effect to such Excluded Swap Obligations, with payments from Guarantors of all Obligations, on the one hand, and Guarantors who cannot guarantee Excluded Swap Obligations, on the other hand, being distributed in such manner (but without applying payments from Guarantors who cannot guarantee Excluded Swap Obligations to such obligations) so as to ensure, as nearly as practicable, the distribution of payments as required by the Loan Documents. Each reference in this Agreement or any other Loan Document to the ratable application of such amounts as among the Guaranteed Obligations, the Secured Obligations or the Obligations or any specified portion thereof that would otherwise include such Excluded Swap Obligations shall be deemed so to provide.
(a)Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time to enable each other Loan Party to honor all of its obligations under the Loan Documents in respect of Swap Obligations; provided, however, that such Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred by such Qualified ECP Guarantor without rendering its obligations under this Section or otherwise its Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer and not for any greater amount. The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until its Guaranty is released. Each Qualified ECP Guarantor intends that this Section shall constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
ARTICLE VIII

EVENTS OF DEFAULT
If any of the following events (each, an “Event of Default”) shall occur:
(a)the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable or any amount due and payable to Issuing Bank in reimbursement of any drawing under any Letter of Credit, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under any of the Loan Documents, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;
(c)any representation or warranty made or deemed made by or on behalf of the Borrower or any Restricted Subsidiary in or in connection with this Agreement or any other Loan

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Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made (other than to the extent qualified by materiality or “Material Adverse Effect”, in which case, such representation or warranty shall prove to have been incorrect in any respect);
(d)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.2, Section 5.3 (solely with respect to such Loan Party’s existence), Section 5.9, Section 5.13 or in Article VI;
(e)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any of the Loan Documents (other than those specified in clause (a), (b) or (d) of this Article of this Agreement), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);
(f)the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure shall have continued after the applicable grace period, if any;
(g)any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or (ii) any repurchase, prepayment, defeasance, redemption, conversion, cancellation, termination or settlement with respect to any Permitted Convertible Indebtedness or Swap Agreement pursuant to its terms unless such repurchase, prepayment, defeasance, redemption, conversion, cancellation, termination or settlement results from a default thereunder, fundamental change (or equivalent term thereunder) or an event of the type that constitutes an Event of Default;
(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Debtor Relief Law or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)the Borrower or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

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(j)the Borrower or any Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k)one or more judgments for the payment of money in excess of $100,000,000 in the aggregate shall be rendered against the Borrower, any Restricted Subsidiary or any combination thereof (to the extent not paid or covered by a reputable and solvent independent third-party insurance company which has not disputed coverage) and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed (or an action of similar effect in any jurisdiction outside the U.S.), or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary to enforce any such judgment and such action shall not be stayed (or an action of similar effect in any jurisdiction outside the U.S.);
(l)one or more ERISA Events shall have occurred that, when taken together with all other ERISA Events, would reasonably be expected to have a Material Adverse Effect;
(m)a Change in Control shall occur; or
(n)(i) any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the obligations hereunder or thereunder, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any Loan Document, (ii) the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any material portion of the Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document for any reason other than the failure of the Collateral Agent or any Secured Party to take any action within its control or (iii) any Loan Party shall contest in any manner the validity or perfection of any Lien in any material portion of the Collateral purported to be covered by the Collateral Documents;
then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent and the Collateral Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments and the obligation of Issuing Bank to issue any Letters of Credit, and thereupon the Commitments and such obligations shall terminate immediately, (ii) enforce any and all Liens and security interests created pursuant to the Collateral Documents, (iii) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Article VIII (h) or (i) to pay) to the Administrative Agent such additional amounts of cash as are reasonably requested by Issuing Bank, to be held as security for the Borrower’s reimbursement Obligations in respect of Letters of Credit then outstanding as set forth in Section 2.4(h) and (iv) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable), together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder (including any amounts required to be deposited in respect of Letters of Credit pursuant to Section 2.4(h)), shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

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Subject in all respects to the provisions of any Pari Passu Intercreditor Agreement and Agreement Among Lenders, after the exercise of remedies provided for in accordance with this Article VIII (or after the Loans have automatically become immediately due and payable pursuant to this Article VIII), all payments and proceeds in respect of any of the Secured Obligations received by any Agent or any Lender under any Loan Document, including any proceeds of any sale of, or other realization upon, all or any part of the Collateral, shall be applied as follows:
First, to payment of that portion of the Secured Obligations constituting fees, indemnities and all other amounts (other than principal and interest but including legal fees and expenses payable under Section 10.3) payable to each Agent in its capacity as such;
Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal, interest (including under Section 2.12(f)) and obligations under Secured Swap Agreements and Secured Cash Management Services Agreements) payable to the Lenders and Issuing Banks (including legal fees and expenses payable under Section 10.3), ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest (including, but not limited to, post-petition interest) on the Loans and Letters of Credit, ratably among the Lenders and Issuing Banks in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to (x) payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, unreimbursed drawings under any honored Letters of Credit and amounts owing to the Lender Counterparties under Secured Swap Agreements and Secured Cash Management Services Agreements and (y) cash collateralize issued and outstanding Letters of Credit to the extent not cash collateralized pursuant to Section 2.5(h), ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the payment of all other Secured Obligations that are due and payable to the Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Secured Obligations owing to the Secured Parties on such date; and
Last, the balance, if any, after all of the Secured Obligations have been paid in full, to the Borrower or as otherwise required by Law.
Notwithstanding the foregoing, Secured Obligations under Secured Swap Agreements and Secured Cash Management Services Agreement shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender Counterparty. Each Lender Counterparty not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent and Collateral Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

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The Administrative Agent shall have no obligation to calculate the amount to be distributed to the Issuing Bank with respect to any Secured Obligations owing to the Issuing Bank (including in respect of Letters of Credit or accrued fees or interest in respect of Letters of Credit or the Letter of Credit Commitment), and may request a reasonably detailed calculation of such amounts from the Issuing Bank. If the Issuing Bank fails to deliver such calculation within ten days following written request by the Administrative Agent to the Issuing Bank, the Administrative Agent may assume the amount to be distributed is zero.

ARTICLE IX

THE AGENT
Section IX.1 Authorization and Action.
(a)Each of the Lenders (including in its capacity as a potential counterparty under a Secured Swap Agreement or a provider of Secured Cash Management Services) and Secured Parties and Issuing Bank hereby irrevocably appoints Wilmington Trust, National Association as the Administrative Agent and Collateral Agent (and Wilmington Trust, National Association hereby accepts such appointment) and authorizes the Administrative Agent and the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent and the Collateral Agent by the terms hereof and under the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Secured Party and Issuing Bank hereby authorizes the Administrative Agent and the Collateral Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent and/or the Collateral Agent, as applicable, is a party, and to exercise all rights, powers and remedies that the Administrative Agent and the Collateral Agent may have under such Loan Documents. For purposes of this Article IX, references to (i) “Lender” or “Lenders” in this Article IX shall be deemed to include a reference to the Issuing Bank or (ii) “Loan Document” or “Loan Documents” in this Article IX shall be deemed to include a reference to the Agreement Among Lenders.
(b)The Administrative Agent shall also act as the Collateral Agent under the Loan Documents, and each of the Lenders (in its capacities as a Lender and a potential Lender Counterparty) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest, charge or other Lien created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.1(e) for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Section 10.3(c), as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto, and all references to “Administrative Agent” in this Article IX shall be read as including a reference to the Collateral Agent,
(c)The Administrative Agent shall not be required to exercise any discretion or take any discretionary action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Blackstone Representative, the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent, in its judgment or the judgment of its

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counsel, exposes it to liability or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.
(d)In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Secured Parties and Issuing Bank (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:
(i)the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of agency or fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby;
(ii)to the extent that English law is applicable to the duties of the Administrative Agent under any of the Loan Documents, Section 1 of the Trustee Act 2000 of the United Kingdom shall not apply to the duties of the Administrative Agent in relation to the trusts constituted by that Loan Document; where there are inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 of the United Kingdom and the provisions of this Agreement or such Loan Document, the provisions of this Agreement shall, to the extent permitted by applicable law, prevail and, in the case of any inconsistency with the Trustee Act 2000 of the United Kingdom, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act; and
(iii)nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account;
(e)The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the

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Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
(f)None of any Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.
(g)In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any reimbursement obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(i)to file and prove a claim for the whole amount of the principal and interest owing and un-paid in respect of the Loans, Letter of Credit disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, Issuing Bank and the Administrative Agent allowed in such judicial proceeding; and
(ii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, Issuing Bank or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 10.3). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.
(h)The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and Issuing Bank, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guaranteed Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.
(i)Any corporation or association into which any Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which such Agent is a party, will be and become the successor Agent, as applicable, under this Agreement and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

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Section IX.2 Administrative Agent’s Reliance, Limitation of Liability, Etc.
(a)Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Blackstone Representative, the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders or any other Person for, or have any duty to inquire into, any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.
(b)The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.2 unless and until written notice thereof stating that it is a “notice under Section 5.2” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower, or (ii) Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower or a Lender. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent or (vi) the existence, value, sufficiency or collectability of the Collateral or the creation, perfection or priority of Liens on the Collateral. The Administrative Agent shall not be required to inspect the properties, books or records of any Loan Party or any Affiliate thereof.
(c)Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 10.4, (ii) may rely on the Register to the extent set forth in Section 10.4, (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the

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issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate, order from any court or Governmental Authority, or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
(d)No Agent shall be responsible for (i) perfecting, maintaining, monitoring, preserving or protecting the security interest or Lien granted under this Agreement, the Collateral Documents, any other Loan Document or any agreement or instrument contemplated hereby or thereby, (ii) the filing, re-filing, recording, re-recording or continuing or any document, financing statement, mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times or (iii) providing, maintaining, monitoring or preserving insurance on or the payment of taxes with respect to any of the Collateral.
(5) No Agent shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement or any other Loan Document arising out of or caused, directly or indirectly, by circumstances beyond its control, including, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.
(6)No Agent shall be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Agreement and any other Loan Document to which such Agent is a party, whether or not an original or a copy of such agreement has been provided to such Agent.
(7)No Agent shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders or Affiliated Lenders. Without limiting the generality of this sentence, the Administrative Agent and the Collateral Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or an Affiliated Lender or (y) have any liability with respect to or arising out of any assignment or participation of any Loans, or disclosure of confidential information, to any Disqualified Lender or Affiliated Lender.
(8)Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Blackstone Representative or the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Blackstone Representative or the Required Lenders (or such greater number of Lenders as may be expressly required in the Loan Documents in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. Upon the request by the Administrative Agent at any time the Lenders will promptly confirm in writing any action taken or to be taken by any Agent. Each party hereto agrees that, in the event that any Agent is expressed to act at the direction of the Blackstone Representative in accordance with this Agreement or other Loan Documents, such Agent may conclusively rely on such direction without

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further inquiry on whether other additional approval is needed for such Agent in order to take such action.
(9)In performing its duties and obligations under the Loan Documents, each Agent may conclusively rely on the Letter of Credit Register provided to it by the Issuing Bank pursuant to Section 10.4(b)(iv)(B); provided, that if, upon request of such Agent, the Issuing Bank does not promptly provide such Agent with a copy of an updated Letter of Credit Register or the Dollar Equivalent of any amount outstanding under the Letter of Credit facility hereunder, such Agent may conclusively rely on the Letter of Credit Register (or Dollar Equivalent of amounts outstanding) most recently provided to it by the Issuing Bank for all purposes under the Loan Documents (or, if no Letter of Credit Register has been previously provided to the Administrative Agent, the Letter of Credit Register as would be in effect immediately upon the occurrence of the Closing Date). In addition to, but without limiting the foregoing, each Agent may conclusively rely on any information, calculation or other determination provided or made, or notice given, by the Issuing Bank with respect to Letter of Credit facility, including with respect to the Letter of Credit Usage and amounts (including the Dollar Equivalent thereof) outstanding with respect to the Letter of Credit Commitment and Letters of Credit.

Section IX.3 The Administrative Agent Individually. With respect to its Commitments and Loans, if any, the Person serving as the Administrative Agent and the Collateral Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Bank”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include, if applicable, the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or Issuing Bank.
Section IX.4 Successor Administrative Agent.
(a)The Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to the Lenders and the Borrower. The Administrative Agent shall have the right to appoint a financial institution to act as the Administrative Agent and/or the Collateral Agent hereunder, subject to the reasonable satisfaction of the Borrower and the Required Lenders, and the Administrative Agent’s resignation shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation, (ii) the acceptance of such successor Administrative Agent by the Borrower and the Required Lenders or (iii) such other date, if any, agreed to by the Administrative Agent, Borrower and the Required Lenders. Upon any such notice of resignation, if a successor Administrative Agent has not already been appointed by the retiring Administrative Agent, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor Administrative Agent. If neither the Required Lenders nor the Administrative Agent have appointed a successor Administrative Agent, the Required Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that, until a successor Administrative Agent is so appointed by the Required Lenders or the Administrative Agent, any collateral security held by the Administrative Agent in its role as the Collateral Agent on behalf of the Lenders and Issuing Bank under any of the Loan Documents shall continue to be held by the retiring Collateral Agent as nominee until such time as a successor Collateral Agent is appointed. Any successor Administrative Agent shall be a bank with an office in the United States or an Affiliate of any such bank with an office in the United States. Upon the acceptance of any appointment as Administrative Agent

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hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall promptly (x) transfer to such successor Administrative Agent all sums, securities and other items of Collateral held under the Collateral Documents, together with all records and other documents reasonably requested in connection with the performance of the duties of the successor Administrative Agent under the Loan Documents, and (y) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be reasonably requested in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such retiring Administrative Agent shall be discharged from its duties and obligations hereunder (unless already discharged as provided above). Except as provided above, any resignation of Wilmington Trust, National Association or its successor as the Administrative Agent pursuant to this Article shall also constitute the resignation of Wilmington Trust, National Association or its successor as the Collateral Agent. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent and Collateral Agent, the provisions of this Article IX and Section 10.3 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent and Collateral Agent hereunder and while it continues to hold any collateral security as nominee until a successor Collateral Agent is appointed. Any successor Administrative Agent appointed pursuant to this Article IX shall, upon its acceptance of such appointment, become the successor Collateral Agent for all purposes hereunder.
(b)In addition to the foregoing, the Collateral Agent may resign at any time by giving prior written notice thereof to the Lenders and the Loan Parties. The Administrative Agent shall have the right to appoint a financial institution as the Collateral Agent hereunder, subject to the reasonable satisfaction of the Borrower and the Required Lenders and the Collateral Agent’s resignation shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation, (ii) the acceptance of such successor Collateral Agent by the Borrower and the Required Lenders or (iii) such other date, if any, agreed to by the Collateral Agent, the Required Lenders and the Borrower. Upon any such notice of resignation, the Required Lenders shall have the right, upon five Business Days’ notice to the Administrative Agent and in consultation with the Borrower, to appoint a successor Collateral Agent. Until a successor Collateral Agent is so appointed by the Required Lenders or the Administrative Agent, any collateral security held by the Collateral Agent on behalf of the Lenders and/or Issuing Bank under any of the Loan Documents shall continue to be held by the retiring Collateral Agent as nominee until such time as a successor Collateral Agent is appointed. Upon the acceptance of any appointment as the Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement and the Collateral Documents, and the retiring Collateral Agent under this Agreement shall promptly (x) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder or under the Collateral Documents, together with all records and other documents reasonably requested in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the Collateral Documents, and (y) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be reasonably requested in connection with the assignment to such successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Collateral Documents. After any retiring Collateral Agent’s resignation hereunder as the Collateral Agent, the provisions of this Agreement and the Collateral Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Collateral Documents while it was the Collateral Agent hereunder and while it continues to hold any collateral security as nominee until a successor Collateral Agent is appointed.
Section IX.5 Acknowledgments of Lenders and Issuing Bank.

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(a)Each Lender and Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(b)Each Lender, by delivering its signature page to this Agreement, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date.
Section IX.6 Collateral Matters.
(a)Except with respect to the exercise of setoff rights in accordance with Section 10.8 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Guaranteed Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.
(b)In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Secured Cash Management Services the obligations under which constitute Secured Obligations and no Secured Swap Agreement the obligations under which constitute Secured Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Secured Cash Management Services or any Secured Swap Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph. Except as otherwise expressly set forth herein or in any Collateral Document, no Lender Counterparty obtains the benefits of the waterfall in Article VIII, any Guaranty or any Collateral by virtue of the provisions hereof or of any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided

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in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Management Services Agreements or Secured Swap Agreements unless the Administrative Agent has received written notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Lender Counterparty. The Agents shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Management Services Agreements or Secured Swap Agreements in the case of a release of liens and guarantees in connection with the payment in full of the Secured Obligations under the Loan Documents (other than contingent indemnification obligations not yet due and payable) and termination of the Commitments.
(c)The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.2(a). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.
(d)The Secured Parties irrevocably authorize the Administrative Agent and the Collateral Agent to enter into, on behalf of the Secured Parties, any subordination, intercreditor and/or similar agreement contemplated hereunder (including any Pari Passu Intercreditor Agreement), including with respect to Indebtedness that is (i) required or permitted to be subordinated in right of payment hereunder and/or (ii) secured by Liens and required or permitted to be pari passu with or junior to the Liens securing the Secured Obligations, and with respect to which Indebtedness, an intercreditor, subordination or similar agreement is contemplated under this Agreement.
Section IX.7 Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or

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indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.2 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
Section IX.8 Erroneous Payments.
(a)If the Administrative Agent (x) notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within ten (10) Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 9.8 and held in trust for the benefit of the Administrative Agent, and such Payment Recipient shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than ten (10) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the

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Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting the immediately preceding clause (a), each Lender or Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns) agrees that if it (or a Payment Recipient on its behalf) receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)it acknowledges and agrees that (A) in the case of immediately preceding clause (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any circumstances described in the immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.8(b).
For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 9.8(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.8(a) or on whether or not an Erroneous Payment has been made.
(c)Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party under any Loan Document or from any other source against any amount that the Administrative Agent has demanded to be returned under the immediately preceding clause (a).
(d)The parties hereto agree that (x) in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”), (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that was so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received, except to the extent in each case of the preceding clauses (y) and (z) such Erroneous Payment was, and solely with respect to the amount of such Erroneous Payment that was, comprised of funds received by the Administrative Agent from the Borrower or any Guarantor for the purpose of making a payment on the Obligations; provided, further, that this Section 9.8(d) shall not

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be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for) the Obligations relative to the amount (and/or timing for payment) of the Obligations that would have been payable such Erroneous Payment not been made.
(e)Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, in no event shall the occurrence of an Erroneous Payment (or the existence of any Erroneous Payment Subrogation Rights or other rights of the Administrative Agent in respect of an Erroneous Payment) result in the Administrative Agent becoming, or being deemed to be, a Lender hereunder or the holder of any Loans hereunder.
(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(g)Nothing in this Section 9.8 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.
(h)Each party’s obligations, agreements and waivers under this Section 9.8 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document
Section IX.9 Letter of Credit Facility. Notwithstanding any other provision of this Article IX to the contrary, the Agents shall not (a) be responsible for, or have any duty to determine or calculate, the amount of any payments due and owing in respect of the Letter of Credit Commitment or any Letters of Credit (including the amount of any reimbursements for drawings under Letters of Credit, the amount of any fees owing in respect of the Letter of Credit Commitment or any Letters of Credit, or the amount any interest accruing in respect of any drawings under a Letter of Credit) and (b) except as expressly set forth in Section Article VIII, be responsible for, or have any duty to inquire into or to verify, whether any payments required to be made in respect of the Letter of Credit Commitment or any Letters of Credit have been made (including any reimbursements for drawings under Letters of Credit, any fees owing in respect of the Letter of Credit Commitment or any Letters of Credit, or any interest accruing in respect of any drawings under a Letter of Credit) have been made (it being agreed that (i) except as expressly provided in Article VIII, all such payments shall be made by the Borrower directly to the Issuing Bank and (ii) the Administrative Agent shall not be responsible for notifying the Borrower of the amount of any such payments that are due and owing). Promptly following a request by the Administrative Agent, the Issuing Bank shall provide the Administrative Agent with the Dollar Equivalent of any amounts outstanding or owing in respect of the Letter of Credit facility provided by the Issuing Bank hereunder.
ARTICLE X

MISCELLANEOUS
Section X.1 Notices. (a) All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy (or other facsimile transmission or other electronic transmission (e.g., .pdf via e-mail)), as follows:
(i)if to the Borrower, to it at Dropbox Holding, LLC, 1800 Owens Street, San Francisco, CA 94158, Attention: Lisa Youel, Chief Tax Officer and Vice President, Tax & Treasury (email: lyouel@dropbox.com);

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(ii)if to the Administrative Agent or the Collateral Agent, to it at Wilmington Trust, National Association, 1100 North Market Street, Wilmington, DE 19801, Attention: Joseph Feil (email: jfeil@wilmingtontrust.com), with a copy to (which shall not constitute notice): Arnold & Porter Kaye Scholer LLP, 250 West 55th Street, New York, NY 10019, Attention: Alan Glantz (email: alan.glantz@arnoldporter.com); and
(iii)if to Issuing Bank, to it at its address (or telecopy or other facsimile transmission or other electronic transmission (e.g., .pdf via e-mail) number or address) most recently specified by it in a notice delivered to the Administrative Agent and the Borrower (or, in the absence of any such notice, to the address (or telecopy or other facsimile or other electronic transmission (e.g., .pdf via e-mail) number or address) set forth in the Administrative Questionnaire of the Lender that is serving as Issuing Bank or is an Affiliate thereof); and
(iv)if to any other Lender, to it at its address (or telecopy or other facsimile or other electronic transmission (e.g., .pdf via e-mail) number or address) set forth in its Administrative Questionnaire.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopy (or other facsimile transmission or other electronic transmission (e.g., .pdf via e-mail)) shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(a)Notices and other communications to the Lenders or Issuing Bank hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender or Issuing Bank. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(b)Any party hereto may change its address or telecopy (or other facsimile transmission or other electronic transmission) number or address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
The Borrower agrees that the Administrative Agent may make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, IntraLinks, Syndtrak, ClearPar, DebtDomain or another similar electronic system (the “Platform”). THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications effected thereby (the “Communications”). No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) be responsible or liable for damages arising from the unauthorized use by others of information or other materials obtained through internet, electronic, telecommunications or other information transmission, except to the extent that such damages have

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resulted from the wilful misconduct or gross negligence of such Agent Party (as determined in a final, non-appealable judgment by a court of competent jurisdiction). Each Lender and Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
Section X.2 Waivers; Amendments. (a) No failure or delay by any Agent, Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance, amendment, extension or increase of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or Issuing Bank may have had notice or knowledge of such Default at the time.
(a)Except as provided in Section 2.13, none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders, and acknowledged by the Administrative Agent, or by the Borrower and the Administrative Agent or the Collateral Agent, as applicable, with the consent of the Required Lenders; provided, however, that, subject to Section 2.13, no such amendment, waiver or consent shall: (i) extend or increase the Commitment of any Lender or Issuing Bank without the written consent of such Lender or Issuing Bank, as applicable, (ii) reduce the principal amount of any Loan, reduce the rate of interest thereon or with respect to any Letter of Credit, reduce any reimbursement obligation in respect of any Letter of Credit, or reduce any fees payable hereunder, without the written consent of each Lender and Issuing Bank directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender or Issuing Bank directly affected thereby; provided, however, that notwithstanding clause (ii) or (iii) of this Section 10.2(b), only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the default rate set forth in Section 2.12(c), (iv) change Section 2.17(b), Section 2.17(c) or any other Section hereof providing for the ratable treatment of the Lenders and Issuing Bank, in each case in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender and Issuing Bank, (v) release all or substantially all of the value of any Guaranty or the Collateral, without the written consent of each Lender and Issuing Bank, except to the extent the release of any Guarantor or any Collateral is permitted pursuant to Article IX or Section 10.17 (as is in effect on the date hereof) (in which case such release may be made by the Administrative Agent or the Collateral Agent, as applicable, acting alone), (vi) change any of the provisions of this Section or the percentage referred to in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vii) subordinate (A) the Obligations in right of payment to any other Indebtedness or (B) the Liens securing the Obligations to any Lien securing other Indebtedness, in each case, without the written consent of each Lender and/or Issuing Bank directly affected thereby or (viii)

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amend any payment waterfall provision set forth in the Loan Documents without the written consent of each Lender and/or Issuing Bank directly affected thereby. Notwithstanding anything to the contrary herein, (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent hereunder without the prior written consent of such Agent, (B) no such agreement shall amend, modify or otherwise affect the rights or duties of Issuing Bank or the provisions related to Letters of Credit hereunder without the prior written consent of Issuing bank, (C) any amendment or modification to the Agent Fee Letter, or waiver of any rights or privileges thereunder, shall only require the consent of the Borrower and the Agents party thereto, (D) no Lender consent is required to effect any amendment, modification or supplement to any intercreditor agreement (including any Pari Passu Intercreditor Agreement) or arrangement permitted under this Agreement or in any document pertaining to any Indebtedness permitted hereby that is permitted to be secured by the Collateral, including any Incremental Term Loan, Incremental Equivalent Debt or Revolving Credit Facility, for the purpose of adding holders of such Indebtedness (or their senior representative) as a party thereto and otherwise causing such Indebtedness to be subject thereto, in each case, as contemplated by the terms of such intercreditor agreement or arrangement permitted under this Agreement, together with any immaterial changes and other modifications, in each case, in form and substance reasonably satisfactory to the Collateral Agent and the Blackstone Representative , (E) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or the termination thereof extended without the consent of such Lender, (y) the principal amount of any Defaulting Lender’s Loan, or the interest rate thereon or any fees payable hereunder to any Defaulting Lender may not be reduced without the consent of such Lender and (z) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, (F) this Agreement may be amended to provide for a Term Loan Increase or the Incremental Term Commitments in the manner contemplated by Section 2.19 and the extension of the Maturity Date as contemplated by Section 2.20, (G) the provisions of Section 2.19 requiring the Borrower to offer a Term Loan Increase or the Incremental Term Commitments to the Lenders may be amended or waived with the consent of the Required Lenders and (H) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency, so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders and Issuing Bank, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.
Section X.3 Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Agents, Issuing Bank, the Arrangers, the Blackstone Representative and their respective Affiliates, including the reasonable and documented fees, disbursements and other charges of (v) one firm of counsel for the Agents, taken as a whole, (w) one firm of counsel for Blackstone Credit (in its capacity as a Arranger) and the Blackstone Representative, (x) one firm of counsel for the Issuing Bank and Wells Fargo (in its capacity as an Arranger), (y) if reasonably necessary (as determined by the Administrative Agent in consultation with the Borrower), a single local counsel to the Agents, taken as a whole, in each appropriate jurisdiction and (z) if reasonably necessary (as determined by the Blackstone Representative in consultation with the Borrower), a single local counsel to the Arrangers and Blackstone Credit, taken as a whole, in each appropriate jurisdiction) in connection with the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of this Agreement, any other Loan Document or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all documented out-of-pocket expenses incurred by the Agents, Issuing Bank, the Arrangers, the Blackstone Representative and each Lender, including the fees, disbursements and other charges of (u) one firm of counsel for the Agents, taken as a whole, (v) one firm of counsel for Blackstone Credit (in its capacity as a Arranger), the Blackstone

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Representative and the Lenders, taken as a whole, (w) one firm of counsel for the Issuing Bank and Wells Fargo (in its capacity as an Arranger, (x) if reasonably necessary (as determined by the Administrative Agent in consultation with the Borrower) a single local counsel to the Agents, taken as a whole, in each appropriate jurisdiction, (y) if reasonably necessary (as determined by the Blackstone Representative in consultation with the Borrower) a single local counsel to the Arrangers and Blackstone Credit, taken as a whole, in each appropriate jurisdiction and (z) in the case of an actual or potential conflict of interest where the Agents or any Lender affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected person)), in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. All amounts due under this Section 10.3 shall be paid within 30 days following receipt by the Borrower of an invoice relating thereto, setting forth such expenses in reasonable detail.
(a)Each Loan Party shall indemnify the Agents, Issuing Bank, the Arrangers, the Blackstone Representative and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, costs or reasonable and documented expenses, including the fees, charges and disbursements of (x) one firm of counsel for the Agents and their respective Related Parties, taken as a whole, and if reasonably necessary (as determined by the Administrative Agent in consultation with the Borrower), of a single local counsel to the Agents and their respective Related Parties, taken as a whole, in each appropriate jurisdiction and (y) one firm of counsel for all other Indemnitees, taken as a whole (and if reasonably necessary (as determined by the Blackstone Representative in consultation with the Borrower), of a single local counsel to such other Indemnitees in each appropriate jurisdiction and in the case of an actual or potential conflict of interest where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee, incurred by or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use of the proceeds thereof or any refusal by Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned, leased or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or the Borrower or any Affiliate of the Borrower); provided that such indemnity shall not, as to any Indemnitee, be available (w) with respect to Taxes (and amounts relating thereto), the indemnification for which shall be governed solely and exclusively by Sections 2.14 and 2.16, other than any Taxes that represent losses, claims or damages arising from any non-Tax claim, (x) to the extent that such losses, claims, damages, liabilities, costs or reasonable and documented expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) other than in the case of the Agents and their Related Parties, if arising from a material breach by such Indemnitee or one of its Affiliates of its express obligations under this Agreement or any other Loan Document (as determined by a court of competent jurisdiction by final and non-appealable judgment) or (z) if arising from any dispute between and among Indemnitees that does not involve an act or omission by the direct parent of the Borrower, the Borrower or any of its Subsidiaries (as determined by a court of competent jurisdiction by final and non-appealable judgment)

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other than any proceeding against any Agent, the Collateral Agent, Issuing Bank, the Blackstone Representative or the Arrangers in such capacity.
(b)To the extent that any Loan Party fails to pay any amount required to be paid by it to any Agent or any of its Related Parties under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent or Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought, or if such unreimbursed expense or indemnity payment is sought after the date on which the Loans have been paid in full and the Commitments have terminated, determined as of the day immediately prior to the date on which the Loans were paid in full and the Commitment terminated) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, or against any Related Party of such Agent acting for such Agent, in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall mean a fraction, the numerator of which is the sum of (x) the aggregate unused Commitments of such Lender at such time and (y) aggregate outstanding principal amount of the Loans of such Lender at such time, and the denominator of which is the sum of the (x) the aggregate outstanding unused Commitments of all Lenders at such time and (y) the aggregate outstanding principal amount of the Loans held by all Lenders at such time. Each Lender hereby agrees that, notwithstanding any exclusions from the Borrower’s indemnification obligations under Section 10.3(b) for gross negligence or willful misconduct of the applicable Indemnitee, no action taken (or not taken) by the Administrative Agent, the Collateral Agent or any Related Party thereof in accordance with the directions of the Blackstone Representative, the Required Lenders (or such other number or percentage of the Lenders as shall be provided by this Agreement or any other Loan Document) shall be deemed to constitute gross negligence or willful misconduct for the purposes of the Lenders’ payment and indemnification obligations under this paragraph. Each Lender hereby authorizes the Administrative Agent and the Collateral Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent or the Collateral Agent to such Lender from any source against any amount due to the Administrative Agent, the Collateral Agent or any Related Party thereof under this paragraph.
(c)Without limiting in any way the indemnification obligations of the Loan Parties pursuant to Section 10.3(b) or of the Lenders pursuant to Section 10.3(c), to the extent permitted by applicable law, each party hereto shall not assert, and hereby waives, any claim against any Indemnitee or the Borrower or any of its Subsidiaries, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the Transactions or any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for (i) any indirect, special, exemplary, incidental, punitive or consequential damages (including any loss of profits, business or anticipated savings) which may be alleged as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof and (ii) any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction.
(d)All amounts due under this Section shall be payable promptly after written demand therefor.
Section X.4 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or

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obligations hereunder without the prior written consent of each Lender and Issuing Bank (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(a)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (but not to the Borrower or an Affiliate thereof or any natural person) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)the Borrower; provided that notwithstanding anything to the contrary herein, no Borrower consent shall be required for assignment by the Blackstone Representative on and after the Closing Date to any Blackstone Credit Entity; provided further that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund, or, if an Event of Default under Section 8(a) or, solely with respect to Borrower, Sections 8(h) or (i) has occurred and is continuing, any other assignee and provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and
(B)the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund.
(i)Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment to an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or a greater amount that is an integral multiple of $1,000,000) unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)(x) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (provided that, the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment) and (y) the assignee shall, to the extent it is not then a party to the Agreement Among Lenders, execute and deliver to the Administrative Agent an acknowledgment of the Agreement Among Lenders as required under Section 15(a) thereof;
(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent (x) any tax forms required by Section 2.16(e), (y) an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all

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syndicate-level information (which may contain material non-public information about the Borrower and its Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws and (z) any documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations reasonably requested by the Administrative Agent;
(E)no such assignment shall be made to (i) any Loan Party nor any Affiliate of a Loan Party, (ii) any Defaulting Lender or any of its subsidiaries, or any Person, who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii) or (iii) any Disqualified Lender; and
(F)in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
For the purposes of this Section, the term “Approved Fund” has the following meaning:
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, (c) an entity or an Affiliate of an entity that administers or manages a Lender or (d) for any Lender that is a Blackstone Credit Entity, any other Blackstone Credit Entity or controlled Affiliate thereof.
(ii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.14, Section 2.15, Section 2.16 and Section 10.3); provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

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(iii)
(A)The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment (other than the Letter of Credit Commitment) of, and amounts on the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent, Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register is intended to establish that each Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The Register shall be available for inspection by the Borrower, Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 10.4(b)(iv), except to the extent that such losses, claims, damages or liabilities are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent. The Loans (including principal and interest) are registered obligations and the right, title, and interest of any Lender or its assigns in and to such Loans shall be transferable only upon notation of such transfer in the Register.
(B)The Issuing Bank, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a register for the recordation of the name and address of the Issuing Bank, and the Letter of Credit Commitment of, and drawings under Letters of Credit owing to, the Issuing Bank pursuant to the terms hereof from time to time (the “Letter of Credit Register”). The entries in the Letter of Credit Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent, Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the Issuing Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Letter of Credit Register is intended to establish that the Letter of Credit Commitment or other obligations in respect thereof is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The Letter of Credit Register shall be available for inspection by the Borrower, the Administrative Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The Borrower agrees to indemnify the Issuing Bank from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Issuing Bank in performing its duties under this Section 10.4(b)(iv), except to the extent that such losses, claims, damages or liabilities are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of the Issuing Bank. The obligations owing in respect of Letters of Credit are registered obligations and the right, title, and interest of the Issuing Bank or its assigns in and to such obligations shall be transferable only upon notation of such transfer in the Letter of Credit Register.
(iv)Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.16(e) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.6(b), Section 2.17(d)

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or Section 10.3(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(b)(i) Any Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent, sell participations to one or more banks or other entities (but not to the Borrower or an Affiliate thereof or any natural person) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.2(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.14, Section 2.15 and Section 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(e) (it being understood and agreed that the documentation required under Section 2.16(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant agrees to be subject to the provisions of Section 10.12 as if it were an assignee under paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.8 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.
(i)The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14 and 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(e) (it being understood that the documentation required under Section 2.16(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided, that a Participant shall not be entitled to receive any greater payment under Section 2.14 or Section 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.
(ii)Each Lender that sells a participation shall, acting solely for United States federal income tax purposes as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The foregoing language is intended to cause the commitments, loans or other obligations under any Loan Document, and any assignments and participation thereof, to be in “registered form” as defined in Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury Regulations (or any other relevant or successor

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provisions of the Code or such Treasury Regulations). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(c)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(d)(i) No assignment or participation shall be made to any Person that was a Disqualified Lender (other than, in the case of participations (but not assignments), a Person who was a Disqualified Institution solely as a result of clause (c) of the definition thereof) as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Lender for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Lender after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Lender”), (A) such assignee shall not retroactively be disqualified from becoming a Lender and (B) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Lender. Any assignment in violation of this clause (e)(i) shall not be void, but the other provisions of this clause (e) shall apply.
(i)If any assignment or participation is made to any Disqualified Lender without the Borrower’s sole prior written consent in violation of clause (e)(i) above, or if any Person becomes a Disqualified Lender after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, (A) in the case of outstanding Loans held by Disqualified Lenders, purchase or prepay such Loans by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (B) require such Disqualified Lender to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 10.4), all of its interest, rights and obligations under this Agreement to one or more Persons at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.
(ii)Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and

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for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws, each Disqualified Lender party hereto hereby agrees (1) not to vote on such plan, (2) if such Disqualified Lender does vote on such plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(iii)The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent to (1) post the list of Disqualified Lenders provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform and/or (2) provide the DQ List to each Lender requesting the same (including for the purpose of sharing with potential assignees and participants). The parties to this Agreement hereby acknowledge and agree that the Administrative Agent will not have any duty to ascertain, monitor or enforce compliance with the DQ List or any duty, responsibility or liability to monitor or enforce assignments, participations or other actions in respect of Disqualified Lenders, or otherwise take (or omit to take) any action with respect thereto.
Section X.5 Survival. All covenants, agreements, representations and warranties made by the Loan Parties herein or in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent, Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 2.14, Section 2.15, Section 2.16 and Section 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, the resignation of any Agent, the replacement of any Lender, or the termination of this Agreement or any provision hereof.
Section X.6 Integration. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
Section X.7 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the

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Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.
Section X.8 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, Issuing Bank and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held by, and other obligations (in whatever currency) at any time owing by such Lender, Issuing Bank or Affiliate to or for the credit or the account of any Loan Party against any of and all the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, Issuing Bank and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and Issuing Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender or Issuing Bank may have. Each Lender and Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section X.9 Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIM, CONTROVERSY OR DISPUTE UNDER, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, WHETHER BASED IN CONTRACT (AT LAW OR IN EQUITY), TORT OR ANY OTHER THEORY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
(a)Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the borough of Manhattan (or if such court lacks jurisdiction, the Supreme Court of the State of New York sitting in the borough of Manhattan) and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined, exclusively in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that any Agent, Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Loan Party or its properties in the courts of any jurisdiction.
(b)Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(c)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section X.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section X.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section X.12 Confidentiality. (a) Each of the Agents and the Lenders (which term shall for the purposes of this Section 10.12 includes Issuing Bank) agrees to (i) maintain the confidentiality of the Information (as defined below), (ii) not disclose any Information to any individual or organization, either internally or externally, without the prior written consent of the Borrower (which consent shall not be unreasonably withheld, conditioned or delayed), and (iii) not use the Information for any purpose except in connection with the Loan Documents, except that Information may be disclosed (A) to its Affiliates and its and its Affiliates’ directors, officers, employees and agents, current and prospective leverage providers, financing sources, limited partners and investors, including accountants, legal counsel and other advisors, or to any credit insurance provider relating to any Loan Party and its obligations, in each case whom it reasonably determines needs to know such information in connection with this Agreement and the transactions contemplated hereby (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (B) to the extent requested by any regulatory authority or any Governmental Authority or self-regulatory body claiming oversight over any Lender or any of its Affiliates or in connection with routine regulatory reporting, including any filings, submissions or similar documentation required or customary to comply with SEC or other regulatory agencies’ reporting requirements, (C) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case such Agent or such Lender, as applicable, agrees, to the extent permitted by applicable law, to inform the Borrower promptly thereof), (D) to any other party to this Agreement, (E) in connection with the exercise of any remedies hereunder or under any Loan Document or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder or under any Loan Document, (F) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of any of its rights or obligations under this Agreement, (G) with the consent of the Borrower, (H) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Agent or any Lender on a non-confidential basis from a source other than the Borrower, (I) to any Participant or “bona fide” prospective Participant in, or any “bona fide” prospective assignee of, the Commitments, the Loans or any Lender’s rights or obligations under this Agreement (in each case other than any Disqualified Lender), (J) to any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations in each case other than any Disqualified Lender, (K) to any rating agency in connection with rating the Borrower or the Loans and Commitments or (L) to the CUSIP Service Bureau, Clearpar or Loanserv or any similar agency in connection with the issuance and monitoring of CUSIP numbers,  Private Placement Numbers or any other similar numbers with respect to the Loans or

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Commitments; provided that, in the case of clauses (I), (J), (K) and (L) of this Section 10.12 (x) such Participant, prospective Participant, prospective assignee, actual or prospective counterparty, advisor, rating agency or other agency is advised of and agrees, in advance of such disclosure, in writing (including pursuant to customary “click-through” procedures), to be bound by either the provisions of this Section 10.12 or other provisions that are at least as restrictive as the provisions contained in this Section 10.12 and (y) no consent of Borrower shall be required (I) with respect to the provision of Limited Information to a Participant or assignee if the Borrower shall have consented to the initial provision of Information or Limited Information to such Participant or assignee and (II) with respect to any administrative notices from the Administrative Agent to any Lender. For the purposes of this Section, “Information” means all information received from the Borrower, or from any of its Affiliates, representatives or advisors on behalf of the Borrower, relating to the Borrower or its business (including, for the avoidance of doubt, the DQ List), other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower, or by any of its Affiliates, representatives or advisors on behalf of the Borrower and other than customary information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
(a)EACH LENDER AND ISSUING BANK ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 10.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(b)ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS RELATED PARTIES OR ITS SECURITIES. ACCORDINGLY, EACH LENDER AND ISSUING BANK REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
Section X.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

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Section X.14 No Advisory or Fiduciary Responsibility. In connection with all aspects of each Transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Agents, Issuing Bank, the Arrangers and the Lenders are arm’s-length commercial transactions between such Loan Party and its Affiliates, on the one hand, and the Agent, Issuing Bank, the Arrangers and the Lenders, on the other hand, (B) such Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the Transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Agents, Issuing Bank, the Arrangers and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its subsidiaries, or any other Person and (B) none of any Agent, Issuing Bank, the Arrangers or any Lender has any obligation to any Loan Party or any of its Affiliates with respect to the Transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, Issuing Bank, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Loan Party and its Affiliates, and neither any Agent, Issuing Bank, the Arrangers nor any Lender has any obligation to disclose any of such interests to such Loan Party or its Affiliates. The Borrower, on behalf of itself and each of its Subsidiaries and Affiliates, agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Administrative Agent, Issuing Bank, any Arranger or any Lender, on the one hand, and the Borrower, any of its Subsidiaries, or their respective equityholders or Affiliates, on the other. The Borrower agrees that it will not assert any claim against any Agent, Issuing Bank or any Lender based on an alleged breach of agency or fiduciary duty by any such Agent, Issuing Bank or Lender in connection with this Agreement and the transactions contemplated hereby.
Section X.15 Counterparts; Integration; Effectiveness, Electronic Execution.
(a)This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, the Agreement Among Lenders and any separate letter agreements with respect to fees payable by the Borrower or any other Loan Party constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(b)Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each, an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative

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Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each other Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the other Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
Section X.16 USA PATRIOT Act and Beneficial Ownership. Each Lender (which term shall for the purposes of this Section include Issuing Bank) that is subject to the requirements of the USA Patriot Act and/or the Beneficial Ownership Regulation and the Administrative Agent (for itself and not on behalf of any Lenders) hereby notifies each Loan Party that pursuant to the requirements of the USA Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name, address and tax information number of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA Patriot Act and the Beneficial Ownership Regulation. Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and the Beneficial Ownership Regulation.
Section X.17 Release of Liens and Guarantors.
(a)In the event that all the Equity Interests in any Guarantor are sold, transferred or otherwise disposed of to a Person other than the Borrower or its Restricted Subsidiaries in a transaction permitted under this Agreement or a Guarantor is designated as an Unrestricted Subsidiary in compliance with this Agreement, the Administrative Agent shall, at the Borrower’s expense, promptly take such action and execute such documents as the Borrower may reasonably request to terminate the Guaranty of such Guarantor, and all securities interests and Liens created by the Collateral Documents in the Collateral owned by such Guarantor shall automatically be released.

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(b)Upon termination of the aggregate Commitments, payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been made and Obligations under or in respect of Secured Swap Agreements or Cash Management Services) under any Loan Document and so long as all Letters of Credit have expired or been terminated (unless such Letters of Credit have been (i) cash collateralized in an amount equal to 103% of Letter of Credit Usage at such time on terms reasonably satisfactory to Issuing Bank, (ii) backstopped by a letter of credit in form, amount and substance and by an institution reasonably satisfactory to Issuing Bank or (iii) deemed reissued under another facility reasonably acceptable to Issuing Bank), the Liens securing the obligations under the Loan Documents shall be automatically released.
(c)[Reserved].
(d)Obligations of any Loan Party under any Secured Cash Management Agreement or Secured Swap Agreement shall be secured and guaranteed under the Loan Documents only to the extent that, and for so long as, the Obligations are so secured and guaranteed. No Person shall have any voting rights under any Loan Document solely as a result of the existence of obligations owed to it under any Secured Swap Agreement or Secured Cash Management Agreement. For the avoidance of doubt, no release of Collateral or Guarantors effected in the manner permitted by this Agreement shall require the consent of any holder of obligations under any Secured Swap Agreements or any Secured Cash Management Agreements.
(e)In connection with any termination or release pursuant to this Section 10.17, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release so long as the Borrower or the applicable Loan Party shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request in order to demonstrate compliance with this Agreement (including a certification that the applicable transaction was consummated in compliance with the Loan Documents) (and the Lenders hereby authorize the Agents to rely on such certifications in performing their obligations under this Section 10.17).
(f)Each of the Lenders and Issuing Bank irrevocably authorizes the Administrative Agent to provide any release or evidence of release, termination or subordination contemplated by this Section 10.17.
(g)The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of any Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
Section X.18 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(A)a reduction in full or in part or cancellation of any such liability;

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(B)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(C)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section X.19 Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.
(a)The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.
Section X.20 Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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Section X.21 Keepwell. The Borrower hereby absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under its Guaranty in respect of any Swap Obligation (provided, however, that the Borrower shall only be liable under this Section 10.21 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.21 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Borrower under this Section 10.21 shall remain in full force and effect until the payment in full and discharge of the Secured Obligations. The Borrower intends that this Section 10.21 constitute, and this Section 10.21 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
Section X.22 Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to

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or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation of exercise or any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
DROPBOX, INC.,
as Borrower

By: /s/ Tim Regan____________________
Name: Tim Regan
Title: Chief Financial Officer

DROPBOX HOLDING, LLC
as Guarantor

By: /s/ Tim Regan____________________
Name: Tim Regan
Title: Chief Executive Officer
[Signature Page to Credit and Guaranty Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent

By: /s/ Joseph B. Feil____________ _
Name: Joseph B. Feil
Title: Vice President

[Signature Page to Credit and Guaranty Agreement]

BLACKSTONE SECURED LENDING FUND, as a Lender
By: Blackstone Credit BDC Advisors LLC,
an investment advisor

By: /s/ Marisa Beeney ____________
Name: Marisa Beeney
Title: Authorized Signatory

BLACKSTONE PRIVATE CREDIT FUND, as
a Lender
By: Blackstone Credit BDC Advisors LLC,
an investment advisor

By: /s/ Marisa Beeney ____________
Name: Marisa Beeney
Title: Authorized Signatory

BLACKSTONE CREDIT SERIES FUND-C
LP, as a Lender
By: Blackstone Credit Series Fund-C Associates
LLC, its general partner

By: /s/ Marisa Beeney ____________
Name: Marisa Beeney
Title: Authorized Signatory

EMERALD DIRECT LENDING 3 LP, as
Lender By: Blackstone Private Credit Strategies
LLC, its investment advisor

By: /s/ Marisa Beeney ____________
Name: Marisa Beeney
Title: Authorized Signatory

2
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EMERALD ALTERNATIVE CREDIT
ADVISORS LP, as a Blackstone Representative

By: /s/ Marisa Beeney ____________
Name: Marisa Beeney
Title: Authorized Signatory

3
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BXD SERIES PROGRAM I LEVERED INVESTOR ASSETCO LP, as a Lender
By: Blackstone Senior Direct Lending ICAV GP LLC, its general partner

By: /s/ John Hamrock_________
Name: John Hamrock
Title: Manager

BXD MAGNOLIA SERIES SPV LP, as a Lender

By: Blackstone Senior Direct Lending Magnolia GP LLC, its general partner
By: BXD Series Program I Levered Investor AssetCo LP, its manager
By: Blackstone Senior Direct Lending ICAV GP LLC, its general partner

By: /s/ John Hamrock_________
Name: John Hamrock
Title: Manager

BXD SERIES PROGRAM I UNLEVERED INVESTOR ASSETCO LP, as a Lender

By: Blackstone Senior Direct Lending ICAV GP LLC, its general partner

By: /s/ John Hamrock_________
Name: John Hamrock
Title: Manager

BXD SERIES PROGRAM I CURRENCY INVESTOR ASSETCO LP, as a Lender

4
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By: Blackstone Senior Direct Lending ICAV GP LLC, its general partner

By: /s/ John Hamrock_________
Name: John Hamrock
Title: Manager
BLACKSTONE HOLDINGS FINANCE CO L.L.C., as a Lender

By: /s/ Eric Liaw_________
Name: Eric Liaw
Title: Senior Managing Director and Treasurer

5
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MIZUHO CAPITAL MARKETS LLC, a Delaware limited liability company, as a Lender

By: Mizuho Securities USA LLC, in its capacity as manager

By: /s/ Michael Kowal________________
Name: Michael Kowal
Title: Managing Director
[Signature Page to Credit and Guaranty Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Issuing Bank and a Lender

By: /s/ Matt J. Perrizo______________
Name: Matt J. Perrizo
Title: Managing Director

[Signature Page to Credit and Guaranty Agreement]

Exhibit A
[FORM OF]
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [NAME OF ASSIGNOR] (the “Assignor”) and [NAME OF ASSIGNEE] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit and Guaranty Agreement identified below (as amended, restated, amended and restated, supplemented, extended and/or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other rights of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	_______________________________________________ [Assignor [is] [is not] a Defaulting Lender]
2.	Assignee:	_______________________________________________ [and is an Affiliate/Approved Fund of [identify Lender]]
3.	Borrower:	Dropbox, Inc., a Delaware corporation (the “Company”)
4.	Administrative Agent:	Wilmington Trust, National Association (“Wilmington Trust”), as administrative agent under the Credit Agreement (the “Administrative Agent”)
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5.	Credit Agreement:
Credit and Guaranty Agreement, dated as of December 11, 2024 (as it may be amended, restated, amended and restated, modified, extended and/or supplemented from time to time, the “Credit Agreement”), among the Company, the Guarantors party thereto from time to time, the Lenders party thereto from time to time, the Issuing Banks party thereto from time to time, the Administrative Agent and Wilmington Trust, as collateral agent.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
Initial Term Loans	$	$	%
Delayed Draw Term Loans	$	$	%
Effective Date:______________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
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Name:
Title:

[Consented to and]3 Accepted:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

[Consented to:

DROPBOX, INC.,
as Borrower

By:
Name:
Title:]4
3 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
4 To be added only if the consent of the Company is required by the terms of the Credit Agreement.
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Annex I
Exhibit A
DROPBOX, INC. CREDIT AGREEMENT
Standard Terms and Conditions for
Assignment and Assumption
ARTICLE I    Representations and Warranties.
Section I.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
Section I.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received and/or had the opportunity to review a copy of the Credit Agreement to the extent it has in its sole discretion deemed necessary, together with copies of the most recent financial statements delivered pursuant to Section 5.1(a) and 5.1(b) thereof (or, prior to the first such delivery, the financial statements referred to in Section 3.4(a) thereof), as applicable, and such other documents and information as it has in its sole discretion deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vi) attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; (b) agrees that it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (c) appoints and authorizes each of the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to or otherwise conferred upon the Administrative Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
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ARTICLE II    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.
ARTICLE III    Effect of Assignment. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent of the Assigned Interest and as provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (ii) the Assignor shall, to the extent as provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents to the extent of the Assigned Interest.
ARTICLE IV    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other means of electronic imaging shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
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EXHIBIT B
[FORM OF]
BORROWING REQUEST
Wilmington Trust, National Association, as Administrative Agent
for the Lenders party to the Credit Agreement
referred to below

1100 North Market Street
Wilmington, DE 19801
Attention: Joseph B. Feil
Email: jfeil@wilmingtontrust.com
[Date]
Ladies and Gentlemen:
The undersigned, Dropbox, Inc., a Delaware corporation (the “Borrower”), refers to the Credit and Guaranty Agreement, dated as of December 11, 2024 (as it may be amended, restated, amended and restated, modified, extended and/or supplemented from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), among the Borrower, the Guarantors party thereto from time to time, the Lenders party thereto from time to time, the Issuing Banks party thereto from time to time, and you, as Administrative Agent and Collateral Agent, and hereby gives you notice, [irrevocably,] pursuant to Section 2.5 of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.5 of the Credit Agreement:
(i)The Business Day of the Proposed Borrowing is _____________________, 20__.1
(ii)The Proposed Borrowing is to consist of [Initial Term Loans][Delayed Draw Term Loans] [Incremental Term Loans].
(iii)The aggregate principal amount of the Proposed Borrowing is [               ]2.
1 Shall be a Business Day (a) at least one Business Day in the case of ABR Loans and at least three Business Days in the case of Term Benchmark Loans, in each case, after the date hereof, (b) at least six Business Days in the case of Delayed Draw Term Loans and (c) at least five Business Days in the case of RFR Loans, provided that any such notice shall be deemed to have been given on a certain day only if given before 12 Noon (New York City time) in the case of ABR Loans or before 11:00 a.m. (New York City time) in the case of Term Benchmark Loans or RFR Loans, on such day.
2 Such amount to be stated in dollars. The minimum amount for (i) ABR Loans, (ii) Term Benchmark Loans or (iii) RFR Loans is $5,000,000.
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(iv)The Proposed Borrowing is to consist of [ABR Loans] [Term Benchmark Loans] [RFR Loans].
(v)[The initial Interest Period for the Proposed Borrowing is [one/ three/six months].]3
(vi)[The location and number of the account or accounts of the Borrower to which funds are to be disbursed is as follows:
[Insert location and number of the account(s)]
The undersigned hereby certifies that the following statements will be true on the date of the Proposed Borrowing:
(a)the representations and warranties of the Borrower set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (other than to the extent qualified by materiality or “Material Adverse Effect”, in which case, such representations and warranties are true and correct in all respects) on and as of the date of the Proposed Borrowing, except that (i) for purposes of this Borrowing Request, the representations and warranties contained in Section 3.4(a) of the Credit Agreement shall be deemed to refer (after the first delivery thereof) to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.1 of the Credit Agreement and (ii) to the extent that such representations and warranties specifically refer to an earlier date, they were true and correct in all material respects (other than to the extent qualified by materiality or “Material Adverse Effect”, in which case, such representations and warranties were true and correct in all respects) as of such earlier date;
(b)at the time of and immediately after giving effect to the Proposed Borrowing, no Default or Event of Default has occurred and is continuing; and
(c)[at the time of such Proposed Borrowing, the Borrower’s Consolidated Secured Leverage Ratio shall not exceed 3.00 to 1.00 (to be calculated after giving pro forma effect to such Credit Extension and the use of proceeds thereof, as of the last day of the most recently ended four fiscal quarter period for which financial statements have been or are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b)), as reflected in the computations attached hereto as Annex 1.]4
[This Borrowing Request, and the Borrowing contemplated thereby, are expressly conditioned upon the receipt by the Borrower of approval of the Proposed Borrowing by the debt committee (“Committee”) of its board of directors at that certain meeting of such Committee on or about December 10, 2024, and may be revoked or delayed by the Borrower (by providing written notice to the Administrative Agent, including via email) no later than 2:00 p.m. (New
3 To be included for a Proposed Borrowing of Term Benchmark Loans or RFR Loans.
4 To be included for any Credit Extension in respect of Delayed Draw Term Loans.
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York time) one Business Day prior to the Closing Date if such approval is not obtained by such time.]5
[Signature Page Follows]
5 To be included for a Proposed Borrowing of Initial Term Loans.
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The Borrower has caused this Borrowing Request to be executed and delivered by its duly authorized officer as of the date first written above.
Very truly yours,

DROPBOX, INC.

By:
Name:
Title:

[Signature Page to Borrowing Request]

EXHIBIT C
[FORM OF]
INTEREST ELECTION REQUEST
Wilmington Trust, National Association, as Administrative Agent
for the Lenders party to the
Credit Agreement referred to below
1100 North Market Street
Wilmington, DE 19801
Attention: Joseph B. Feil
Email: jfeil@wilmingtontrust.com
[Date]
Ladies and Gentlemen:
The undersigned, Dropbox, Inc., a Delaware corporation (the “Borrower”), refers to the Credit and Guaranty Agreement, dated as of December 11, 2024 (as it may be amended, restated, amended and restated, modified, extended and/or supplemented from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), among the Borrower, the Guarantors party thereto from time to time, the Lenders party thereto from time to time, the Issuing Banks party thereto from time to time, and you, as Administrative Agent and Collateral Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.7 of the Credit Agreement, that the undersigned hereby requests to [convert][continue] the Borrowing of Loans referred to below, and in that connection sets forth below the information relating to such [conversion][continuation] (the “Proposed [Conversion][Continuation]”) as required by Section 2.7 of the Credit Agreement:
(i)The Proposed [Conversion][Continuation] relates to the Borrowing of Loans originally made on _______________ ____, 20__ (the “Outstanding Borrowing”) in the principal amount of $__________________ and currently maintained as a Borrowing of [ABR Loans][Term Benchmark Loans with an Interest Period ending on , ____][RFR Loans].
(ii)The    effective date of the Proposed [Conversion] [Continuation] is _________________________, _____1.
(iii)The Outstanding Borrowing shall be [continued as a Borrowing of Term Benchmark Loans with an Interest Period of [one/three/six months]][converted into a
1 Shall be a Business Day before 11:00 a.m. (New York City time) at least one Business Day in the case of ABR Loans and at least three Business Days in the case of Term Benchmark Loans and RFR Loans, in each case, after the date hereof.
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Borrowing of [ABR Loans][Term Benchmark Loans] [RFR Loans] with an Interest Period of [one/three/six months]]].2
[The undersigned hereby certifies that no Event of Default has occurred and will be continuing on the date of the Proposed [Conversion][Continuation]].3
[Signature Page Follows]
2 In the event that either (x) only a portion of the Outstanding Borrowing is to be so converted or continued or (y) the Outstanding Borrowing is to be divided into separate Borrowings with different Interest Periods, the Borrower should make appropriate modifications to this clause to reflect the same.
3 In the case of a Proposed Conversion or Continuation, insert this sentence only in the event that the conversion is from an ABR Loan to a Term Benchmark Loan or RFR Loan or in the case of a continuation of a Term Benchmark Loan or RFR Loan.
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The Borrower has caused this Interest Election Request to be executed and delivered by its duly authorized officer as of the date first written above.
Very truly yours,

DROPBOX, INC.

By:
Name:
Title:
[Signature Page to Interest Election Request]

EXHIBIT D
[FORM OF]
TERM LOAN NOTE
New York, New York
____________________ __, ____
FOR VALUE RECEIVED, DROPBOX, INC., a corporation organized and existing under the laws of the State of Delaware (the “Borrower”), hereby promises to pay to ____________________ or its registered assigns (the “Lender”), in dollars, in immediately available funds, at the office of WILMINGTON TRUST, NATIONAL ASSOCIATION as administrative agent (the “Administrative Agent”) located at 1100 North Market Street, Wilmington Trust, Delaware 19801 on the Maturity Date (as defined in the Credit Agreement referred to below) the unpaid principal amount of all Loans (as defined in the Credit Agreement) made by the Lender to the Borrower pursuant to the Credit Agreement, payable at such times and in such amounts as are specified in the Credit Agreement.
The Borrower promises also to pay to the Lender interest on the unpaid principal amount of each Loan incurred by the Borrower from the Lender in like money at said office from the date such Loan is made until paid at the rates and at the times provided in Section 2.12 of the Credit Agreement.
This Note is one of the Term Loan Notes referred to in the Credit and Guaranty Agreement, dated as of December 11, 2024 (as it may be amended, restated, amended and restated, modified, extended and/or supplemented from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), among the Borrower, the Guarantors party thereto from time to time, the Lenders party thereto from time to time, the Issuing Banks party thereto from time to time and Wilmington Trust, National Association, as Administrative Agent and Collateral Agent, and is entitled to the benefits thereof and of the other Loan Documents (as defined in the Credit Agreement). As provided in the Credit Agreement, this Note is subject to voluntary prepayment, in whole or in part, prior to the Maturity Date and the Loans may be converted from one Type (as defined in the Credit Agreement) into another Type to the extent provided in the Credit Agreement.
In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.
The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.
THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
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DROPBOX, INC.,
as Borrower

By:
Name:
Title:
[Signature Page to Term Loan Note]

EXHIBIT E
[FORM OF]
SECURITY AGREEMENT
[(Provided separately)]
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EXHIBIT F
[FORM OF]
COMPLIANCE CERTIFICATE
This Compliance Certificate is delivered to you pursuant to Section 5.1(c) of the Credit and Guaranty Agreement, dated as of December 11, 2024 (as it may be amended, restated, amended and restated, modified, extended and/or supplemented from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Dropbox, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto from time to time, the Lenders party thereto from time to time, the Issuing Banks party thereto from time to time, and Wilmington Trust, National Association, as Administrative Agent and Collateral Agent.
(A.I am the duly elected, qualified and acting [Chief Financial Officer][Principal Accounting Officer][Treasurer][Controller] of the Borrower.
(B.I have reviewed and am familiar with the contents of this Certificate. I am providing this Compliance Certificate solely in my capacity as an officer of the Borrower.
(C.I have reviewed the terms of the Credit Agreement and the other Loan Documents. The financial statements for the fiscal [quarter][year] of the Borrower ended [ ò ] attached hereto as ANNEX 1 or otherwise delivered to the Administrative Agent pursuant to the requirements of Section 5.1 of the Credit Agreement (the “Financial Statements”) present fairly in all material respects as of the date of each such statement the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied[, subject to normal year-end audit adjustments and the absence of footnotes]1. No Default has occurred and is continuing as of the date hereof[, except for __________________,]2. There has been no change in GAAP or in the application thereof applicable to the Borrower and its consolidated Subsidiaries since the date of the audited financial statements referred to in Section 3.4 of the Credit Agreement that has had an impact on the Financial Statements [, except for ________________, the effect of which on the Financial Statements has been [_______________]]3.
(D.[Attached hereto as ANNEX 2 are the computations showing (in reasonable detail) computations of (a) Consolidated Leverage Ratio and (b) Consolidated Secured Leverage Ratio, in each case, as of the last day of the most recently ended four consecutive fiscal quarters covered by the Financial Statements.]4
1 To be included only if the Compliance Certificate is certifying the quarterly financials.
2 Specify the details of any Default, if any, and any action taken or proposed to be taken with respect thereto.
3 If and to the extent that any change in GAAP that has occurred since the date of the audited financial statements referred to in Section 3.4 of the Credit Agreement had an impact on such financial statements, specify the effect of such change on the financial statements accompanying this Compliance Certificate.
4 To be included only if the Consolidated Secured Leverage Ratio as of the last day of the most recently ended four consecutive fiscal quarters covered by the Financial Statements exceeds 2.00 to 1.00.
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(E.[Borrower hereby notifies the Administrative Agent that it elects to cause the last day of the fiscal quarter of Borrower ended [ ò ] to be an ECF Period End Date.]5 [Attached hereto as ANNEX 3 are the computations showing (in reasonable detail) computations of (i) Excess Cash Flow for the [fiscal year covered by the Financial Statements]6/[applicable Excess Cash Flow Period]7 and (ii) Consolidated Secured Leverage Ratio for the four (4) fiscal quarter period ending as of the last day of such [fiscal year covered by the Financial Statements]8/[Excess Cash Flow Period]].9
5 Commencing with the fiscal quarter ending March 31, 2027, to be included if Borrower elects to cause one of the first three fiscal quarters of a fiscal year to be an ECF Period End Date in order to calculate Excess Cash Flow for purposes of Section 2.10(b)(iii).
6 To be included for fiscal years ending December 31, 2025 and December 31, 2026, and for each fiscal year thereafter during which Borrower did not elect for the end of a fiscal quarter during such fiscal year to be an ECF Period End Date.
7 To be included only if the Compliance Certificate is certifying (i) the annual financials or (ii) the quarterly financials for a fiscal quarter that Borrower elects to be an ECF Period End Date in order to calculate Excess Cash Flow for purposes of Section 2.10(b)(iii).
8 To be included for fiscal years ending December 31, 2025 and December 31, 2026, and for each fiscal year thereafter during which Borrower did not elect for the end of a fiscal quarter during such fiscal year to be an ECF Period End Date.
9 To be included only if the Compliance Certificate is certifying (i) the annual financials or (ii) the quarterly financials for a fiscal quarter that Borrower elects to be an ECF Period End Date in order to calculate Excess Cash Flow for purposes of Section 2.10(b)(iii).
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IN WITNESS WHEREOF, I have executed this Compliance Certificate as of the date first written above.
DROPBOX, INC.,
as Borrower

By:
Name:
Title:
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ANNEX 1
[Financial Statements to be attached, if applicable]

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ANNEX 2
The information described herein is as of [__, ____]10 (the “Computation Date”) and, except as otherwise indicated below, pertains to the period from [the Effective Date][                         ,     ]11 to the Computation Date (the “Relevant Period”).

Consolidated Leverage Ratio
a.	Consolidated Funded Debt as at the Computation Date	$_____
b.	Consolidated Adjusted EBITDA for the Relevant Period ended on the Computation Date[12]	$_____
c	Ratio of line a. to line b.	_____:1.00

Consolidated Secured Leverage Ratio
a.	Consolidated Funded Debt (excluding any Consolidated Funded Debt that is unsecured) as at the Computation Date	$_____
b.	Consolidated Adjusted EBITDA for the Relevant Period ended on the Computation Date	$_____
c	Ratio of line a. to line b.	_____:1.00

10 Insert the last day of the respective fiscal quarter or fiscal year covered by the financial statements which are required to be accompanied by this Compliance Certificate.
11 Insert the Effective Date, in the case of the first Compliance Certificate and thereafter, the first day of the most recently completed four consecutive fiscal quarters of the Borrower ended on the Computation Date.
12 Attach hereto in reasonable detail the calculations required to arrive at Consolidated Adjusted EBITDA.
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ANNEX 3
The information described herein is as of [__, ____] (the “ECF Period End Date”) and, except as otherwise indicated below, pertains to the period from [                         ,     ] to the ECF Period End Date (the “Excess Cash Flow Period”)
Excess Cash Flow[13,14,15]

a.	Consolidated Net Income for the Excess Cash Flow Period ended on the Computation Date	$_____
b.	the amount of all cash gains excluded in arriving at Consolidated Net Income	$_____
c.	the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income (excluding any such non-cash charge to the extent that it represents an accrual or reserve for a potential cash charge in any future fiscal period or amortization of a prepaid cash gain that was paid in a prior fiscal period)	$_____
d.	the amount of the decrease, if any in Consolidated Working Capital for such period (except as a result of the reclassification of items from short-term to long-term or vice versa)	$_____
e.	the amount of all non-cash credits and non-cash gains included in arriving at such Consolidated Net Income	$_____
f.	to the extent not already deducted in arriving at Consolidated Net Income, capital expenditures (including any capitalized software and development costs, if any) made by the Borrower and its Restricted Subsidiaries in cash during such period, in each case, except to the extent funded by the incurrence of long-term Indebtedness or from equity contributions made to, or Equity Interests issued by, the Borrower	$_____
g.
Investments permitted pursuant to Section 6.7(c), (e), (g), (p), (q) or (r) made by the Borrower and its Restricted Subsidiaries in cash during such period, in each case, except to the extent funded by the incurrence of long-term Indebtedness or from equity contributions made to, or Equity Interests issued by, the Borrower
$_____
13 Insert the last day of the respective fiscal quarter or fiscal year covered by the financial statements which are required to be accompanied by this Compliance Certificate.
14 Insert the first day following the end of the immediately preceding Excess Cash Flow Period.
15 Include for (a) each fiscal year of Borrower and (b) each fiscal quarter of Borrower for which Borrower has delivered written notice to Administrative Agent that it elects to cause the last day of such fiscal quarter to be an ECF Period End Date.
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h.
to the extent not already deducted in arriving at Consolidated Net Income, the aggregate amount of all regularly scheduled principal payments of Consolidated Total Debt (including, without limitation, the Term Loans and any finance lease obligations) made by the Borrower and its Restricted Subsidiaries in cash during such period (other than in respect of any revolving credit facility unless there is an equivalent permanent reduction in commitments thereunder), in each case, except to the extent funded by the incurrence of long-term Indebtedness or from equity contributions made to the Borrower
$_____
i.	to the extent not already deducted in arriving at Consolidated Net Income, the aggregate amount of any mandatory prepayments of Consolidated Total Debt (including, without limitation, the Term Loans) made by the Borrower and its Restricted Subsidiaries in cash during such period (other than in respect of any revolving credit facility unless there is an equivalent permanent reduction in commitments thereunder), in each case, due to an Asset Sale or other disposition to the extent resulting in an increase to such Consolidated Net Income, except to the extent funded by the incurrence of long-term Indebtedness or from equity contributions made to the Borrower	$_____
j.	to the extent not already deducted in arriving at Consolidated Net Income, the amount of all fees (including any placement fees, bankers fees, arranger fees and other financing fees) and expenses paid by the Borrower and its Restricted Subsidiaries in cash during such period in connection with the Transactions, the incurrence of any Indebtedness permitted hereunder (including Permitted Convertible Indebtedness), including any amendment, modification, restructuring or refinancing thereof, any Permitted Call Spread Transaction, the offering of any Equity Interests by the Borrower, any acquisition, investment or disposition transactions and any transfer or license of any Intellectual Property or intellectual property rights by the Borrower or any of its Subsidiaries to any Subsidiary of the Borrower, in each case whether or not completed	$_____
k.	to the extent not already deducted in arriving at Consolidated Net Income, cash expenditures made in respect of Swap Agreements, except to the extent funded by the incurrence of long-term Indebtedness or from equity contributions made to the Borrower	$_____
US-DOCS\155550218.16

l.	payments by the Borrower and the Restricted Subsidiaries during such period in cash in respect of (x) long-term liabilities of the Borrower and the Restricted Subsidiaries (other than Indebtedness), to the extent not already deducted from Consolidated Net Income or (y) non-cash charges incurred in a prior period, in each case, except to the extent funded by the incurrence of long-term Indebtedness or from equity contributions made to the Borrower	$_____
m.	to the extent not already deducted in arriving at Consolidated Net Income, the aggregate amount of any premium, make-whole or penalty payments paid by Borrower and its Restricted Subsidiaries in cash in connection with any prepayments of Consolidated Total Debt, except to the extent funded by the incurrence of long-term Indebtedness or from equity contributions made to the Borrower	$_____
n.	to the extent not already deducted in arriving at Consolidated Net Income, the amount of any earnouts or other deferred or contingent payments or release of any purchase price holdbacks paid in cash during such period in connection with Acquisitions, in each case, except to the extent funded by the incurrence of long-term Indebtedness or from equity contributions made to, or Equity Interests issued by, the Borrower	$_____
o.	the amount of any other cash charges or losses not already deducted in arriving at such Consolidated Net Income;	$_____
p.	the amount of any tax impact of repatriation of any offshore cash;	$_____
q.	the amount of the increase, if any, in Consolidated Working Capital for such period (except as a result of the reclassification of items from short-term to long-term or vice versa)	$_____
j.	The difference of (x) the sum of lines a. through d. minus (y) the sum of lines e. through q.	$_____
Consolidated Secured Leverage Ratio
a.	Consolidated Funded Debt (excluding any Consolidated Funded Debt that is unsecured) as at the Computation Date	$_____
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b.	Consolidated Adjusted EBITDA for the Relevant Period ended on the Computation Date	$_____
c	Ratio of line a. to line b.	_____:1.00
US-DOCS\155550218.16

EXHIBIT G
[Reserved]
US-DOCS\155550218.16

EXHIBIT H
[FORM OF]
COUNTERPART AGREEMENT
This Counterpart Agreement, dated [               ] (this “Counterpart Agreement”) is delivered pursuant to that certain the Credit and Guaranty Agreement, dated as of December 11, 2024 (as it may be amended, restated, amended and restated, modified, extended and/or supplemented from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), among Dropbox, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto from time to time, the Lenders party thereto from time to time, the Issuing Banks party thereto from time to time and Wilmington Trust, National Association, as Administrative Agent and Collateral Agent.
Section 1.Pursuant to Section 5.10 of the Credit Agreement, the undersigned hereby:
(a)agrees that this Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Credit Agreement and agrees to be bound by all of the terms thereof;
(b)represents and warrants that each of the representations and warranties set forth in the Credit Agreement and each other Loan Document and applicable to the undersigned is true and correct in all material respects as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or “Material Adverse Effect” in the text thereof;
(c)agrees, subject to Section 7.11 of the Credit Agreement, to irrevocably and unconditionally guaranty to the Administrative Agent for the ratable benefit of the Secured Parties the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) and in accordance with Article VII of the Credit Agreement.
Section 2.The undersigned agrees from time to time, upon request of the Administrative Agent, to take such additional actions and to execute and deliver such additional documents and instruments as the Administrative Agent may request to effect the transactions contemplated by, and to carry out the intent of, this Counterpart Agreement. Neither this Counterpart Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Counterpart Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given pursuant to Section 10.1 of the Credit Agreement, and all for purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Counterpart Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
US-DOCS\155550218.16

THIS COUNTERPART AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. THE TERMS AND PROVISIONS OF SECTION 10.9(B) OF THE CREDIT AGREEMENT ARE INCORPORATED BY REFERENCE HEREIN AS IF FULLY SET FORTH HEREIN.
[Remainder of page intentionally left blank]

US-DOCS\155550218.16

IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.
[NAME OF SUBSIDIARY]

By:
Name:
Title: [Responsible Officer]
Address for Notices:
__________________________________________
_____________________
_____________________
Attention:
Telecopier:
with a copy to:
_____________________
_____________________
_____________________
Attention:
Telecopier:
ACKNOWLEDGED AND ACCEPTED, as of the date above first written:
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent
By:
Name:
Title:
+
US-DOCS\155550218.16

EXHIBIT I
[FORM OF]
SOLVENCY CERTIFICATE
[________________________], 2024
THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:
1.I am the [title of a Financial Officer] of Dropbox, Inc., a Delaware corporation (the “Borrower”).
2.Reference is made to Credit and Guaranty Agreement, dated as of December 11, 2024 (as it may be amended, restated, amended and restated, modified, extended and/or supplemented from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), among the Borrower, the Guarantors party thereto from time to time, the Lenders party thereto from time to time and Wilmington Trust, National Association, as Administrative Agent and Collateral Agent.
3.I have reviewed the Credit Agreement and other Loan Documents and the contents of this Solvency Certificate and, in connection herewith, have reviewed such other documentation and information and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.
4.Based upon my review and examination described in paragraph 3 above, I certify in my capacity as an officer of the Borrower and not in any individual capacity that, as of the date hereof, the Borrower is, individually and together with its Restricted Subsidiaries, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection therewith (assuming for this purpose that the full amount of the Commitments is drawn on the date hereof) will be, Solvent.
[Remainder of page intentionally left blank]

US-DOCS\155550218.16

IN WITNESS WHEREOF, the undersigned has hereunto set his/her name as of the date first above written.
DROPBOX, INC.,
as Borrower

By:
Name:
Title: [Financial Officer]

US-DOCS\155550218.11
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EXHIBIT J-1
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)
    Reference is hereby made to the Credit Agreement dated as of December 11, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), among Dropbox, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto from time to time, the Lenders party thereto from time to time, the Issuing Banks party thereto from time to time, and Wilmington Trust, National Association, as Administrative Agent and Collateral Agent.
    Pursuant to the provisions of Section 2.16(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF LENDER]

By:
    Name:
    Title:

Date:    ______________ ____, 202_

US-DOCS\155550218.16

EXHIBIT J-2
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)
    Reference is hereby made to the Credit Agreement dated as of December 11, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), among Dropbox, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto from time to time, the Lenders party thereto from time to time, the Issuing Banks party thereto from time to time, and Wilmington Trust, National Association, as Administrative Agent and Collateral Agent.
Pursuant to the provisions of Section 2.16(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.
[NAME OF PARTICIPANT]

By:
    Name:
    Title:

Date:    ______________ ____, 202_

US-DOCS\155550218.16

EXHIBIT J-3
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)
    Reference is hereby made to the Credit Agreement dated as of December 11, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), among Dropbox, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto from time to time, the Lenders party thereto from time to time, the Issuing Banks party thereto from time to time, and Wilmington Trust, National Association, as Administrative Agent and Collateral Agent.
Pursuant to the provisions of Section 2.16(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8ECI, IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.
[NAME OF PARTICIPANT]

By:
    Name:
    Title:

Date:    ______________ ____, 202_
US-DOCS\155550218.16

EXHIBIT J-4
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)
    Reference is hereby made to the Credit Agreement dated as of December 11, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), among Dropbox, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto from time to time, the Lenders party thereto from time to time and Wilmington Trust, National Association, as Administrative Agent and Collateral Agent.
Pursuant to the provisions of Section 2.16(e)of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.
[NAME OF LENDER]

By:
    Name:
    Title:

Date:    ______________ ____, 202_
US-DOCS\155550218.16

EXHIBIT K
[FORM OF]
SECURED PARTY DESIGNATION NOTICE
Wilmington Trust, National Association, as Administrative Agent
for the Lenders party to the Credit Agreement
referred to below
1100 North Market Street
Wilmington, DE 19801
Attention: Joseph B. Feil
Email: jfeil@wilmingtontrust.com
[Date]
Ladies and Gentlemen:
The undersigned, Dropbox, Inc., a Delaware corporation (the “Borrower”), refers to the Credit and Guaranty Agreement, dated as of December 11, 2024 (as it may be amended, restated, amended and restated, modified, extended and/or supplemented from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), among the Borrower, the Guarantors party thereto from time to time, the Lenders party thereto from time to time, the Issuing Banks party thereto from time to time, and you, as Administrative Agent and Collateral Agent.
Each of the Borrower and [Name of Lender Counterparty] (the “Designated Secured Party”) hereby notifies you, pursuant to the terms of the Credit Agreement, that the Designated Secured Party meets the requirements of a Lender Counterparty under the terms of the Credit Agreement and that the Borrower and the Designated Secured Party have entered into that certain [●] (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Specified Agreement”). The Borrower hereby designates the Specified Agreement as a [Secured Cash Management Services Agreement][Secured Swap Agreement] and designates the obligations under the Specified Agreement as being Secured Obligations under a [Secured Cash Management Services Agreement][Secured Swap Agreement] for purposes of the Credit Agreement and the other Loan Documents. The Designated Secured Party [is][is not] a Lender, an Agent or an Affiliate of a Lender or an Agent.
The Designated Secured Party hereby (i) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the Collateral Documents as are delegated to or otherwise conferred upon the Administrative Agent or the Collateral Agent, as applicable, by the terms thereof, together with such powers as are reasonably incidental thereto, (ii) acknowledges that it has received a copy of the Credit Agreement and the Collateral Documents, (iii) agrees to
US-DOCS\155550218.16

be bound by all of the terms and provisions of the Credit Agreement, the Collateral Documents and any intercreditor agreement applicable to a holder of the Secured Obligations under a [Secured Cash Management Services Agreement][Secured Swap Agreement] thereunder to the same extent as if it were a signatory thereto and (iv) acknowledges and agrees that (1) the Administrative Agent and the Collateral Agent shall be entitled to all of the indemnifications, exculpations and other rights and protections set forth in the Credit Agreement and the other Loan Documents (including, without limitation, those set forth in Article IX and Section 10.3 of the Credit Agreement), (2) the Administrative Agent and the Collateral Agent shall not have any duties or obligations to the Designated Secured Party, except to the extent expressly set forth in the Credit Agreement and the Collateral Documents (and subject to the provisions of Article VIII of the Credit Agreement), (3) the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under the Specified Agreement; provided, that for purposes of any application of payments by the Administrative Agent pursuant to Article VIII of the Credit Agreement, Secured Obligations arising under the Specified Agreement shall be included in the application described therein if (but only if) the Administrative Agent has received written notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may reasonably request, from the Designated Secured Party, (4) except as otherwise expressly set forth in the Credit Agreement or in any Collateral Document, the Designated Secured Party shall not have any right to notice of any action or to consent to, direct or object to any action under the Credit Agreement or under any other Loan Document or otherwise in respect of the Collateral or any Guaranty (including the release or impairment of any Collateral or Guaranty) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents, (5) no release of Liens on any Collateral effected in the manner permitted by the Credit Agreement shall require the consent of the Designated Secured Party and (6) neither the Administrative Agent nor the Collateral Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, the Secured Obligations arising under the Specified Arrangement in the case of a release of liens and guarantees in connection with the repayment in full of the Obligations under the Loan Documents (other than contingent indemnification obligations not yet due and payable) and termination of the Commitments.
Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.
THIS SECURED PARTY DESIGNATION NOTICE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
[Signature pages follow]

US-DOCS\155550218.16

A duly authorized officer of each of the undersigned has executed this notice as of the day and year set forth above.
________________________________________,
as a Designated Secured Party

By:
Name:
Title:

DROPBOX, INC.,
as Borrower

By:
Name:
Title:

US-DOCS\155550218.16

EXHIBIT L
[FORM OF]
ISSUANCE NOTICE
Reference is made to the Credit and Guaranty Agreement, dated as of December 11, 2024 (as it may be amended, restated, amended and restated, modified, extended and/or supplemented from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Dropbox, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto from time to time, the Lenders party thereto from time to time, the Issuing Banks party thereto from time to time, and Wilmington Trust, National Association, as Administrative Agent and Collateral Agent.
Pursuant to Section 2.4 of the Credit Agreement, the Borrower desires a Letter of Credit to be issued by [specify Issuing Bank] (the “Bank”) in accordance with the terms and conditions of the Credit Agreement on [       ] (the “Credit Date”) in an aggregate face amount of $[   ,    ,    ].
Attached hereto for each such Letter of Credit are the following:
(a)the stated amount of such Letter of Credit;
(b)the name and address of the beneficiary;
(c)the expiration date; and
(d)either (i) the verbatim text of such proposed Letter of Credit, or (ii) a description of the proposed terms and conditions of such Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Bank to make payment under such Letter of Credit.
The Borrower hereby certifies that:
(i)as of the Credit Date, the representations and warranties set forth in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects (other than to the extent qualified by materiality or “Material Adverse Effect”, in which case, such representations and warranties shall be true and correct in all respects) on and as of such Credit Date, except that (i) for purposes of this Issuance Notice, the representations and warranties contained in Section 3.4(a) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.1 of the Credit Agreement and (ii) to the extent that such representations and warranties specifically refer to an earlier date, they were true and correct in all material respects (other than to the extent qualified by materiality or “Material Adverse Effect”, in which case, such representations and warranties were true and correct in all respects) as of such earlier date;
US-DOCS\155550218.16

(ii)at the time of and immediately after issuing such Letter of Credit requested on the Credit Date, no Default or Event of Default has occurred and is continuing; and
(iii)on or before the Credit Date, Administrative Agent has received all other information required by this Issuance Notice and the applicable Application.
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US-DOCS\155550218.16

Date: [     ]16
DROPBOX, INC.,
as Borrower

By:
Name:
Title:

16 Notice shall be delivered at least five Business Days prior to the proposed date of issuance.
US-DOCS\155550218.16